                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-30759

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September  5, 1997)
--------------------------------------------------------------------------------

                                  $950,000,000
     AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1997-3

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                   DEPOSITOR

                                  -----------
                           ADVANTA MORTGAGE CORP. USA
                          LONG BEACH MORTGAGE COMPANY
                        OPTION ONE MORTGAGE CORPORATION
                                   SERVICERS
                                  -----------
                                      LOGO

                                    AMRESCO
                   AMRESCO Residential Securities Corporation

         The AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates, Series 1997-3 (the "Certificates") will consist of
(i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates (collectively, the "Class A Certificates"); (ii) the Class M-1F Certificates and the Class M-1A Certificates (collectively, the "Class M-1 Certificates"); (iii) the Class M-2F Certificates and the Class M-2A Certificates (collectively, the "Class M-2 Certificates" and, collectively with the Class M-1 Certificates, the "Mezzanine Certificates"); (iv) the Class B-1F Certificates and the Class B-1A Certificates (collectively, the "Class B-1 Certificates"), (v) the Class B-2F Certificates, (vi) the Class C-FIO and Class C-AIO Certificates (collectively, the "Class C-IO Certificates" and, collectively with the Mezzanine Certificates, the Class B-1 Certificates and the Class B-2F Certificates, the "Subordinate Certificates"); (vii) the Class S Certificates; (viii) the Class D Certificates; and (ix) the residual class with respect to each REMIC held by the Trust (together with the Class B-2F Certificates, the Class C-IO Certificates, the Class D Certificates and the Class S Certificates, the "Private Certificates"). Only the Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

         FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-25 AND "PREPAYMENT AND YIELD CONSIDERATIONS" BEGINNING ON PAGE S-63 HEREIN AND "RISK FACTORS"
BEGINNING ON PAGE 7 IN THE PROSPECTUS.            (Cover continued on next page)

                                  -----------
         THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                    Initial Certificate    Pass-Through        Price to        Underwriting     Proceeds to
                                     Principal Balance         Rate            Public(1)         Discount      Depositor(1)(2)
  Class A-1 Certificate               $   31,500,000           6.75%           99.984375%         0.100%         99.884375%
  Class A-2 Certificate               $   36,000,000           6.61%          100.000000%         0.125%         99.875000%
  Class A-3 Certificate               $   41,800,000           6.60%          100.000000%         0.150%         99.850000%
  Class A-4 Certificate               $   29,100,000           6.68%          100.000000%         0.200%         99.800000%
  Class A-5 Certificate               $   14,600,000           6.88%          100.000000%         0.225%         99.775000%
  Class A-6 Certificate               $   14,200,000           6.98%           99.984375%         0.250%         99.734375%
  Class A-7 Certificate               $   15,300,000           7.14%           99.968750%         0.300%         99.668750%
  Class A-8 Certificate               $   19,790,000           7.68% (3)      101.468750%         0.325%        101.143750%
  Class A-9 Certificate               $   22,480,000           6.96%          100.000000%         0.300%         99.700000%
  Class A-10 Certificate              $  554,040,000          (4)             100.000000%         0.260%         99.740000%
  Class M-1F Certificate              $   14,630,000           7.24%           99.968750%         0.300%         99.668750%
  Class M-1A Certificate              $   54,720,000          (4)             100.000000%         0.300%         99.700000%
  Class M-2F Certificate              $   11,970,000          7.47%            99.984375%         0.325%         99.659375%
  Class M-2A Certificate              $   41,040,000          (4)             100.000000%         0.325%         99.675000%
  Class B-1F Certificate              $   10,640,000          7.77%           100.000000%         0.400%         99.600000%
  Class B-1A Certificate              $   34,200,000          (4)             100.000000%         0.400%         99.600000%

---------------------
         (1) Plus accrued interest, if any, from September 1, 1997 with respect to the Fixed Rate Group Certificates.
         (2)  Before deducting expenses, estimated to be $425,000.
         (3) The Class A-8 Pass-Through Rate is subject to adjustment on the Step Up Date as described herein.
         (4) The Pass-Through Rate on each Class of the Adjustable Rate Group Certificates is adjustable based on one month LIBOR as described herein.

                                  -----------

         The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, S.A. and the Euroclear System on or about September 17, 1997. The Offered Certificates will be offered in Europe and the United States of America.

---------
MORGAN STANLEY DEAN WITTER
              CREDIT SUISSE FIRST BOSTON
                                 LEHMAN BROTHERS
                                              PRUDENTIAL SECURITIES INCORPORATED

--------------------------------------------------------------------------------
         The date of this Prospectus Supplement is September 5 1997.

(Cover continued from previous page)

         The Certificates represent undivided ownership interests in two pools (each, a "Mortgage Loan Group") of fixed and adjustable rate mortgage loans (the "Mortgage Loans") held by AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-3 (the "Trust"). The Class A-1 through Class A-9, Class M-1F, Class M-2F, Class B-1F, Class B-2F and Class C-FIO Certificates (collectively, the "Fixed Rate Group Certificates") will represent undivided ownership interests in the Mortgage Loans in the Fixed Rate Group and the respective Pre-Funding Account (as defined herein) solely. The Class A-10, Class M-1A, Class M-2A, Class B-1A and Class C-AIO Certificates (collectively, the "Adjustable Rate Group Certificates") will represent undivided ownership interests in the Mortgage Loans in the Adjustable Rate Group and the respective Pre-Funding Account solely. The Mortgage Loans are secured by first and second lien mortgages or deeds of trust. The Offered Certificates also represent an undivided ownership interest in all monies due under the respective Mortgage Loans after September 1, 1997 (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans (the "Mortgaged Properties"), funds on deposit in certain trust accounts, and certain other property.

         The Class M-1 Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates to the extent described herein. The Class M-2 Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates and the related Class M-1 Certificates to the extent described herein. The Class B-1 Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates and the related Mezzanine Certificates to the extent described herein. The Class B-2F Certificates issued with respect to the Fixed Rate Group are subordinate in right of distribution to the related Class A Certificates, the related Mezzanine Certificates and the Class B-1F Certificates to the extent described herein. The Class C-IO Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates, the related Mezzanine Certificates , the related Class B-1 Certificates and, with respect to the Fixed Rate Group Certificates, the Class B-2F Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Fixed Rate Group will equal 15.50% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates and the initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Adjustable Rate Group will equal 19.00% of the initial aggregate Certificate Principal Balance of the Adjustable Rate Group Certificates.

         The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of September 1, 1997, among the Depositor, AMRESCO Residential Capital Markets, Inc., as Seller (the "Seller"), the Servicers and The Bank of New York, as Trustee (the "Trustee").

         The Pooling and Servicing Agreement provides that additional Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor from time to time on or before October 31, 1997 from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one of the Mortgage Loan Groups. On the Closing Date aggregate cash amounts of approximately $37,500,000 and $99,800,000 will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Mortgage Loans for the Fixed Rate Group and the Adjustable Rate Group, respectively.

         The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Offered Certificates--Book-Entry Registration of the Offered Certificates" herein.

         Distributions of interest will be made to the Owners of the Certificates on the 25th day of each month (or, if such day is not a business day, the next business day) beginning October 27, 1997 (each such date, a "Payment Date"). To the extent available, interest will be passed through on each Payment Date to the Owners of the Offered Certificates based on the related Certificate Principal Balance (as defined herein), and at the rate applicable to the related Class of the Offered Certificates (each, a "Pass-Through Rate"). The Pass-Through Rate for each Class of the Adjustable Rate Group Certificates adjusts monthly based upon One-Month LIBOR (as defined herein) or as otherwise described herein. Distributions of principal in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein.

         Except as described further herein, only the Class A Certificates may be acquired by Plans (as defined herein). See "ERISA Considerations" herein.

         The yield to investors on the Offered Certificates sold at prices other than par, may be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans in the related Mortgage Loan Group, which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         The Trust will make one or more elections to treat certain assets thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein, all Classes of the Offered Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

                              --------------------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 5, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

                               REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Offered Certificates. So long as any Offered Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Offered Certificates in accordance with its procedures. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                                    PAGE
                                                                                                                    ----
SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
THE PORTFOLIO OF MORTGAGE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
    Underwriting Guidelines   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
    Prepayment Penalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
    Representations Relating to the Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
    The Servicers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
THE MORTGAGE LOAN POOLS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
    Initial Mortgage Loans -- Fixed Rate Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
    Initial Mortgage Loans -- Adjustable Rate Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
    Conveyance of Subsequent Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
PREPAYMENT AND YIELD CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
    Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
    Prepayment and Yield Scenarios for Offered Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
    Payment Lag Feature of Fixed Rate Group Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
THE ORIGINATORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
FORMATION OF THE TRUST AND TRUST PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
DESCRIPTION OF THE OFFERED CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
    Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
    Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-75
    Pre-Funding Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77
    Capitalized Interest Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-78
    Calculation of One-Month LIBOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-78
    Book Entry Registration of the Offered Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-78
    Assignment of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
OTHER CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
    Subordination of Subordinate Certificates and Certain of the Private Certificates   . . . . . . . . . . . . . .  S-82
    Application of Realized Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
    Application of Monthly Excess Cashflow Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-84
THE POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
    Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations   . . .  S-87
    Assignment of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
    Servicing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
    Removal and Resignation of a Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93
    Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94
    Removal of Trustee for Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
    Termination of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
    Auction Sale; Step Up on Certain Pass-Through Rates; Termination  . . . . . . . . . . . . . . . . . . . . . . .  S-97
CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
    REMIC Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-98
RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
CERTAIN LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-106
GLOBAL CLEARANCE, SETTLEMENT AND
    TAX DOCUMENTATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Annex I
INDEX TO LOCATION OF PRINCIPAL
    DEFINED TERMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1



                                   PROSPECTUS

                                                                                                                     PAGE
                                                                                                                     ----
SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Classes of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Distributions of Principal and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Book Entry Registration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    List of Owners of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
THE TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Other Mortgage Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SERVICING OF MORTGAGE LOANS AND CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Payments on Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Collection and Other Servicing Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Primary Mortgage Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Standard Hazard Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Title Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon
         Defaulted Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Servicing Compensation and Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Master Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Assignment of Mortgage Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Evidence as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    The Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Administration of the Security Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Forward Commitments; Pre-Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Servicer Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Rights Upon Servicer Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    Foreclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Soldiers' and Sailors' Civil Relief Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    The Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    The Title I Program   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Federal Income Tax Consequences For REMIC Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Taxation of Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Taxation of Residual Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    Treatment of Certain Items of REMIC Income and Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Tax-Related Restrictions on Transfer of Residual Securities   . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Sale or Exchange of a Residual Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Taxes That May Be Imposed on the REMIC Pool   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Liquidation of the REMIC Pool   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Administrative Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Limitations on Deduction of Certain Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Taxation of Certain Foreign Investors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made  . . . . . . . . . . . . . .  63
    Standard Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Premium and Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Stripped Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Reporting Requirements and Backup Withholding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Taxation of Certain Foreign Investors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Taxation of Securities Classified as Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                                SUMMARY OF TERMS

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index to Location of Principal Defined Terms for the location of certain capitalized terms.

ISSUER: AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-3 (the "Trust").

CERTIFICATES OFFERED:             $950,000,000 Mortgage Loan Pass-Through
                                  Certificates, Series 1997-3 to be issued in the following Classes (each, a "Class") and original Certificate Principal Balances
                                  (each, an "Original Certificate Principal
                                  Balance") set forth below:

   Original Certificate              Pass-Through
    Principal Balance                  Rate (1)               Class
    -----------------                ------------             ------
      $   31,500,000                    6.75%          Class A-1 Certificates
      $   36,000,000                    6.61%          Class A-2 Certificates
      $   41,800,000                    6.60%          Class A-3 Certificates
      $   29,100,000                    6.68%          Class A-4 Certificates
      $   14,600,000                    6.88%          Class A-5 Certificates
      $   14,200,000                    6.98%          Class A-6 Certificates
      $   15,300,000                    7.14%          Class A-7 Certificates
      $   19,790,000                    7.68%(2)       Class A-8 Certificates
      $   22,480,000                    6.96%          Class A-9 Certificates
      $  554,040,000                   (3)(7)          Class A-10 Certificates
      $   14,630,000                    7.24%          Class M-1F Certificates
      $   54,720,000                   (4)(7)          Class M-1A Certificates
      $   11,970,000                    7.47%          Class M-2F Certificates
      $   41,040,000                   (5)(7)          Class M-2A Certificates
      $   10,640,000                    7.77%          Class B-1F Certificates
      $   34,200,000                   (6)(7)          Class B-1A Certificates


                                  (1)  The Pass-Through Rate with respect to
                                  each Class of the Fixed Rate Group
                                  Certificates will on any Payment Date equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the weighted average Coupon Rate of the Mortgage Loans in the Fixed Rate Group less approximately 0.50% per annum.

                                  (2)   For any Payment Date after the Step Up
                                  Date, the Class A-8 Pass Through Rate will equal the lesser of (x) 8.43% and (y) the weighted average Coupon Rate for the Mortgage Loans in the Fixed Rate Group less approximately 0.50% per annum.

                                  (3) On each Payment Date, the Class A-10
                                  Pass-Through Rate will be equal to the lesser of (i) with respect to any Payment Date which occurs on or prior to the Step Up Date, the rate equal to One-Month LIBOR plus 0.19% per annum (and for any Payment Date thereafter, One-Month LIBOR plus 0.38% per annum) and
                                  (ii) the Adjustable Rate Group Available
                                  Funds Cap (as defined herein).

                                  (4) On each Payment Date, the Class M-1A
                                  Pass-Through Rate will be equal to the lesser of (i) with respect to any Payment Date which occurs on or prior to the Step Up Date, the rate equal to the One-Month LIBOR plus 0.37% per annum (and for any Payment Date thereafter, One-Month LIBOR plus 0.555% per annum) and (ii) the Adjustable Rate Group Available Funds Cap.

                                  (5) On each Payment Date, the Class M-2A
                                  Pass-Through Rate will be equal to the lesser of (i) with respect to any Payment Date which occurs on or prior to the Step Up Date, the rate equal to the One-Month LIBOR plus 0.57% per annum (and for any Payment Date thereafter, One-Month LIBOR plus 0.855% per annum) and (ii) the Adjustable Rate Group Available Funds Cap.

                                  (6) On each Payment Date, the Class B-1A
                                  Pass-Through Rate will be equal to the lesser of (i) with respect to any Payment Date which occurs on or prior to the Step Up Date, the rate equal to One-Month LIBOR plus 0.97% per annum (and for any Payment Date thereafter, One-Month LIBOR plus 1.455% per annum) and
                                  (ii) the Adjustable Rate Group Available
                                  Funds Cap.

                                  (7)  On any Payment Date, the weighted
                                  average of the Pass-Through Rates applicable to each Class of the Adjustable Rate Group Certificates will be limited to the weighted average of the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group during the related Remittance Period (such weighted average Coupon Rate, the "ARM WAC"). Since, however, the margin over LIBOR is different for each Class of the Adjustable Rate Group Certificates, it is possible that, on any particular Payment Date, the "Formula Pass-Through Rate(s)" (the rates described using the margins above One-Month LIBOR) i.e., the rates described in clause (i) of each of the foregoing footnotes (3), (4),
                                  (5) and (6) applicable to certain Class(es) of Adjustable Rate Group Certificates, may be less than the ARM WAC, while the Formula Pass-Through Rate(s) applicable to certain other Class(es) of Adjustable Rate Group Certificates, may exceed the ARM WAC. In such event, the Pooling and Servicing Agreement provides that the excess moneys resulting from the Class(es) having Formula Pass-Through Rates less than the ARM WAC shall be applied to increase the maximum rate of interest payable with respect to any Class(es) having Formula Pass-Through Rates greater than the ARM WAC. The ARM WAC, increased by the amount of such excess moneys, less approximately 0.50% per annum, is the "Adjustable Rate Group Available Funds Cap" for a Payment Date.

                                  The Class A-1 Certificates, Class A-2
                                  Certificates, Class A-3 Certificates, Class
                                  A-4 Certificates, Class A-5 Certificates,
                                  Class A-6 Certificates, Class A-7
                                  Certificates, Class A-8 Certificates, Class
                                  A-9 Certificates and Class A-10 Certificates are collectively referred to herein as the "Class A Certificates." The Class M-1F Certificates and the Class M-1A Certificates are collectively referred to as the "Class M-1 Certificates". The Class M-2F Certificates and the Class M-2A Certificates are collectively referred to as the "Class M-2 Certificates". The Class M-1 Certificates and the Class M-2 Certificates are collectively referred to as the "Mezzanine Certificates". The Class B-1F Certificates and the Class B-1A Certificates are collectively referred to as the "Class B-1 Certificates". The Class B-2 F Certificates are referred to as the "Class B-2F Certificates". The Class C-FIO Certificates and the Class C-AIO Certificates are collectively referred to as the "Class C-IO Certificates". The Mezzanine Certificates, the Class B-1 Certificates, the Class B-2F Certificates and the Class C-IO Certificates are collectively referred to as the "Subordinate Certificates". The Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates are collectively referred to as the "Offered Certificates".

                                  In addition, the Class A Certificates (other than the Class A-10 Certificates), the Class M-1F Certificates, the Class M-2F Certificates, the Class B-1F Certificates, the Class B-2F Certificates and the Class C-FIO Certificates are collectively referred to as the "Fixed Rate Group Certificates" and the Class A-10 Certificates, the Class M-1A Certificates, the Class M-2A Certificates, the Class B-1A Certificates and the Class C-AIO Certificates are collectively referred to herein as the "Adjustable Rate Group Certificates".

                                  The initial aggregate Certificate Principal
                                  Balance of the Subordinate Certificates
                                  related to the Fixed Rate Group will equal
                                  15.50% of the initial aggregate Certificate
                                  Principal Balance of the Fixed Rate Group
                                  Certificates and the initial aggregate
                                  Certificate Principal Balance of the
                                  Subordinate Certificates related to the
                                  Adjustable Rate Group will equal 19.00% of the initial aggregate Certificate Principal Balance of the Adjustable Rate Group Certificates.

                                  The Subordinate Certificates are subordinate in right of distribution to the related Class A Certificates to the extent described herein. The Class M-1 Certificates are subordinate to the related Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate to the related Class A Certificates and the related Class M-1 Certificates to the extent described herein. The Class B-1 Certificates are subordinate to the related Class A Certificates and the related Mezzanine Certificates to the extent described herein. The Class B-2F Certificates issued with respect to the Fixed Rate Group Certificates are subordinate in right of distribution to the related Class A Certificates, the related Mezzanine Certificates and the Class B-1F Certificates to the extent described herein. The Class C-IO Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates, the related Mezzanine Certificates, the related Class B-1 Certificates and, in respect of the Fixed Rate Group Certificates, the Class B-2F Certificates to the extent described herein.

                                  On any date after the Closing Date, the
                                  "Aggregate Certificate Principal Balance" is the sum of the Certificate Principal Balance of all Classes of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) and the Aggregate Certificate Principal Balance for a particular Mortgage Loan Group is the sum of the Certificate Principal Balances of all Classes of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) relating to such Group.

DEPOSITOR:                        AMRESCO Residential Securities Corporation
                                  (the "Depositor"), a Delaware corporation.

SELLER:                           AMRESCO Residential Capital Markets, Inc.
                                  (the "Seller"), a Delaware corporation.

SERVICERS:                        Advanta Mortgage Corp. USA ("Advanta"), with
                                  principal executive offices located at 16875
                                  West Bernardo Drive, San Diego, CA  92127;
                                  Long Beach Mortgage Company ("Long Beach"),
                                  with principal executive offices located at
                                  1100 Town and Country Road, Orange,
                                  California 92868; and Option One Mortgage
                                  Corporation ("Option One") with principal
                                  executive offices located at 2020 East First
                                  Street, Suite 100, Santa Ana, CA  92705
                                  (each, a "Servicer" and collectively, the "Servicers").

TRUSTEE: The Bank of New York, a New York banking corporation (the "Trustee"). The corporate trust office of the Trustee is located at 101 Barclay Street, New York, New York 10286.

CUSTODIAN:                        Bankers Trust Company of California, N.A., a
                                  national banking association (the
                                  "Custodian"). The Custodian's principal executive offices are located at 3 Park
                                  Plaza, 16th Floor, Irvine, California  92714.

CUT-OFF DATE:                     As of the close of business on September 1,
1997.

CLOSING DATE:                     On or about September 17, 1997.

DESCRIPTION OF
THE CERTIFICATES:                 The Mortgage Loan Pass-Through Certificates,
                                  Series 1997-3 (the "Certificates") will
                                  consist of the Offered Certificates, the Class B-2F Certificates, the Class C-IO
                                  Certificates, a Class of interest-only
                                  Certificates (the "Class S Certificates"), the Class D Certificates and a residual class
                                  (the "Class R Certificates" and together with the Class B-2F Certificates, the Class C-IO
                                  Certificates, Class S Certificates and the
                                  Class D Certificates, the "Private
                                  Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing
                                  Agreement (the "Pooling and Servicing
                                  Agreement") to be dated as of September 1, 1997, among the Depositor, the Seller, the Servicers and the Trustee. Only the Offered
                                  Certificates will be offered hereby.

                                  On the Closing Date, an aggregate cash amount of approximately $137,300,000 (approximately $37,500,000 and $99,800,000 of which shall be allocated to the Fixed Rate Group and the Adjustable Rate Group, respectively) (the "Original Pre-Funded Amount") will be deposited in a trust account in the name of the Trustee (the "Pre-Funding Account"). It is intended that additional fixed rate and adjustable rate Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust from the Depositor from time to time on or before October 31, 1997 from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one of the Mortgage Loan Groups. As a result, the aggregate principal balance of the Mortgage Loans in each Mortgage Loan Group will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease by the same amount.

                                  As described below, on the Closing Date, cash will be deposited in the Capitalized Interest Account (as defined herein) held by the Trustee. Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest on the Certificates attributable to the provisions allowing for purchases of Subsequent Mortgage Loans during the Funding Period (as described under "Pre-Funding Account").

DENOMINATIONS:                    The Offered Certificates are issuable in book
                                  entry form in minimum original principal amounts of $1,000 and integral multiples thereof; provided, that one Certificate of each Class may be issued in a principal amount that is not an integral multiple of $1,000.

THE MORTGAGE LOANS:               Unless otherwise noted, all statistical
                                  percentages in this Prospectus Supplement are approximate and are measured by the aggregate
                                  Loan Balance of the related Mortgage Loans
                                  (the "Mortgage Loans"), in relation to the Initial Mortgage Loans in the applicable
                                  Mortgage Loan Group or of all of the Initial
                                  Mortgage Loans in the Trust (the "Original
                                  Aggregate Loan Balance") in each case as of the Cut-Off Date. The statistical characteristics of the Mortgage Loans will vary upon the transfer into the Fixed Rate
                                  Group and the Adjustable Rate Group of
                                  Subsequent Mortgage Loans.  See "Additional
                                  Information" herein.

                                  The Mortgage Loans to be conveyed to the Trust by the Depositor on the Cut-Off Date (the "Initial Mortgage Loans") consist of fixed and adjustable rate conventional mortgage loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages (the "Mortgages"), which are located in 48 states and the District of Columbia. The properties securing the Initial Mortgage Loans (the "Mortgaged Properties") consist primarily of single-family residences (which may be attached, detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied and non-owner-occupied investment properties. No Combined Loan- to-Value Ratio (as defined below) (based upon appraisals made at the time of origination) exceeded 90% as of the Cut-Off Date. The Initial Mortgage Loans are not insured by either primary or pool mortgage insurance policies. See "Credit Enhancement" herein. The Mortgage Loans are not guaranteed by the Seller or any affiliate thereof.

                                  Fixed Rate Group. As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group was $77,733.00; the interest rates (the "Coupon Rates") of such Initial Mortgage Loans ranged from 7.100% to 16.500% per annum; the weighted average combined loan-to-value ratio of such Initial Mortgage Loans (based on the lower of sales prices and appraisals made at the time of origination) and in the case of second lien mortgages, the Loan Balance of the first lien mortgage added to the original balance (the "Combined Loan-to-Value Ratio") was 72.137%; the weighted average Coupon Rate of such Initial Mortgage Loans was 10.394% per annum; and the weighted average remaining term to maturity of such Initial Mortgage Loans was 319 months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in the Fixed Rate Group ranged from 115 months to 360 months. The maximum Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date was $497,142.69. Not more than 8.95% of the aggregate Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group require "balloon" payments. No Initial Mortgage Loan in the Fixed Rate Group will mature later than September 1, 2027. Approximately 97.09% of the Initial Mortgage Loans in the Fixed Rate Group are secured by first lien mortgages or deeds of trust. As a percentage of the aggregate Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group, 87.05% were secured by mortgages on single-family dwellings, 7.08% by mortgages on two- to four- family dwellings, 3.36% by mortgages on condominiums, 1.57% by mortgages on planned unit developments, 0.64% by mortgages on manufactured homes and 0.30% by mortgages on townhouses. See "The Initial Mortgage Loan Pools -- Initial Mortgage Loans -- Fixed Rate Group" herein.

                                  29.03%, 21.00%, 19.47% and 12.44% of the
                                  Initial Mortgage Loans in the Fixed Rate
                                  Group were originated by AMRESCO Residential
                                  Mortgage Corporation ("ARMC"), New Century
                                  Mortgage Corporation ("New Century"), Option
                                  One and BNC Mortgage, Inc.  ("BNC"),
                                  respectively. In addition, 18.06% of the Initial Mortgage Loans in the Fixed Rate Group were originated by thirty-six (36) other Originators.

                                  94.79% of the Initial Mortgage Loans in the Fixed Rate Group (the "Fixed Rate Loans") bear interest at a fixed rate for the life of such Initial Mortgage Loans. 5.21% of the Initial Mortgage Loans in the Fixed Rate Group (the "5/25 Loans") bear interest at a fixed rate for a period of five years after origination and thereafter have semi-annual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans (defined below). Substantially all of the 5/25 Loans are subject to a 1.0% periodic rate adjustment cap and have a lifetime reset cap ranging from 6.5% to 7.0%. The 5/25 Loans consist of Initial Mortgage Loans aggregating $11,866,768.81.

                                  Adjustable Rate Group.  As of the Cut-Off
                                  Date, the average Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $103,147.33; the Coupon Rates of such Initial Mortgage Loans ranged from 7.020% to 16.775% per annum; the weighted average Loan-to-Value Ratio of such Initial Mortgage Loans was 74.926%; the weighted average
                                  Coupon Rate of such Initial Mortgage Loans was 10.053% per annum; and the weighted average remaining term to maturity of such Initial Mortgage Loans was 355 months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in the Adjustable Rate Group ranged from 167 months to 360 months. The maximum Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was $500,000. No Initial Mortgage Loan in the Adjustable Rate Group will mature later than September 1, 2027. As a percentage of the aggregate Loan Balance of the Initial
                                  Mortgage Loans in the Adjustable Rate Group,
                                  85.53% were secured by mortgages on
                                  single-family dwellings, 5.31% by mortgages on two- to four-family dwellings, 4.04% by mortgages on planned unit developments, 4.02% by mortgages on condominiums, 1.00% by mortgages on manufactured home and 0.10% by mortgages on townhouses. See "The Mortgage Loan Pools -- Initial Mortgage Loans -- Adjustable Rate Group" herein.

                                  All of the Initial Mortgage Loans in the Adjustable Rate Group have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group is 16.410% per annum, with maximum Coupon Rates that range from approximately 10.250% to 23.755% per annum. The Initial Mortgage Loans in the Adjustable Rate Group have a weighted average gross margin as of the Cut-Off Date of 5.870%. The gross margin for the Initial Mortgage Loans in the Adjustable Rate Group ranges from 4.000% to 11.250%. The minimum Coupon Rates for the Initial Mortgage Loans in the Adjustable Rate Group range from 5.500% to 16.755%.

                                  16.27% of the Initial Mortgage Loans in the Adjustable Rate Group (the "Six-Month LIBOR Loans") bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR.
                                  96.52% of the Six-Month LIBOR Loans have a semiannual reset cap of 1.0% and substantially all have a lifetime reset cap ranging from 6.0% to 7.0%. 3.48% of the Six-Month LIBOR Loans have a semiannual reset cap of 1.5% and substantially all have a lifetime reset cap of 7.0%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans aggregating $95,216,117.34.

                                  78.14% of the Initial Mortgage Loans in the Adjustable Rate Group (the "2/28 Loans") bear interest at a fixed rate of interest for a period of two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans. 85.07% of the 2/28 Loans have a periodic rate adjustment cap of 1.0% and substantially all of which have a lifetime reset cap of 6.0% to 7.0%. 13.32% of the 2/28 Loans have a periodic rate adjustment cap of 1.5% and generally have a lifetime reset cap of 7.0%. 1.61% of the 2/28 Loans have a periodic rate adjustment cap of 3.0% and have a lifetime reset cap ranging from 5.0% to 7.0%. The 2/28 Loans consist of Initial Mortgage Loans aggregating $457,163,200.44.

                                  5.54% of the Initial Mortgage Loans in the Adjustable Rate Group (the "3/27 Loans") bear interest at a fixed rate of interest for a period of three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans with 51.60% of such Initial Mortgage Loans being subject to a 1.0% periodic rate adjustment cap and 48.40% of such Initial Mortgage Loans being subject to a 1.5% periodic rate adjustment cap. Substantially all of the 3/27 Loans have a lifetime reset cap of 6.0% to 7.0%. The 3/27 Loans consist of Initial Mortgage Loans aggregating $32,432.621.32

                                  0.05% of the Initial Mortgage Loans in the Adjustable Rate Group (the "CMT Loans") bear interest at a rate that adjusts annually based on the weekly average yield on United States treasury securities adjusted to a constant maturity of one year.

                                  56.55%, 16.32% and 12.91% of the Initial
                                  Mortgage Loans in the Adjustable Rate Group
                                  by Loan Balance were originated by Option
                                  One, ARMC and New Century, respectively.  In
                                  addition, 14.22% of the Initial Mortgage
                                  Loans in the Adjustable Rate Group were
                                  originated by forty-two (42) other
                                  Originators.
FINAL SCHEDULED
PAYMENT DATES:                    The Final Scheduled Payment Dates for each of
                                  the respective Classes of Offered
                                  Certificates are as follows, although it is anticipated that the actual final Payment
                                  Date for each Class may occur earlier than the Final Scheduled Payment Date. See
                                  "Prepayment and Yield Considerations" herein.

                                                    Month and Year of Final
                                                    Scheduled Payment Date
                                                    -----------------------
         Class A-1 Certificates:                    December 2007
         Class A-2 Certificates:                    June 2012
         Class A-3 Certificates:                    January 2018
         Class A-4 Certificates:                    January 2022
         Class A-5 Certificates:                    July 2023
         Class A-6 Certificates:                    November 2024
         Class A-7 Certificates:                    January 2026
         Class A-8 Certificates:                    May 2027
         Class A-9 Certificates:                    March 2027
         Class A-10 Certificates:                   July 2027
         Class M-1F Certificates:                   September 2027
         Class M-2F Certificates:                   September 2027
         Class M-1A Certificates:                   September 2027
         Class M-2A Certificates:                   September 2027
         Class B-1F Certificates:                   September 2027
         Class B-1A Certificates:                   September 2027

DISTRIBUTIONS--GENERAL:           On the 25th day of each month, or if such day
                                  is not a Business Day, then the next
                                  succeeding Business Day, commencing October
                                  27, 1997 (each such day being a "Payment
                                  Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cashflow priority hereinafter described, to distribute to the Owners of the Fixed Rate Group Certificates of record as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and to the Owners of the Adjustable Rate Group
                                  Certificates of record as of the day
                                  immediately preceding such Payment Date (each such date, the "Record Date") the applicable
                                  "Class Distribution Amount" which shall be the sum of (x) related Current Interest, (y) the related Interest Carry Forward Amount and
                                  (z) the related Principal Distribution Amount
                                  (each as defined below).

                                  For each Payment Date, interest due with respect to the Fixed Rate Group Certificates will be interest which has accrued thereon during the calendar month immediately preceding the month in which such Payment Date occurs; the interest due with respect to the Adjustable Rate Group Certificates will be the interest which has accrued thereon at the applicable Pass-Through Rate from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates. All calculations of interest on the Fixed Rate Group Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Adjustable Rate Group Certificates that are Offered Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                                  A "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in California, Pennsylvania or New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

INTEREST:                         On each Payment Date the Interest Remittance
                                  Amount with respect to each Mortgage Loan
                                  Group will be distributed in the following order of priority:

                                  First, to the Trustee, the Trustee Fee;

                                  Second, to the Owners of the Class A
                                  Certificates related to such Mortgage Loan
                                  Group, the related Current Interest plus the Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Remittance Amount less the amount paid to the Trustee as the Trustee Fee (such amount, the "Interest Amount Available") is not sufficient to make a full distribution of interest with respect to all Classes of the related Class A Certificates, the Interest Amount Available will be distributed among the outstanding related Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

                                  Third, to the extent of the Interest Amount
                                  Available with respect to such Mortgage Loan
                                  Group then remaining, to the Owners of the Class M-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

                                  Fourth, to the extent of the Interest Amount
                                  Available with respect to such Mortgage Loan
                                  Group then remaining, to the Owners of the Class M-2 Certificates related to such Mortgage Loan Group, the related Current Interest;

                                  Fifth, to the extent of the Interest Amount
                                  Available with respect to such Mortgage Loan
                                  Group then remaining, to the Owners of the Class B-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

                                  Sixth, only with respect to the Fixed Rate
                                  Group, to the extent of the Interest Amount
                                  Available then remaining, to the Owners of the Class B-2F Certificates, the related Current Interest;

                                  Seventh, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class C-IO Certificates related to such Mortgage Loan Group, the related Current Interest; and

                                  Eighth, the amount, if any, of the Interest
                                  Amount Available remaining in the Certificate Account with respect to such Mortgage Loan Group after application with respect to the priorities set forth above is defined for such Mortgage Loan Group, as the "Monthly Excess Interest Amount" for such Payment Date and shall be applied as described below under "Credit Enhancement--Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                                  "Current Interest" with respect to each Class of Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the preceding Accrual Period on the Certificate Principal Balance (or the Notional Principal Amount (as defined below) with respect to the Class C-IO Certificates) of the related Class of Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of Certificates prior to such Payment Date.

                                  "Interest Remittance Amount" means, with respect to each Mortgage Loan Group and as of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or required to be advanced during the related Remittance Period on the Mortgage Loans in such Mortgage Loan Group (less the Servicing
                                  Fee), (ii) all Compensating Interest paid by the Servicers on such Monthly Remittance Date with respect to such Mortgage Loan Group,
                                  (iii) the portion of any Substitution Amount relating to interest with respect to such Mortgage Loan Group and (iv) all Net Liquidation Proceeds relating to interest not previously advanced with respect to the Mortgage Loans in such Mortgage Loan Group.

                                  The "Interest Carry Forward Amount" with respect to any Class of Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) the Current Interest for such Class as of the immediately preceding Payment Date (and including all prior Payment Dates) exceeded (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Certificates on such immediately preceding Payment Date plus
                                  (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class of Certificates.

PRINCIPAL:                        With respect to each Mortgage Loan Group and
                                  on each Payment Date (a) before the Stepdown
                                  Date or (b) with respect to which a Trigger
                                  Event is in effect with respect to such
                                  Mortgage Loan Group, Owners of the Class A
                                  Certificates will be entitled to receive payment of 100% of the Principal Distribution
                                  Amount with respect to such Mortgage Loan
                                  Group for such Payment Date as follows: in the case of the Fixed Rate Group, first, to the Owners of the Class A-9 Certificates, the Class A-9 Lockout Distribution Amount and then sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designations beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed
                                  Rate Group has been reduced to zero and in the case of the Adjustable Rate Group to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero.

                                  With respect to each Mortgage Loan Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to such Mortgage Loan Group as follows:

                                  First, in the case of the Fixed Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the Class A-9 Certificates, in an amount equal to the Class A-9 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designations beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate Group has been reduced to zero; and in the case of the Adjustable Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero;

                                  Second, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the amount distributed to the Owners of the related Class A Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the related Class M-1 Certificates, until the related Class M-1 Certificate Principal Balance has been reduced to zero;

                                  Third, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates in clause First above and the amount distributed to the Owners of the related Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Principal Balance has been reduced to zero;

                                  Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the related Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the related Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class B-1 Certificates until the related Class B-1 Certificate Principal Balance has been reduced to zero;

                                  Fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to the Fixed Rate Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1F Certificates pursuant to clause Second above, the amount distributed to the Owners of the Class M-2F Certificates pursuant to clause Third above, the amount distributed to the Owners of the Class B-1F Certificates pursuant to clause Fourth above and (y) the Class B-2F Principal Distribution Amount shall be distributed to the Owners of the Class B-2F Certificates, until the Class B-2F Certificate Principal Balance has been reduced to zero; and

                                  Sixth, any amount of the Principal Remittance Amount with respect to such Mortgage Loan Group remaining after making all of the distributions in clauses First, Second, Third, Fourth and Fifth above shall be included as part of the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group and shall be applied as described below under "Credit Enhancement--Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                                  Notwithstanding the foregoing, in the event that the Certificate Principal Balance of all of the Class A Certificates relating to a Group have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinate Certificates of such Group sequentially in the following order: Class M-1, Class M-2, Class B-1 and , in respect of the Fixed Rate Group, the Class B-2F Certificates. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2, Class B-1 Certificates and, in respect of the Fixed Rate Group, the Class B-2F Certificates in that order. If the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B-1 Certificates and, in respect of the Fixed Rate Group, the Class B-2F Certificates in that order. Finally, if the Certificate Principal Balance of the Class B-1F Certificates has been reduced to zero, all amounts of principal that would have been distributed on the Class B-1F Certificates will be distributed to the Class B-2F Certificates.

                                  The Class A Certificates in the Fixed Rate
                                  Group (other than the Class A-9 Certificates) are "sequential pay" classes such that the Owners of the Class A-8 Certificates will receive no payments of principal until the Class A-7 Certificate Principal Balance is reduced to zero, the Owners of the Class A-7 Certificates will receive no payments of principal until the Class A-6 Certificate Principal Balance is reduced to zero, the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance is reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates in the Fixed Rate Group and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates in the Fixed Rate Group on such Payment Date shall be distributed pro rata and not sequentially.

                                  The Owners of the Class A-9 Certificates are entitled to receive payments of the Class A-9 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-8 Certificate Principal Balance is zero, the Owners of the Class A-9 Certificates will be entitled to receive the entire Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date.

                                  In addition to the following definitions, the above discussion makes use of a number of defined terms which are defined under "Description of the Offered Certificates -- Distributions" herein.

                                  "Principal Distribution Amount" means, with respect to either Mortgage Loan Group and as of any Payment Date, the sum of (i) the Principal Remittance Amount with respect to such Mortgage Loan Group (minus, for Payment Dates occurring on and after the related Stepdown Date, and with respect to which a Trigger Event is not existing the Overcollateralization Release Amount with respect to such Mortgage Loan Group, if any), and (ii) the Extra Principal Distribution Amount with respect to such Mortgage Loan Group, if any.

                                  The "Class A-9 Lockout Distribution Amount" for any Payment Date will be the product of
                                  (i) the applicable Class A-9 Lockout
                                  Percentage for such Payment Date and (ii) the Class A-9 Lockout Pro Rata Distribution Amount for such Payment Date.

                                  The "Class A-9 Lockout Percentage" for each
                                  Payment Date shall be as follows:

                               Payment Dates          Lockout Percentage
                               -------------          ------------------
                      October 1997 - September 2000              0%
                      October 2000 - September 2002             45%
                      October 2002 - September 2003             80%
                      October 2003 - September 2004            100%
                      October 2004 and thereafter              300%

                                  The "Class A-9 Lockout Pro Rata Distribution
                                  Amount" for any Payment Date will be an
                                  amount equal to the product of (x) a
                                  fraction, the numerator of which is the
                                  Certificate Principal Balance of the Class
                                  A-9 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class A Certificates in the Fixed Rate Group immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date.

                                  The "Remittance Period" with respect to any Monthly Remittance Date is the calendar month preceding the month in which the Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are required to be remitted by the Servicers to the Certificate Account, which is the 20th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing in October 1997.

                                  A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan with respect to the related Mortgaged Property have been recovered (exclusive of any possibility of a deficiency judgment).

                                  "Principal Remittance Amount" means for a Mortgage Loan Group and as of any Monthly Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced by the Servicers with respect to Mortgage Loans in such Mortgage Loan Group during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in such Mortgage Loan Group that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in such Mortgage Loan Group during the related Remittance Period, and (iv) all Net Liquidation Proceeds actually collected by the related Servicers during the related Remittance Period with respect to Mortgage Loans in such Mortgage Loan Group (to the extent such Net Liquidation Proceeds relate to principal).

                                  A "Trigger Event" has occurred with respect to a Mortgage Loan Group on a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans in such Mortgage Loan Group by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group, in each case, as of the last day of the immediately preceding Remittance Period equals or exceeds
                                  (A) in the case of the Fixed Rate Group, 50% of the related Senior Specified Enhancement Percentage as of the last day of the immediately preceding Remittance Period or
                                  (B) in the case of the Adjustable Rate Group, 40% of the related Senior Specified Enhancement Percentage.

                                  "Stepdown Date" means, with respect to a Mortgage Loan Group, the later to occur of
                                  (x) the Payment Date in October 2000 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the related Mortgage Loans on such Payment Date, but prior to any applications of Principal Distribution Amounts to the Certificates) is greater than or equal to the related Senior Specified Enhancement Percentage.

                                  "Class A Principal Distribution Amount"
                                  means, with respect to a Mortgage Loan Group and as of any Payment Date (a) prior to the related Stepdown Date or with respect to which a Trigger Event is in effect for such Mortgage Loan Group, 100% of the Principal Distribution Amount for such Mortgage Loan Group and (b) on or after the related Stepdown Date and as long as a Trigger Event has not occurred the excess, if any, of (x) the Certificate Principal Balance of the Class A Certificates related to such Mortgage Loan Group immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 67.40% in the case of the Fixed Rate Group and approximately 57.20% in the case of the Adjustable Rate Group and
                                  (ii) the outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $1,330,000 for the Fixed Rate Group and $3,420,000 for the Adjustable Rate Group.

                                  "Class M-1 Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Mortgage Loan Group, the excess, if any, of
                                  (x) the sum of (i) the Certificate Principal
                                  Balance of the Class A Certificates related to such Mortgage Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date) and (ii) the related Class M-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 78.40% in the case of the Fixed Rate Group and approximately 73.20% in the case of the Adjustable Rate Group and (ii) the outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and
                                  (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $1,330,000 for the Fixed Rate Group and $3,420,000 for the Adjustable Rate Group.

                                  "Class M-2 Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Mortgage Loan Group, the excess, if any, of
                                  (x) the sum of (i) the Certificate Principal
                                  Balance of the Class A Certificates related to such Mortgage Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date), (ii) the related Class M-1 Certificate Principal Balance (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Payment Date) and (iii) the related Class M-2 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 87.40% in the case of the Fixed Rate Group and approximately 85.20% in the case of the Adjustable Rate Group and (ii) the outstanding aggregate

                                  Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $1,330,000 for the Fixed Rate Group and $3,420,000 for the Adjustable Rate Group.

                                  "Class B-1 Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Mortgage Loan Group, the excess, if any, of
                                  (x) the sum of (i) the Certificate Principal
                                  Balance of the Class A Certificates related to such Mortgage Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date), (ii) the related Class M-1 Certificate Principal Balance (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Payment Date), (iii) the related Class M-2 Certificate Principal Balance (after taking into account the payment of the related Class M-2 Principal Distribution Amount on such Payment Date) and (iv) the related Class B-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 95.40% in the case of the Fixed Rate Group and approximately 95.20% in the case of the Adjustable Rate Group and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $1,330,000 for the Fixed Rate Group and $3,420,000 for the Adjustable Rate Group.

                                  "Class B-2F Principal Distribution Amount" means, with respect to the Fixed Rate Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for the Fixed Rate Group, the excess, if any, of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates related to the Fixed Rate Group (after taking into account the payment of the Class A Principal Distribution Amount related to the Fixed Rate Group on such Payment Date), (ii) the Class M-1F Certificate Principal Balance (after taking into account the payment of the Class M-1F Principal Distribution Amount on such Payment Date), (iii) the Class M-2F Certificate Principal Balance (after taking into account the payment of the Class M-2F Principal Distribution Amount on such Payment
                                  Date), (iv) the Class B-1F Certificate
                                  Principal Balance (after taking into account the payment of the Class B-1F Principal Distribution Amount on such Payment Date) and
                                  (v) the Class B-2F Certificate Principal
                                  Balance immediately prior to such Payment
                                  Date, over (y) the lesser of (A) the product of (i) approximately 98.40% and (ii) the aggregate outstanding Loan Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period minus $1,330,000.

                                  "Overcollateralization Amount" means with respect to a Mortgage Loan Group and as of any Payment Date the excess, if any, of (x) the Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the immediately preceding Remittance Period over (y) the Certificate Principal Balance of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) related to such Mortgage Loan Group (after giving effect to all principal distributions for such Payment
                                  Date).

                                  "Senior Enhancement Percentage" with respect to a Mortgage Loan Group and for any Payment Date is the percentage obtained by dividing
                                  (x) the sum of (i) the aggregate Certificate
                                  Principal Balance of the Subordinate
                                  Certificates (other than the Class C-IO
                                  Certificates) related to such Mortgage Loan
                                  Group and (ii) the
                                  related Overcollateralization Amount in each case after taking into account the distribution of the related Principal Distribution Amount on such Payment Date by
                                  (y) the aggregate Loan Balance of the
                                  Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period.

                                  "Senior Specified Enhancement Percentage" on any date of determination thereof is approximately 32.60% with respect to the Fixed Rate Group and approximately 42.80% with respect to the Adjustable Rate Group.

                                  "Extra Principal Distribution Amount" means, for a Mortgage Loan Group and as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount for such Mortgage Loan Group and Payment Date and (y) the Overcollateralization Deficiency for such Mortgage Loan Group and Payment Date.

                                  "Overcollateralization Deficiency" means, for a Mortgage Loan Group and as of any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date over (y) the Overcollateralization Amount for such Mortgage Loan Group and Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Certificate Principal Balance of the Class A Certificates and the Subordinate Certificates related to such Mortgage Loan Group resulting from the distribution of the related Principal Remittance Amount (but not the related Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any related Applied Realized Loss Amount on such Payment Date.

                                  "Overcollateralization Release Amount" means, for a Mortgage Loan Group and as of any Payment Date, the lesser of (x) the related Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the related Overcollateralization Amount for such Payment Date, assuming that 100% of the related Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Class A Certificates and the Subordinate Certificates related to such Mortgage Loan Group and (ii) the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. Notwithstanding the foregoing, the Overcollateralization Release Amount will be $0 on any Payment Date if certain loss and delinquency events are continuing on such Payment Date as described more fully in the Pooling and Servicing Agreement.

                                  "Targeted Overcollateralization Amount"
                                  means, (A) for the Fixed Rate Group and as of any Payment Date, (x) prior to the related Stepdown Date, 0.80% of the Original Certificate Principal Balance of the Fixed Rate Group Certificates and (y) on and after the Stepdown Date, the greater of (i) 1.60% of the aggregate outstanding Loan Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period and (ii) $1,330,000; and (B) for the Adjustable Rate Group and as of any Payment Date, (x) prior to the related Stepdown Date, 2.40% of the Original Certificate Principal Balance of the Adjustable Rate Group Certificates and (y) on or after the related Stepdown Date, the greater of (i) 4.80% of the aggregate outstanding Loan Balance of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Remittance Period and (ii) $3,420,000.

                                  "Preference Amount" means any amount
                                  previously distributed to an Owner on a Class A Certificate or a Subordinate Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

SERVICING:                        Advanta, Long Beach and Option One will each
                                  serve as a Servicer under the Pooling and Servicing Agreement with respect to certain
                                  Mortgage Loans.  Each

                                  Servicer will be responsible for the
                                  servicing of the related Mortgage Loans and will receive from interest collected on the applicable Mortgage Loans a monthly servicing fee on each such Mortgage Loan equal to the Loan Balance as of the beginning of the related Remittance Period multiplied by the applicable Servicing Fee Rate (such product, the "Servicing Fee"). See "The Pooling and Servicing Agreement -- Servicing" herein.

                                  Each Servicer is obligated to make cash
                                  advances ("Advances") with respect to
                                  delinquent payments of principal of and
                                  interest on any Mortgage Loan, other than Balloon Payments with respect to Balloon Mortgage Loans, serviced by it to the extent described in "Servicing of Mortgage Loans--Advances" herein. The Trustee will be obligated as a successor servicer to make any such Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.

                                  Ameriquest Mortgage Company ("Ameriquest") will act as subservicer of the Mortgage Loans serviced by Long Beach pursuant to a Subservicing Agreement between Ameriquest and Long Beach. See "The Portfolio of Mortgage Loans -- The Servicers".

OTHER CERTIFICATES:               The Class B-2F Certificates, the Class C-IO
                                  Certificates, the Class D Certificates, the
                                  Class S and the Class R Certificates are not offered hereby. The Pass-Through Rate on the Class B-2F Certificates will on any Payment
                                  Date equal the lesser of (i) 9.25% and (ii) the weighted average Coupon Rate of the Mortgage Loans in the Fixed Rate Group less approximately 0.50% per annum. The Class
                                  B-2F Certificate Principal Balance will be
                                  $3,990,000.  The Pass-Through Rate of the
                                  Class C-FIO Certificates is 15% per annum.
                                  Interest will be calculated on the Class
                                  C-FIO Certificates on each Payment Date on the basis of a principal balance equal to (i) for the period from the Closing Date through the Payment Date in September 1999, the sum of the original Class M-1F Certificate
                                  Principal Balance and the original Class M-2F
                                  Certificate Principal Balance ($26,600,000) and (ii) thereafter, zero, with the result that the Owners of the Class C-FIO
                                  Certificates will receive no distributions after the Payment Date in September 1999.
                                  The Pass-Through Rate of the Class C-AIO
                                  Certificates on any Payment Date is 6.82% per annum. Interest will be calculated on the Class C-AIO Certificates on each Payment Date on the basis of a principal balance equal to
                                  (i) for the period from the Closing Date through the Payment Date in September 1999, the sum of the original Class M-2A
                                  Certificate Principal Balance and the
                                  original Class B-1A Certificate Principal
                                  Balance ($75,240,000) and (ii) thereafter, zero, with the result that the Owners of the Class C-AIO Certificates will receive no distribution after the Payment Date in September 1999. The principal balance of the Class C-IO Certificates is sometimes referred to herein as the "Notional Principal Amount".
                                  The Class C-IO Certificates will not be
                                  entitled to distributions of principal.  The
                                  Class D Certificates, the Class S
                                  Certificates and the Class R Certificates will not have Certificate Principal Balances or Pass-Through Rates.

CREDIT ENHANCEMENT:               The Credit Enhancement provided for the
                                  benefit of the Owners of the Offered
                                  Certificates consists of the subordination of the related Subordinate Certificates and certain classes of the Private Certificates to the related Class A Certificates, the further subordination within the Subordinate
                                  Certificates, the priority of application of Realized Losses, the application of Monthly
                                  Excess Cashflow Amounts and the
                                  crosscollateralization feature of the Trust.

                                  Subordination of Subordinate Certificates and certain of the Private Certificates. The rights of the Owners of the Subordinate Certificates (other than the Class C-IO Certificates) and certain of the Private Certificates to receive distributions with respect to the Mortgage Loans in a particular Mortgage Loan Group will be subordinated, to the extent described herein, to such rights of the Owners of the

                                  Class A Certificates related to such Mortgage Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against such Mortgage Loan Group.

                                  The protection afforded to the Owners of the Class A Certificates by means of the subordination of the related Subordinate Certificates and certain of the Private Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and such Private Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and such Private Certificates.

                                  In addition, the rights of the Owners of the Class M-2, Class B-1 and certain of the Private Certificates issued with respect to a Mortgage Loan Group to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the related Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the related Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

                                  The rights of the Owners of the Class B-1 and certain of the Private Certificates issued with respect to a Mortgage Loan Group to receive distributions will be subordinated in the same manner to such rights of the Owners of the related Class A, Class M-1 and Class M-2 Certificates.

                                  Application of Realized Losses. The Pooling and Servicing Agreement provides that if a Mortgage Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Private Certificates (other than the Class B-2F Certificates, the Class C-IO Certificates and the Class S Certificates) as a result of the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related
                                  Overcollateralization Amount, second, in respect of the Fixed Rate Group, by the Owners of the Class B-2F Certificates, third, by the Owners of the related Class B-1 Certificates, fourth, by the Owners of the related Class M-2 Certificates, and fifth, by the Owners of the related Class M-1 Certificates.

                                  To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group (i.e, a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

                                  The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the related Class A Certificates and Subordinate Certificates (other than the Class C-IO Certificates), will increase the related
                                  Overcollateralization Amount.

                                  If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Class A Certificates and the Subordinate Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group exceeds the aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the related Subordinate Certificates (other than the Class C-IO Certificates) will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount", which will be applied as a reduction in the Certificate Principal Balance of the related Subordinate Certificates (other than the Class C-IO Certificates) in reverse order of seniority (i.e., first, in respect of the Fixed Rate Group, against the Class B-2F Certificate Principal Balance until it is reduced to zero, then with respect to both Mortgage Loan Groups against the related Class B-1 Certificate Principal Balance until it is reduced to zero, then against the related Class M-2 Certificate Principal Balance until it is reduced to zero and then against the related Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

                                  Once the Certificate Principal Balance of a
                                  Class of Subordinate Certificates (other than the Class C-IO Certificates) has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates, be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the related Class M-1 Certificates, second, the related Class M-2 Certificates, third, the related Class B-1 Certificates and, fourth, in respect of the Fixed Rate Group, the Class B-2F Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the related Subordinate Certificates on such Payment Date.

                                  Application of Monthly Excess Cashflow
                                  Amounts.  The weighted average net Coupon
                                  Rate for the Mortgage Loans in each Mortgage
                                  Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Subordinated Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Class A Certificates and Subordinated Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in overcollateralization.

                                  The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage

                                  Loan Group and Payment Date.  The Targeted
                                  Overcollateralization Amount is initially
                                  (i.e., prior to the related Stepdown Date)
                                  0.80% of the Original Certificate Principal
                                  Balance with respect to the Fixed Rate Group and 2.40% of the Original Certificate Principal Balance with respect to the Adjustable Rate Group. Since the actual Overcollateralization Amount with respect to each Mortgage Loan Group is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group is expected to increase to the level of the related Targeted Overcollateralization Amount.

                                  If, once the Targeted Overcollateralization
                                  Amount with respect to each Mortgage Loan
                                  Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an
                                  Overcollateralization Deficiency (since such
                                  Realized Losses reduce the Loan Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization
                                  Amount at the then-required Targeted
                                  Overcollateralization Amount.

                                  On and after the Stepdown Date, the Targeted
                                  Overcollateralization Amount with respect to
                                  the Fixed Rate Group and the Adjustable Rate
                                  Group, respectively, is permitted to decrease or "step-down" below 0.80% and 2.40% to
                                  levels equal to   1.60% and 4.80% of the then
                                  current aggregate outstanding Loan Balance of the related Mortgage Loan Group (subject to a floor of $1,330,000 and $3,420,000). If the
                                  Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Loan Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan Group. The amount of such releases are the Overcollateralization Release Amounts.

                                  On any Payment Date, the sum of the Monthly
                                  Excess Interest Amount (plus any interest on the Overcollateralization Amount) and the Overcollateralization Release Amount, if any, with respect to a Mortgage Loan Group is the "Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority on such Payment Date:

                                  (1)      to fund the Class A Interest Carry
                                           Forward Amount, if any, with respect
                                           to the related Mortgage Loan Group;

                                  (2)      to fund the Extra Principal
                                           Distribution Amount for such Payment
                                           Date with respect to the related
                                           Mortgage Loan Group;

                                  (3) to fund the Class M-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                                  (4)      to fund the Class M-1 Realized Loss
                                           Amortization Amount for such Payment
                                           Date, with respect to the related
                                           Mortgage Loan Group;

                                  (5) to fund the Class M-2 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                                  (6)      to fund the Class M-2 Realized Loss
                                           Amortization Amount for such Payment
                                           Date, with respect to the related
                                           Mortgage Loan Group;

                                  (7) to fund the Class B-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                                  (8)      to fund the Class B-1 Realized Loss
                                           Amortization Amount for such Payment
                                           Date, with respect to the related
                                           Mortgage Loan Group;

                                  (9)      to fund the Class B-2F Interest
                                           Carry Forward Amount, if any, with
                                           respect to the Fixed Rate Group;

                                  (10) to fund the Class B-2F Realized Loss Amortization Amount for such Payment Date, with respect to the Fixed Rate Group;

                                  (11)     to fund the Class C-IO Interest
                                           Carry Forward Amount, if any, with
                                           respect to the related Mortgage Loan
                                           Group;

                                  (12)     in  respect of  Monthly Excess
                                           Cashflow Amount for the Fixed Rate
                                           Group, to fund any amounts listed in
                                           clauses (1) through (8) and (11)
                                           above for such Payment Date with
                                           respect to the  Adjustable Rate
                                           Group to the extent that such
                                           amounts have not been funded in full
                                           through the application of such
                                           Mortgage Loan Group's Monthly Excess
                                           Cashflow Amount on such Payment
                                           Date;

                                  (13) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

                                  (14)     to pay an Available Funds Cap
                                           Shortfall Amount (defined below), if
                                           any, to the Owners of the Adjustable
                                           Rate Group Certificates on a pro
                                           rata basis among such Owners;

                                  (15)     to fund a distribution to Owners of
                                           the Class D Certificates; and

                                  (16)     to fund a distribution to Owners of
                                           the Class R Certificates.

                                  The Pooling and Servicing Agreement provides that if, on any Payment Date, the Adjustable Rate Group Available Funds Cap limits the Pass-Through Rate on any Class of the Adjustable Rate Group Certificates (i.e., the rate set by the Adjustable Rate Group Available Funds Cap is less than the Formula Pass-Through Rate for a Class of Adjustable Rate Group Certificates) the amount of any such shortfall will be carried forward and be due and payable on future Payment Dates and shall accrue interest at the applicable Formula Pass-Through Rate, until paid (the amount of such shortfall, together with such accrued interest is the "Available Funds Cap Shortfall Amount").

PRE-FUNDING ACCOUNT:              On the Closing Date, the Original Pre-Funded
                                  Amount will be deposited in the Pre-Funding
                                  Account which account will be in the name of,
                                  and maintained by, the Trustee on behalf of
                                  the Trust and used to acquire Subsequent
                                  Mortgage Loans for addition to the Fixed Rate
                                  Group and the Adjustable Rate Group.  With
                                  respect to each Mortgage Loan Group, during
                                  the period (the "Funding Period") from and
                                  including the Closing Date until the earlier
                                  of (i) the date on which the amount on
                                  deposit in the Pre-Funding Account with
                                  respect to the related Mortgage Loan Group is
                                  less than $100,000, and (ii) October 31,
                                  1997, the Pre-Funded Amount will be
                                  maintained in the Pre-Funding Account.  The
                                  Original Pre-Funded Amount
                                  will be reduced during the Funding Period by
                                  the amount thereof used to purchase
                                  Subsequent Mortgage Loans in accordance with
                                  the Pooling and Servicing Agreement.  The
                                  amount on deposit in the Pre-Funding Account
                                  at any time is the "Pre-Funded Amount".
                                  Subsequent Mortgage Loans purchased by and
                                  added to the Trust on any date (each, a
                                  "Subsequent Transfer Date") must satisfy the
                                  criteria set forth in the Pooling and
                                  Servicing Agreement.  Any Pre-Funded Amount
                                  remaining at the end of the Funding Period
                                  for the related Mortgage Loan Group will be
                                  distributed to the Owners of the related
                                  Class(es) of Class A Certificates then
                                  entitled to receive distributions of
                                  principal on the next regular Payment Date,
                                  in reduction of the Certificate Principal
                                  Balance of such Owners' Certificates, thus
                                  resulting in a partial principal prepayment
                                  of such Class(es) of Class A Certificates as
                                  specified herein under "Description of the
                                  Certificates -- Distributions."   All
                                  interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest
                                  Account. The Pre-Funding Account will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC.

                                  Although no assurance can be given, it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust and added to the Trust will require application of substantially all of the Original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of any Class of Certificates from the Pre-Funding Account. In the event that the Depositor is unable to sell Subsequent Mortgage Loans to the Trust in an amount equal to the Original Pre-Funded Amount, principal prepayments to Owners of the related Class of Certificates will occur no later than the next regular Payment Date in an amount equal to the Pre-Funded Amount with respect to the related Mortgage Loan Group remaining at the end of the applicable Funding Period.

CAPITALIZED INTEREST ACCOUNT:     On the Closing Date, cash will be deposited
                                  in a trust account (the "Capitalized Interest
                                  Account") in the name of, and maintained by,
                                  the Trustee on behalf of the Trust.  The
                                  amount on deposit in the Capitalized Interest
                                  Account, including reinvestment income
                                  thereon, will be used by the Trustee to fund
                                  the excess, if any, of (i) the sum of the
                                  amount of interest accruing at the weighted
                                  average Pass-Through Rate of the Fixed Rate
                                  Group Certificates and the weighted average
                                  Pass-Through Rate of the Adjustable Rate
                                  Group Certificates on the amount by which the
                                  aggregate Certificate Principal Balance of
                                  the related Class(es) of Certificates exceeds
                                  the aggregate Loan Balance of the Mortgage
                                  Loans in the related Mortgage Loan Group plus
                                  the Trustee Fee accruing on such excess
                                  balance over (ii) the amount of any
                                  reinvestment income on monies on deposit in
                                  the Pre-Funding Account.  Such amounts on
                                  deposit will be so applied by the Trustee on
                                  the Payment Date in October  and November
                                  1997 to fund such excess, if any.  Any
                                  amounts remaining in the Capitalized Interest
                                  Account not needed for such purpose will be
                                  paid to the Depositor at the end of the
                                  applicable Funding Period.  The Capitalized
                                  Interest Account will not be an asset of
                                  either the Upper-Tier REMIC or the Lower-Tier
                                  REMIC.
MANDATORY PREPAYMENT OF
CERTIFICATES:                     In the event that at the end of the
                                  applicable Funding Period, not all of the
                                  Original Pre-Funded Amount has been used to
                                  acquire Subsequent Mortgage Loans, then the
                                  Owners of the related Class of Certificates
                                  then entitled to receive distributions of
                                  principal will receive a prepayment no later
                                  than the next regular Payment Date in an
                                  amount equal to the portion of the Original
                                  Pre-Funded Amount remaining and allocable to
                                  the related Mortgage Loan Group.
AUCTION SALE; STEP UP ON
CERTAIN PASS-THROUGH
RATES; TERMINATION:               The Pooling and Servicing Agreement requires
                                  that, within ninety days following the date on which the Outstanding Certificate
                                  Principal Balance related to a Mortgage Loan
                                  Group has declined to less than 10% of the Original Certificate Principal Balance of such Mortgage Loan Group (such date, with respect to such

                                  Mortgage Loan Group, the "Auction Sale Bid
                                  Date"), the Trustee shall solicit bids for
                                  the purchase of all Mortgage Loans remaining
                                  in such Mortgage Loan Group.  In the event
                                  that satisfactory bids are received as
                                  described in the Pooling and Servicing
                                  Agreement, the net sale proceeds will be
                                  distributed to the Owners of the Certificates
                                  of such Mortgage Loan Group in the same order
                                  of priority as interest and principal
                                  distributions.  If satisfactory bids are not
                                  received, the Trustee shall decline to sell
                                  the Mortgage Loans and shall not be under any
                                  obligation to solicit any further bids or
                                  otherwise negotiate any further sale of the
                                  Mortgage Loans, in such Mortgage Loan Group.
                                  Such sale and consequent termination of a
                                  Mortgage Loan Group (an "Auction Sale") must
                                  constitute a "qualified liquidation" of the
                                  Classes of Certificates related to such
                                  Mortgage Loan Group under Section 860F of the
                                  Code, including, without limitation, the
                                  requirement that the qualified liquidation
                                  take place over a period not to exceed 90
                                  days.  If an Auction Sale with respect to the
                                  Adjustable Rate Group has not occurred by the
                                  90th day following the related Auction Sale
                                  Bid Date (such date, the "Step Up Date"), the
                                  Pass-Through Rate of each Class of the
                                  Adjustable Rate Group Certificates will be
                                  increased as provided under "Certificates
                                  Offered" in this Summary of Terms for each
                                  Payment Date occurring thereafter.  If an
                                  Auction Sale does not occur, the Servicers
                                  will have the right, collectively, to
                                  purchase all of the Mortgage Loans in a
                                  Mortgage Loan Group they are servicing on any
                                  Monthly Remittance Date when the Outstanding
                                  Certificate Principal Balance has declined to
                                  5% or less of the Original Certificate
                                  Principal Balance of such Mortgage Loan
                                  Group.  Any such purchase by the Servicers
                                  will be required to be made on the same
                                  Monthly Remittance Date, so that such
                                  Mortgage Loan Group would be liquidated on
                                  the next succeeding Payment Date.  In
                                  addition, in the event that an Auction Sale
                                  has not occurred with respect to both
                                  Mortgage Loan Groups and the Servicers have
                                  not exercised their right to purchase all of
                                  the Mortgage Loans, the Owners of the Class R
                                  Certificates will have the obligation to
                                  purchase all the Mortgage Loans on the
                                  Monthly Remittance Date in September 2027.
                                  See "The Pooling and Servicing
                                  Agreement--Auction Sale; Step Up on Certain
                                  Pass-Through Rates; Termination" herein.
BOOK-ENTRY REGISTRATION
OF THE OFFERED CERTIFICATES:      The Offered Certificates will initially be
                                  issued in book-entry form. Persons acquiring beneficial ownership interests in such
                                  Offered Certificates ("Beneficial Owners") may elect to hold their interests through The
                                  Depository Trust Company ("DTC"), in the
                                  United States, or Cedel Bank, S.A. ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or
                                  Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are Book-Entry
                                  Certificates (as defined herein), such
                                  Certificates will be evidenced by one or more
                                  Certificates registered in the name of Cede &
                                  Co. ("Cede"), as the nominee of DTC or one of the European Depositaries (as defined herein). Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected by DTC through Citibank N.A.
                                  ("Citibank") or The Chase Manhattan Bank
                                  ("Chase", and together with Citibank, the "European Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The Offered Certificates will initially be registered in the name of Cede.
                                  The interests of the Owners of such
                                  Certificates will be represented by
                                  book-entries on the records of DTC and
                                  participating members thereof.  No Beneficial
                                  Owner will be entitled to receive a
                                  definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Offered
                                  Certificates reflect the rights of Beneficial
                                  Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Offered
                                  Certificates are held by DTC.  See
                                  "Description of the Offered Certificates --
                                  Book-Entry Registration of the Offered
                                  Certificates" herein, and Annex I hereto, and "Description of the Certificates--Book-Entry
                                  Registration" in the Prospectus.

RATINGS: It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive ratings from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies ("Standard & Poor's"), Fitch Investors Service, L.P. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") as set out below:

   Class         Moody's           Fitch           Standard & Poor's       DCR
   -----         -------           -----           -----------------       ---
     A             Aaa              AAA                   AAA              AAA
   M-1F            Aa2               AA                   AA               AA+
   M-1A            Aa2               AA                   AA                AA
   M-2F             A2               A                     A                A+
   M-2A             A2               A                     A                A
   B-1F            Baa3             BBB-                  BBB              BBB
   B-1A            Baa3             BBB-                  BBB-             BBB-


                                  Moody's, Standard & Poor's, Fitch and DCR are referred to herein collectively as the "Rating Agencies."

                                  A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein. No person is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn at any time thereafter.

RISK FACTORS:                     Credit Considerations.  For information with
                                  regard to the Mortgage Loans and their
                                  related risks, see "Risk Factors--Risk of Higher Delinquencies Associated with
                                  Guidelines" and "The Mortgage Loan Pool" herein.

                                  Prepayment Considerations. For information regarding the consequences of prepayments of the Mortgage Loans and of the failure of the Depositor to convey Subsequent Mortgage Loans to the Trust during the Funding Period in an amount equal to the Original Pre-Funded Amount, see "Prepayment and Yield Considerations" and "Risk
                                  Factors--Sensitivity to Prepayments" and
                                  "--The Subsequent Mortgage Loans and the Pre-Funding Account" herein.

                                  Other Considerations. For a discussion of other risk factors that should be considered by prospective investors in the Offered Certificates, see "Risk Factors" herein and in the Prospectus.

FEDERAL TAX ASPECTS:              For federal income tax purposes, the Trust
                                  Estate (exclusive of the Pre-Funding Account and the Capitalized Interest Account) created by the Pooling and Servicing Agreement will consist of two segregated asset pools (the
                                  "Upper-Tier REMIC" and the "Lower-Tier
                                  REMIC") with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" ("REMIC"). Each
                                  Class of  Certificates (other than the Class
                                  R Certificates) will constitute "regular interests" in a REMIC. The Class R
                                  Certificates will be designated as the
                                  "residual interest" in the Upper-Tier REMIC.

                                  Owners of the Offered Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Offered Certificates in income in accordance with the accrual method of accounting. The Offered Certificates may be considered to have been issued with original issue discount or at a premium. Any such original issue discount will be includable in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the Prepayment Assumption. See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Mortgage Loans will prepay in accordance with the Prepayment Assumption, or any other rate. In general, as a result of the qualification of the Offered Certificates as regular interests in a REMIC, the Offered Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Upper-Tier REMIC consist of qualifying assets under such sections. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c) of the Code.

ERISA CONSIDERATIONS:             A fiduciary of any employee benefit plan or
                                  other retirement arrangement subject to the Employee Retirement Income Security Act of
                                  1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal advisors whether the purchase or holding of the Class A
                                  Certificates offered hereby could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                  Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued to the Underwriters individual prohibited transaction exemptions which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied. ONLY CLASS A CERTIFICATES MAY BE
                                  PURCHASED BY PLANS THAT ARE SUBJECT TO ERISA
                                  EXCEPT AS PROVIDED HEREIN.

                                  A fiduciary of a Plan should review the
                                  sections entitled "ERISA Considerations" in the Prospectus and this Prospectus Supplement and consider the issues discussed therein, and should consult with its legal advisors prior to making an investment in the Offered Certificates.

LEGAL INVESTMENT
  CONSIDERATIONS:                 The Offered Certificates (other than the
                                  Class A-10 Certificates and the Class M-1A
                                  Certificates) will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                  1984 ("SMMEA").  The appropriate
                                  characterization of the Offered Certificates
                                  (other than the Class A-10 Certificates and the Class M-1A Certificates) under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates (other than the Class A-10 Certificates and the Class
                                  M-1A Certificates), may be subject to
                                  significant interpretive uncertainties.

                                  The Class A-10 Certificates and the Class
                                  M-1A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-10 Certificates and the Class M-1A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                RISK FACTORS

       Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

       SENSITIVITY TO PREPAYMENTS. The Mortgage Loans may be prepaid by the related mortgagor in whole or in part at any time. However, approximately, 66.73% of the Mortgage Loans require the payment of a fee in connection with certain prepayments. See "The Portfolio of Mortgage Loans--Prepayment Penalties" herein for a description of prepayment penalty provisions applicable to the Mortgage Loans. In addition, all of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the related Servicer, will result in prepayment of such Mortgage Loans. Furthermore, the Seller may initiate a refinance policy as described in "The Portfolio of Mortgage Loans-Prepayment Penalties" herein which could have an impact on prepayments of the Mortgage Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate mortgage loans (including the 5/25 Loans), such as the Mortgage Loans in the Fixed Rate Group, and 2/28 Loans and 3/27 Loans, which are or will be a part of the Adjustable Rate Group, are sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans in the Fixed Rate Group or the applicable rates on the 2/28 Loans and 3/27 Loans, such loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans in the Fixed Rate Group or the applicable rates on the 2/28 Loans and 3/27 Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans in the Fixed Rate Group or the applicable rates on the 2/28 Loans and the 3/27 Loans, the rate of prepayments is likely to decrease.

       The average life of the Offered Certificates, and, if purchased at other than par, the yields realized by Owners of the Offered Certificates, will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans (the "Prepayments")) on the Mortgage Loans and the method of allocating such payments among the Offered Certificates. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. The Servicers have agreed in the Pooling and Servicing Agreement not to target Mortgagors in solicitations to borrowers to refinance their mortgages, unless such solicitation is consistent with the Seller's refinance policy. See "Prepayment and Yield Considerations" herein.

       TRUST ASSETS ARE THE ONLY SOURCE OF CREDIT ENHANCEMENT. The subordination of the Subordinate Certificates and the Private Certificates (other than the Class S Certificates) to the Class A Certificates, the further subordination within the Subordinate Certificates, and the overcollateralization provisions of the Trust are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanism, Owners of the Offered Certificates will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Depositor, the Seller, the Servicers, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

       SUBORDINATION--LIMITED PROTECTION AFFORDED TO CLASS A CERTIFICATES. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the related Class A Certificates to receive such distributions. The rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the related Class A and the related Class M-1 Certificates to receive such distributions. The rights of the Owners of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the related Class A, related Class M-1 and related Class M-2 Certificates to receive such distributions. The rights of the Owners of the Class B-2F Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the related Class A Certificates, the Class M-1F Certificates, the Class M-2F Certificates and the Class B-1F Certificates to receive such distributions. The rights of the owners of the Class C-IO Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the related Class A Certificates, the related Class M-1 Certificates, the related Class M-2 Certificates, the related Class B-1 Certificates and, with respect to the Class C-FIO Certificates, the Class B-2F Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinate Certificates to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

       SUBORDINATION-OF LOSSES TO MEZZANINE CERTIFICATES AND CLASS B-1 CERTIFICATES. The rights of the Owners of each Class of Mezzanine Certificates and Class B-1 Certificates to receive distributions of principal with respect to the related Mortgage Loan Group will be subordinate to the rights of the Owners of the related Class A Certificates to receive such distributions and to the rights of the Owners of each higher-ranking related Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement--Subordination of Subordinate Certificates" herein.

       The yields to maturity on the Mezzanine Certificates and the Class B-1 Certificates will be sensitive, in varying degrees, to defaults on the Mortgage Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates and the Class B-1 Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage Loans. See "Credit Enhancement--Application of Realized Losses" and "Prepayment and Yield Considerations--Projected Payment and Yield for Offered Certificates" herein.

       The Mezzanine Certificates and Class B-1 Certificates will not be entitled to any principal distributions until at least the related Stepdown Date and during the continuation of a Trigger Event (unless the aggregate Certificate Principal Balance of the related Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Mezzanine Certificates and Class B-1 Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A and Mezzanine Certificates and Class B-1 Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates and Class B-1 Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

       THE SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT. If the principal amount of eligible Subsequent Mortgage Loans available during the applicable Funding Period and sold by the Depositor to the Trust is less than 100% of the Original Pre-Funded Amount, a prepayment of principal to Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will occur as described herein. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others:
(i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Certificates; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans."

       To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the related Mortgage Loan Group by the end of the applicable Funding Period, the Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the Pre-Funding Payment Date. Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Class A Certificates from the Pre-Funding Account.

       Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. Following the transfer of Subsequent Mortgage Loans, it is anticipated that the aggregate characteristics of the Mortgage Loans then held in the related Mortgage Loan Group will not vary significantly from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans" herein.

       RISK OF HIGHER DELINQUENCIES ASSOCIATED WITH GUIDELINES. The Underwriting Guidelines (as described herein under "The Portfolio of Mortgage Loans-- Guidelines") are intended to assess the credit quality of a mortgagor and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to Fannie Mae and FHLMC guidelines but who have substantial equity in their property. Furthermore, the Underwriting Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property from that indicated in the Originators' loan-to-value determination.

       As a result of the Underwriting Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

       EFFECT OF MORTGAGE LOAN YIELD ON ADJUSTABLE RATE GROUP CERTIFICATES PASS-THROUGH RATE; BASIS RISK. The calculation of the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to a substantial portion of the Initial Mortgage Loans in the Adjustable Rate Group (Six-Month LIBOR) as described under "The Mortgage Loan Pool -- Initial Mortgage Loans -- Adjustable Rate Group" herein and is subject to the Adjustable Rate Group Available Funds Cap. The Adjustable Rate Group Available Funds Cap effectively limits the amount of interest accrued on each Class of the Adjustable Rate Group Certificates to the weighted average of the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group, less 0.50% per annum. 99.96% of the Initial Mortgage Loans in the Adjustable Rate Group and 5.21% of the Initial Mortgage Loans in the Fixed Rate Group adjust semi-annually based upon the London interbank offered rate for Six-Month United States dollar deposits ("Six-Month LIBOR"), whereas the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates -- Calculation of One-Month LIBOR" herein, subject to the Adjustable Rate Group Available Funds Cap. Consequently, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates for any Payment Date may not equal the related Formula Pass-Through Rate for such Class of the Adjustable Rate Group Certificates during the related Accrual Period. 78.14% of the Initial Mortgage Loans in the Adjustable Rate Group are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. 5.54% of the Initial Mortgage Loans in the Adjustable Rate Group are 3/27
Loans that provide for a fixed interest rate for a period of approximately three years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. One-Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Adjustable Rate Group Available Funds Cap to limit the amount of interest that would otherwise accrue on each Class of the Adjustable Rate
Group Certificates. In particular, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates adjusts monthly, while the interest rates of the Initial Mortgage Loans in the Adjustable Rate Group adjust less frequently, with the result that the Adjustable Rate Group Available Funds Cap may be lower than the Formula Pass-Through Rate for such Class of the Adjustable Rate Group Certificates for extended periods in a rising interest rate environment. In addition, the Mortgage Loans in the Adjustable Rate Group are subject to periodic (i.e., semiannual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Adjustable

Rate Group Available Funds Cap limiting increases in the Pass-Through Rate for such Class of the Adjustable Rate Group Certificates. Finally, the Mortgage Loans in the Adjustable Rate Group accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each Class of the Adjustable Rate Group Certificates which are Offered Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Adjustable Rate Group Available Funds Cap limiting the Pass-Through Rate for such Class of the Adjustable Rate Group Certificates in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Mortgage Loans in the Adjustable Rate Group (net of the sum of the Servicing Fee, the Trustee Fee and certain required reductions related to the Adjustable Rate Group) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each Class of the Adjustable Rate Group Certificates during the related Accrual Period. Furthermore, if the Available Funds Cap determines the Pass-Through Rate for a Class of the Adjustable Rate Group Certificates for a Payment Date, the market value of such Class of the Adjustable Rate Group Certificates may be temporarily or permanently reduced. It is anticipated that Subsequent Mortgage Loans in the Adjustable Rate Group will have features similar to the Initial Mortgage Loans in the Adjustable Rate Group, resulting in the same limitations on the Pass-Through Rate of the Adjustable Rate Group Certificates as are described above.

       OTHER LEGAL CONSIDERATIONS. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The related Originator will be required to repurchase any Mortgage Loans which, at the time of origination, fail to comply with applicable federal and state laws and regulations, which failure results in a material adverse effect on the Trust or the parties to the Pooling and Servicing Agreement. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicers to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Seller, the Servicers or the related Originator to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

       The Mortgage Loans are also subject to federal laws, including:

              (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

              (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

              (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the related Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Originators, the Seller or the Servicers to damages and administrative enforcement. The Originators will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

       The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the related Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the related Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

       It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection

Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

       RISK OF SELLER INSOLVENCY. The Seller believes that the transfer of the Mortgage Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

       On the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Trustee and the Seller will have received an opinion of Arter & Hadden, counsel to the Seller and the Depositor, with respect to the true sale of Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee and the Rating Agencies.

       RISK OF HIGHER DEFAULT RATES ASSOCIATED WITH CALIFORNIA REAL PROPERTY. Because 22.83% by principal amount of the Mortgaged Properties relating to Initial Mortgage Loans are located in the State of California, an overall decline in the related residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Initial Mortgage Loans causing the Loan Balances of the related Initial Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

       The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans and Contracts--Standard Hazard Insurance" in the Prospectus.

                        THE PORTFOLIO OF MORTGAGE LOANS

GENERAL

       The Mortgage Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the related Originators.

       Each Originator has made certain representations and warranties with respect to Mortgage Loans originated or sold by it, as specified below, and, upon a breach of such representations and warranties may be required to repurchase such Mortgage Loan from the Trust.

UNDERWRITING GUIDELINES

       The Mortgage Loans have been originated by the Originators in accordance with the underwriting guidelines established by each of them and reviewed and approved by the Seller (the "Underwriting Guidelines"). The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

       Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with their Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (80% under the stated income programs), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

       All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or are purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

       Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The applicant must provide to the related Originator or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control systems, each Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, each Originator generally reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under stated income programs). If the loan-to-value ratio is greater than a predetermined level, the Originators generally verify the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

       Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the related Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed by the Originator.

       The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the

Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

       The Mortgage Loans were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $350,000. Mortgage loans may, however, be originated generally up to $500,000, provided the loan-to-value ratio is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, the mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

       The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the loan-to-value ratio is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

       The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

       Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which ,permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

       ARCC Performance Assumption Grouping

       The Seller, through its manager AMRESCO Residential Credit Corporation ("ARCC"), performs due diligence on all mortgage loan portfolios which it acquires, including the Mortgage Loans included in the Trust Estate. Part of

ARCC's review includes a review of the credit-grading process of the related Originators. ARCC has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. ARCC determines which PAG the Originators' related credit grade most closely matches, and all loans which the Originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the Originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. ARCC uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the Originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that ARCC does not make any attempt to determine how individual loans would fall under the PAG criteria described below, but only associates the existing credit grades of the Originator to the various PAG categories.

       SELLER'S PAG I

       The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 90% or less. The maximum back-end debt ratio should not exceed 50%. The prospective mortgagor should have approximately five years of established credit with five trade lines. In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

       SELLER'S PAG II

       The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 85% or less. The maximum back end debt ratio should not exceed 50%. The prospective mortgagor should have approximately three years of established credit with three trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies. In the last 36 months, mortgagor should be subject to only minor collection actions totaling less than $1,000.

       SELLER'S PAG III

       The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 80% or less. The maximum back end debt ratio should not exceed 50%. The prospective mortgagor should have approximately two years of established credit with two trade lines. In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be a maximum 30 days delinquent at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $500 against the prospective mortgagor. In the last 24 months, the prospective mortgagor is permitted to have judgments or charge offs totaling less than $500, and discharged bankruptcies with a maximum 30-day delinquency on reestablished credit. In the last 36 months, collection actions totaling less than $2,500 are permitted.

       SELLER'S PAG IV

       The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 75% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than four 30-day delinquencies and two 60-day delinquencies, and mortgage credit should be a maximum of 90 days delinquent at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, mortgagor may have discharged bankruptcies with maximum 30 day delinquency on reestablished credit, and collection actions totaling less than $2,500 are permitted. In the last 24 months, total judgments and charge offs should be less than $2,500.

       SELLER'S PAG V

       The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 65% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and no foreclosure may be pending at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

       Approximately 8.03%, 59.25%, 18.61%, 4.75% and 9.35% of the Initial
Fixed Rate Group Mortgage Loans and 1.87%, 57.79%, 22.46%, 3.34% and 14.55% of the Initial Adjustable Rate Group Mortgage Loans are in the Seller's PAG I, PAG II, PAG III, PAG IV, and PAG V, categories, respectively.

       Approximately 63.00%, 4.62% and 32.38% of the Initial Fixed Rate Group Mortgage Loans and 60.64%, 2.56% and 36.80% of the Initial Adjustable Rate Group Mortgage Loans are in the Full Documentation, Limited Documentation and Stated Income Documentation programs, respectively.

PREPAYMENT PENALTIES

       Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 74.45% of the Initial Mortgage Loans in the Fixed Rate Group and 63.72% of the Initial Mortgage Loans in the Adjustable Rate Group provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made generally during the five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally during the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. Approximately 70% of mortgage loans originated by Option One provide that a prepayment charge will apply if, in any twelve-month period during the first two years from the date of origination, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan, and approximately 25% of mortgage loans originated by Option One provide that a prepayment charge will apply if, in any twelve-month period during the first year from the date of origination, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such mortgage loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

       The Seller may initiate a refinance policy with the Originators who originated Mortgage Loans for the Trust and for other trusts in which the Seller or an affiliate of the Seller owns a residual interest in an effort to retain borrowers who the Seller or the Originators believe are likely to refinance their loans due to interest rate changes or other reasons. Although the policy is expected to permit the Originators to solicit such borrowers in accordance with the Seller's policy, the Depositor believes that this practice will not likely result in a material change in the prepayment experience of the Trust because the solicited borrowers would have been expected to refinance through other originators in any event.

REPRESENTATIONS RELATING TO THE MORTGAGE LOANS

       Each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator to the Seller in a loan purchase and sale agreement (each, a "Transfer Agreement"), which will be assigned to the Trust. Such representations and warranties generally include, among other things, that: (i) the information with respect to each Mortgage Loan set forth in the related Schedule of Mortgage Loans is true and correct as of the specified date; (ii) each Mortgaged Property is improved by a one- to four-family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations; (iii) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (iv) as of the Cut-Off Date each Mortgage Loan was secured by a valid and subsisting first (or, if applicable, second) lien of record on the Mortgaged Property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (v) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan when conveyed by such Originator; and (vi) each Mortgage Loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related Mortgagor.

       If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners in such Mortgage Loan within a time period specified in the Transfer Agreement, such Originator will be obligated under the related Transfer Agreement to purchase from the Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Transfer Agreement which Loan Purchase Price will be no less than the principal balance thereof as of the date of purchase plus one month's interest at the Coupon Rate (net of the applicable Servicing Fee) (the "Net Coupon Rate").

       As to any such Mortgage Loan required to be repurchased by an Originator as provided above, rather than repurchase the Mortgage Loan, such Originator may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and cause the substitution in its place of another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the Pooling and Servicing Agreement); however, such substitution of a defective Mortgage Loan may not be made if such substitution would cause the REMIC created by the Pooling and Servicing Agreement not to qualify as a REMIC or result in a prohibited transaction tax under the Code (generally after two years from the Closing Date).

       Upon receipt of notice by a Servicer or upon a Servicer becoming aware that a representation and warranty made by an Originator in the Transfer Agreement has been breached, such Servicer will be required to promptly notify the related Originator, the Trustee and the Seller of such breach and request that such Originator cure such breach or honor its repurchase or substitution obligations for the benefit of the Trust. In the event that any Originator (other than Long Beach or Option One) fails to cure such breach or honor its repurchase or substitution obligations, the Seller shall be obligated to cure such breach or purchase or substitute for the related Mortgage Loan. The foregoing will constitute the sole remedy available to the Trust for a breach of representation by an Originator.

THE SERVICERS

       The information set forth below concerning the Servicers has been provided to the Depositor by the related Servicer. Neither the Depositor, the Seller, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has any Servicer made any such investigation with respect to information about the other Servicer.

       Advanta

       Advanta Mortgage Corp. USA ("Advanta") will act as one of the Servicers of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly traded company based in Horsham, Pennsylvania with assets as of June 30, 1997 of approximately $6.5 billion.

       Advanta Parent, through its subsidiaries (including Advanta) managed assets (including mortgage loans) in excess of $20.6 billion as of June 30, 1997.

       On March 17, 1997, Advanta Parent issued a press release (the "Press Release"), announcing that it expects to report 1997 results well below previous expectations. The Press Release stated that for the first quarter, Advanta Parent currently expects to report a loss in the area of $20 million compared to earnings of $41 million in the first quarter of 1996. On April 16, 1997, Advanta Parent reported a loss of $19.8 million for the first quarter of 1997. The losses are attributed to a number of factors, including increases in consumer bankruptcies and charge-offs and lower receivables balances than originally anticipated in its credit card business. On July 16, 1997, Advanta Parent announced its return to profitability and reported net income of $5.4 million for the second quarter of 1997, compared to net income of $45.1 million for the second quarter of 1996. Advanta Parent has retained BT Wolfensohn, a division of the Bankers Trust New York Corporation, to explore all strategic alternatives that build upon the historic strength and success of the company as a whole and of its business units, including Advanta, with the aim of maximizing the company's value for its shareholders and other constituents. There is no assurance that any such alternative will be pursued. The result of pursuing such alternatives may positively or adversely affect the financial ability of Advanta to perform its financial and other obligations or to service the Mortgage Loans.

       As of June 30, 1997, Advanta and its subsidiaries were servicing approximately 61,000 mortgage loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $3.7 billion, and approximately 110,000 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $7.5 billion.

       Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of Advanta for its servicing portfolio, excluding certain loans serviced by Advanta that were not originated or purchased and reunderwritten by affiliates of Advanta (the "Owned and Managed Servicing Portfolio"), of fixed and variable rate mortgage loans as of June 30, 1997, and for each of the four prior years. In addition to the Owned and Managed Servicing Portfolio, Advanta serviced as of June 30, 1997, approximately 110,000 mortgage loans with an aggregate principal balance as of such date of approximately $7.5 billion; such loans were not originated by Advanta or affiliates of Advanta and are being serviced for third parties on a contract servicing basis (the "Third Party Servicing Portfolio"). No loans in the Third Party Servicing Portfolio are included in the tables set forth below.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS

                                                                                                         SIX MONTHS ENDING
                                                  YEAR ENDING DECEMBER 31,                                    JUNE  30,
                     -----------------------------------------------------------------------------------------------------------
                            1993                 1994                  1995                1996                 1997
                     -----------------------------------------------------------------------------------------------------------
                                 BY                    BY                   BY                  BY
                     BY NO.    DOLLAR                DOLLAR                DOLLAR              DOLLAR               BY DOLLAR
                       OF      AMOUNT     BY NO.     AMOUNT      BY NO.    AMOUNT    BY NO.    AMOUNT    BY NO.      AMOUNT
                     LOANS    OF LOANS   OF LOANS   OF LOANS    OF LOANS  OF LOANS  OF LOANS  OF LOANS   OF LOANS   OF LOANS
                     -----------------------------------------------------------------------------------------------------------
Portfolio            25,460  $1,149,864   26,446   $1,346,100   32,592   $1,797,582  43,303  $2,595,981   61,010   $3,688,283

Delinquency
percentage(1)
30-59 days            2.43%     2.22%      2.01%      1.57%      2.67%      2.44%     3.07%     2.90%     2.84%       2.69%

60-89 days            0.77      0.63       0.57       0.45       0.72       0.71      0.85      0.90       .82         .88

90 days or more       2.19      2.12       1.85       1.51       1.69       1.23      1.45      1.26      1.33        1.73
                      ----      ----       ----       ----       ----       ----      ----      ----      ----        ----

Total                 5.39%     4.97%      4.43%      3.53%      5.08%      4.38%     5.37%     5.06%     4.99%       5.30%

Foreclosure           1.32%     1.62%      1.35%      1.38%      1.29%      1.53%     1.62%     1.92%     1.33%       1.51%
rate(2)

REO properties(3)     0.42%       --       0.47%         --      0.52%        --      0.42%       --       .28%         --

------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by Advanta pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
               OF ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS*

                                                                                SIX MONTHS
                                 YEAR ENDING DECEMBER 31,                     ENDING JUNE 30,
                         --------------------------------------------------------------------
                            1993            1994          1995          1996        1997
                         --------------------------------------------------------------------
                                              (DOLLARS IN THOUSANDS)
 Average amount          $1,049,447      $1,225,529    $1,540,238    $2,102,643  $3,078,712
 outstanding(1)

 Gross losses(2)            $14,115         $20,886       $13,978       $15,184      $7,954

 Recoveries(3)                 $123            $179          $148          $117         $21

 Net losses(4)              $13,992         $20,707       $13,830       $15,067      $7,933

 Net losses as a              1.33%           1.69%         0.90%         0.72%       0.52%
 percentage of
 average amount
 outstanding(s)(5)

------------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)    "Net Losses" represents "Gross Losses" minus "Recoveries".

(5) For the six months ending June 30, 1997, "Net Losses as a percentage of average amount outstanding" was annualized by multiplying Net Losses by 2 before calculating the percentage of "Net Losses as a percentage of average amount outstanding".



       Advanta experienced an increase in the net loss rate on its Owned and Managed Servicing Portfolio during the period 1990 through 1994. It believes that such increase was due to four primary factors; the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance of the Non-Income Verification ("NIV") loan program. The net loss rates as a percentage of the average amount outstanding on its Owned and Managed Servicing Portfolio, excluding NIV loans, are 1.42% and 0.88% for the periods ending December 31, 1994 and December 31, 1993, respectively.*

---------------------
* Owned and managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

       Collection Procedures. Advanta employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Advanta is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Advanta utilizes a predictive dialing system for the effective management of collection calling activity. Prior to initiating foreclosure proceedings, Advanta makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition; and the mortgagor's attitude toward the obligation. Advanta will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. Foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

       Long Beach Mortgage Company

       Long Beach Mortgage Company, a Delaware corporation ("Long Beach"), is a specialty finance company engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one-to-four-family residences. Long Beach began originating sub-prime mortgage loans in 1988 as a division of Long Beach Bank, F.S.B.

To gain greater operating flexibility and improve its ability to compete against other financial services companies, in October 1994, Long Beach Bank, F.S.B. ceased operations, voluntarily surrendered its federal thrift charter and transferred its mortgage banking business to a new Delaware corporation called Long Beach Mortgage Company ("Old Long Beach").

       In May 1997, Old Long Beach completed a reorganization (the "Reorganization") of its business operations by transferring to its wholly-owned subsidiary, Long Beach Financial Corporation ("LBFC"), the assets and personnel related to Old Long Beach's broker-sourced mortgage lending and loan sales operations and approximately $40 million in cash. The assets received from Old Long Beach by LBFC were then transferred to Long Beach, a wholly-owned subsidiary of LBFC. Immediately following the Reorganization, Long Beach continued the activities previously conducted by the broker-sourced and loan sales divisions of Old Long Beach. LBFC is a publicly-traded company based in Orange, California. As of June 30, 1997, Long Beach had 61 offices, consisting of 10 offices located in California and 51 offices located throughout the rest of the United States.

       Substantially all of the loans originated by Long Beach while it operated as a division of Old Long Beach were serviced by the servicing division of Old Long Beach. Because Long Beach does not currently have internal servicing capabilities, the loans originated or purchased by Long Beach will be sub-serviced by the servicing division of Ameriquest Mortgage Company ("Ameriquest" or the "Subservicer") until Long Beach develops such capabilities. Ameriquest and Long Beach have entered into a contract (the "Subservicing Agreement") pursuant to which Ameriquest will sub-service the Mortgage Loans sold by Long Beach to the Depositor. Notwithstanding the foregoing, Long Beach will act as master servicer for such Mortgage Loans, and will remain primarily liable for servicing such Mortgage Loans.

       Because of the recent date of the Reorganization, there is currently no meaningful data regarding originations and sales or loss and delinquency experience relating to loans originated or purchased by Long Beach following the Reorganization.

       The Subservicer. The information set forth in the following paragraphs has been provided to Long Beach by Ameriquest. None of the Depositor, the Originators, Advanta, Option One, the Seller, the Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

       Ameriquest will act as the subservicer for the Mortgage Loans serviced by Long Beach (the "Long Beach Mortgage Loans"). The Subservicer is a specialty finance company engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one-to-four-family residences. Ameriquest's mortgage business was begun in 1985 by Long Beach Savings and Loan Association (later known as Long Beach Bank, F.S.B., together, the "Bank"). To gain greater operating flexibility and to improve its ability to compete against other financial services companies, in October 1994, the Bank ceased operations, voluntarily surrendered its federal thrift charter and transferred its mortgage banking business to Old Long Beach.

       In May 1997, Old Long Beach completed the Reorganization of its business operations by transferring to its wholly-owned subsidiary LBFC the assets and personnel related to Old Long Beach's broker-sourced mortgage lending and loan sales operations. The assets received from Old Long Beach by LBFC were transferred to a wholly-owned subsidiary of LBFC (which was named "Long Beach Mortgage Company"). The assets transferred included loans in process at the time of the Reorganization, but did not include loans funded by the broker-sourced mortgage lending division of Old Long Beach prior to the Reorganization or servicing rights with respect to loans funded prior to the Reorganization. As part of the Reorganization, Old Long Beach changed its name to "Ameriquest Mortgage Company". Immediately following the Reorganization, Ameriquest sold all of the outstanding shares of common stock of LBFC in an underwritten public offering (the "Offering"). As a result of the Reorganization and Offering, Ameriquest commenced operations under its new name and the new Long Beach Mortgage Company commenced operations as an independent company with the assets and personnel that were previously operating as the broker-sourced mortgage lending and loan sales divisions of Old Long Beach.

       Ameriquest is approved as a seller/servicer for Fannie Mae and FHLMC and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

       Loan Servicing. Generally, Ameriquest services all the mortgage loans it originates whether those loans are sold or retained in its portfolio. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Ameriquest's servicing activities are audited regularly by its internal auditors and examined periodically by applicable regulatory authorities. Certain financial records of Ameriquest relating to its loan servicing activities are reviewed annually as part of the audit of Ameriquest's financial statements conducted by its independent accountants.

       Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Ameriquest attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to Ameriquest's customary procedures for residential mortgage loans serviced by it for its own account, Ameriquest generally mails a notice of intent to foreclose to the mortgagor after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Ameriquest. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

Ameriquest Programs -- Servicing Portfolio

    The following table sets forth Ameriquest's delinquency and loss experience (including that of its predecessor-in-interest, the Bank, and excluding that of Long Beach after the Reorganization) at the dates indicated on its servicing portfolio of mortgage loans originated under the Ameriquest sub-prime underwriting programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                                                                                                         AT
                                                          AT DECEMBER 31,                              JUNE 30,
                                             ------------------------------------------------------------------
                                                1993          1994           1995          1996         1997
                                             ------------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Total Outstanding Principal Balance ......   $1,947,949    $2,418,848    $2,397,950    $3,001,542    $3,587,860
Number of Loans ..........................       16,282        21,260        22,700        29,710        36,253
DELINQUENCY
Period of Delinquency:
31-60 Days
   Principal Balance .....................   $   13,079    $   16,816    $   32,483    $   43,421    $   38,327
   Number of Loans .......................          106           131           286           422           401
   Delinquency as a Percentage of Total
     Outstanding Principal Balance .......         0.67%         0.70%         1.35%         1.45%         1.07%

   Delinquency as a Percentage of
     Number of Loans .....................         0.65%         0.62%         1.26%         1.42%         1.11%
61-90 Days
   Principal Balance .....................   $   13,144    $   18,104    $   21,249    $   28,064    $   31,754
   Number of Loans .......................           93           129           188           271           328
   Delinquency as a Percentage of Total
     Outstanding Principal Balance .......         0.67%         0.75%         0.89%         0.93%         0.89%
   Delinquency as a Percentage of
     Number of Loans .....................         0.57%         0.61%         0.83%         0.91%         0.90%
91 Days or More
   Principal Balance .....................   $   60,621    $   70,034    $   94,201    $  126,502    $  161,832
   Number of Loans .......................          418           509           765         1,173         1,560
   Delinquency as a Percentage of Total
     Outstanding Principal Balance .......         3.11%         2.90%         3.93%         4.21%         4.51%
   Delinquency as a Percentage of
     Number of Loans .....................         2.57%         2.39%         3.37%         3.95%         4.30%
Total Delinquencies:
   Principal Balance .....................   $   86,844    $  104,953    $  147,933    $  197,988    $  231,913
   Number of Loans .......................          617           769         1,239         1,866         2,289
   Delinquency as a Percentage of Total
     Outstanding Principal Balance .......         4.46%         4.34%         6.17%         6.60%         6.46%
   Delinquency as a Percentage of
     Number of Loans .....................         3.79%         3.62%         5.46%         6.28%         6.31%
FORECLOSURES PENDING(1)
   Principal Balance .....................   $   64,443    $   77,960    $  102,962    $  127,002    $  143,057
   Number of Loans .......................          449           583           859         1,184         1,393
   Foreclosures Pending as a Percentage of
     Total Outstanding Principal Balance .         3.31%         3.22%         4.29%         4.23%         3.99%
   Foreclosures Pending as a Percentage of
     Number of Loans .....................         2.76%         2.74%         3.78%         3.99%         3.84%
NET LOAN LOSSES for the Period(2) ........   $   13,449    $   24,617    $   24,320    $   29,674    $   15,176
NET LOAN LOSSES as a Percentage of Total
Outstanding Principal Balance ............         0.69%         1.02%         1.01%         0.98%         0.42%


----------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of loans serviced by Ameriquest have been conveyed to REMIC trust funds.

    As of June 30, 1997, 612 one- to four-family residential properties relating to loans in Ameriquest's total servicing portfolio had been acquired through foreclosure or deed-in-lieu of foreclosure and were not liquidated, 530 of which properties relate to Ameriquest's sub-prime underwriting programs.

         There can be no assurance that the delinquency and loss experience of the Long Beach Mortgage Loans will correspond to the loss experience of Ameriquest's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for residential mortgages originated under the Ameriquest sub-prime underwriting programs and serviced by Ameriquest only for the years presented, whereas the aggregate delinquency and loss experience on the Long Beach Mortgage Loans will depend on the results obtained over the life of the Trust. Ameriquest's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Long Beach Mortgage Loans. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ameriquest. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Residential Loan Servicing Portfolio

         The following table sets forth Ameriquest's delinquency and loss experience (including that of its predecessor- in-interest, the Bank, and excluding that of Long Beach after the Reorganization) at the dates indicated on its entire residential (including multifamily) mortgage loan servicing portfolio (inclusive of loans originated under the Ameriquest sub-prime underwriting programs):

                                                                                                                        AT
                                                                 AT DECEMBER 31,                                      JUNE 30,
                                                   ---------------------------------------------------------------------------
                                                      1993          1994               1995            1996            1997
                                                   ---------------------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Total Outstanding Principal Balance ...........     $2,434,615      $2,721,665      $2,790,704      $3,622,400      $4,237,347
Number of Loans ...............................         21,159          24,669          26,766          36,564          43,721
DELINQUENCY
Period of Delinquency:
31-60 Days
 Principal Balance ............................     $   21,834      $   20,923      $   35,503      $   54,719      $   43,961
 Number of Loans ..............................            224             195             327             557             479
 Delinquency as a Percentage of
     Total Outstanding Principal Balance ......           0.90%           0.77%           1.27%           1.51%           1.04%

 Delinquency as a Percentage of
     Number of Loans ..........................           1.06%           0.79%           1.22%           1.52%           1.10%
61-90 Days
 Principal Balance ............................     $   19,321      $   24,013      $   25,237      $   36,565      $   36,490
 Number of Loans ..............................            177             193             253             382             388
 Delinquency as a Percentage of
     Total Outstanding Principal Balance ......           0.79%           0.88%           0.90%           1.01%           0.86%

 Delinquency as a Percentage of
     Number of Loans ..........................           0.84%           0.78%           0.95%           1.04%           0.89%
91 Days or More
 Principal Balance ............................     $   92,100      $   97,202      $  109,703      $  152,537      $  185,403
 Number of Loans ..............................            765             771             977           1,531           1,858
 Delinquency as a Percentage of
     Total Outstanding Principal Balance ......           3.78%           3.57%           3.93%           4.21%           4.38%

 Delinquency as a Percentage of
     Number of Loans ..........................           3.62%           3.13%           3.65%           4.19%           4.25%
Total Delinquencies:
 Principal Balance ............................     $  133,255      $  142,138      $  170,444      $  243,822      $  265,854
 Number of Loans ..............................          1,166           1,159           1,557           2,470           2,725
 Delinquency as a Percentage of
     Total Outstanding Principal Balance ......           5.47%           5.22%           6.11%           6.73%           6.27%

 Delinquency as a Percentage of
     Number of Loans ..........................           5.51%           4.70%           5.82%           6.76%           6.23%
FORECLOSURES PENDING(1)
 Principal Balance ............................     $   96,810      $  111,514      $  132,679      $  165,525      $  193,355
 Number of Loans ..............................            748             955           1,200           1,591           1,890
 Foreclosures Pending as a Percentage
     of Total Outstanding Principal Balance ...           3.98%           4.10%           4.75%           4.57%           4.56%
 Foreclosures Pending as a
     Percentage of Number of Loans ............           3.54%           3.87%           4.48%           4.35%           4.32%

NET LOAN LOSSES for the Period(2) .............     $   35,474      $   51,296      $   37,914      $   38,915      $   19,566

NET LOAN LOSSES as a Percentage of Total
Outstanding Principal Balance .................           1.46%           1.88%           1.36%           1.07%           0.46%


-------------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by Ameriquest have been conveyed to REMIC trust funds.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by Ameriquest has increased from $ 2,434,615,000 at December 31, 1993 to $ 4,237,347,000 at
June 30, 1997, the total outstanding principal balance of residential loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Long Beach Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Long Beach Mortgage Loans will not change.

         If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ameriquest.

         The Subservicing Agreement. Pursuant to the Subservicing Agreement between Long Beach and the Subservicer, the Subservicer will subservice the Long Beach Mortgage Loans serviced by Long Beach. The terms and conditions of the Subservicing Agreement are consistent with and do not violate the provisions of the Pooling and Servicing Agreement. The Subservicing Agreement does not relieve Long Beach from any of its obligations to service the Long Beach Mortgage Loans subserviced by Ameriquest in accordance with the terms and conditions of the Agreement. In the event Long Beach is no longer a Servicer with respect to any or all of the Long Beach Mortgage Loans, the Subservicer may be terminated without cause or the payment of any fee. The Subservicing Agreement has a term of three (3) years (which expires on April 28, 2000), but may be terminated earlier by either party after April 28, 1998 upon six (6) months written notice given to the other party no earlier than April 28, 1998.

         Long Beach may remove the Subservicer if a Subservicer Event of Default has occurred under the Subservicing Agreement. A "Subservicer Event of Default" under the Subservicing Agreement includes, but is not limited to (i) the Subservicer's failure, within one business day after notice, to deliver funds or make payments when due, failure to perform any other obligation of the Subservicer under the Subservicing Agreement or failure to cure a breach of a representation or warranty by the Subservicer which materially and adversely affects the interests of the Certificateholders, subject to specified cure periods following notice of any such failure or (ii) the Subservicer's commencement, or the commencement against it without prompt discharge, of bankruptcy or similar proceedings jeopardizing or eliminating the ability of the Subservicer to pay or otherwise discharge its obligations.

         Option One Mortgage Corporation

         Option One Mortgage Corporation ("Option One") was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         As of December 31, 1994, Option One was a wholly-owned subsidiary of Plaza Home Mortgage Bank, which was in turn a wholly-owned subsidiary of Plaza Home Mortgage Corporation ("PHMC"). On March 3, 1995, Fleet National Bank, Rhode Island acquired 100% of the outstanding stock of PHMC. Following such acquisition, Option One became a subsidiary of Fleet National Bank, Rhode Island, which is in turn a subsidiary of Fleet Financial Group, Inc. ("Fleet"). As of June 30, 1997 Option One had three loan origination centers in California, and one loan origination center in each of Connecticut, Florida, Georgia, Illinois, Ohio, Rhode Island, Texas, Virginia and Wisconsin. On June 17, 1997, Fleet Financial Group consummated the sale of Option One to H&R Block, Inc.

         Option One operates as a stand-alone mortgage banking company. Option One is a Fannie Mae approved servicer. Option One assumed full servicing responsibilities for the non-conforming credit servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such acquisition, Option One acted as subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned.

         The following tables set forth, as of December 31, 1994, 1995, 1996 and June 30, 1997, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's servicing portfolio of mortgage loans originated by Option One (which portfolio does not include mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.


                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                       AT DECEMBER 31,                                 AT DECEMBER 31,
                                                           1994                                             1995
                                      ---------------------------------------------------------------------------------------------
                                                                 PRECENT   PRECENT                               PRECENT   PRECENT
                                       BY NO.      BY DOLLAR    BY NO OF  BY DOLLAR     BY NO.    BY DOLLAR       BY NO.  BY DOLLAR
                                      OF LOANS       AMOUNT       LOANS     AMOUNT     OF LOANS     AMOUNT       OF LOANS   AMOUNT
                                      ---------------------------------------------------------------------------------------------
Total Portfolio ..............          6,115     $  615,488         N/A      N/A      12,686     $1,153,199         N/A      N/A
Period of Delinquency:
   31 - 59 days ..............             32          3,247        0.52     0.53         126         11,364        0.99     0.99
   60 - 89 days ..............             17          1,637        0.28     0.27          87          8,138        0.69     0.71
   90 days or more ...........             28          3,556        0.46     0.58         294         28,982        2.32     2.51
                                        -----     ----------        ----     ----      ------     ----------        ----     ----
Total Delinquent Loans .......             77          8,440        1.26     1.38         507         48,484        4.00     4.21
Loans in Foreclosure* ........             50          5,328        0.82     0.87         301         28,874        2.37     2.50



                                                         AT DECEMBER 31,                                  AT JUNE 30
                                                              1996                                           1997
                                      ---------------------------------------------------------------------------------------------
                                                                  PRECENT   PRECENT                               PRECENT   PRECENT
                                       BY NO.      BY DOLLAR    BY NO OF  BY DOLLAR     BY NO.    BY DOLLAR       BY NO.  BY DOLLAR
                                      OF LOANS       AMOUNT       LOANS     AMOUNT     OF LOANS     AMOUNT       OF LOANS   AMOUNT
                                      ---------------------------------------------------------------------------------------------
Total Portfolio ..............         17,940     $1,599,929         N/A      N/A      22,627     $2,028,667         N/A      N/A
Period of Delinquency:
   31 - 59 days ..............            291         26,000        1.62     1.62         328         28,637        1,45     1.41
   60 - 89 days ..............            137         11,919        0.76     0.74         193         17,043        0.85     0.84
   90 days or more ...........            662         55,214        3.69     3.45         831         71,313        3.67     3.52
                                       ------     ----------        ----     ----      ------     ----------        ----     ----
Total Delinquent Loans .......          1,090         93,133        6.07     5.81        1352        116,993        5.98     5.77
Loans in Foreclosure* ........            594         49,881        3.31     3.12         765         66,754        3.38     3.29


------------------------
* Loans in foreclosure are also included under the heading "Total Delinquent Loans."




                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                               AT DECEMBER 31,         AT DECEMBER 31,        AT DECEMBER 31,       AT JUNE 30,
                                     1994                    1995                  1996                1997
                           -------------------------------------------------------------------------------------------
                                         BY DOLLAR              BY DOLLAR             BY DOLLAR              BY DOLLAR
                              BY NO.      AMOUNT      BY NO.      AMOUNT     BY NO.     AMOUNT    BY NO. OF  AMOUNT OF
                             OF LOANS    OF LOANS    OF LOANS    OF LOANS   OF LOANS   OF LOANS      LOANS     LOANS
                           -------------------------------------------------------------------------------------------
Total Portfolio............    6,115     $615,488     12,686    $1,153,199   17,940   $1,599,929   22,627   $2,028,667
Foreclosed Loans(1)........       12        1,512         80         7,634      233       19,870      210       18,146
Foreclosed Ratio(2)........     0.20         0.25       0.63          0.66     1.30         1.24     0.93         0.89

------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                            LOAN LOSS EXPERIENCE ON
                        OPTION ONE'S SERVICING PORTFOLIO
                               OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)


                                                           Year Ending December 31,                       Six Months
                                            ----------------------------------------------------        Ending June 30,
                                              1994                  1995                 1996                1997
                                            ---------------------------------------------------------------------------
 Total Portfolio (1)                        $615,488             $1,153,199           $1,599,929          $2,028,667
 Gross Losses (2)                           $     17             $    1,291           $    5,412          $    7,873
 Recoveries (3)                             $      0             $        0           $        0          $       --
 Net Losses (4)                             $     17             $    1,291           $    5,412          $    7,873
 Net Losses as a Percentage of Total
 Portfolio (5)                                  0.00%                  0.11%                0.34%               0.78%

----------
(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)  "Net Losses" means "Gross Losses" minus "Recoveries."
(5) For the six months ended June 30, 1997, "Net Losses as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 2 before calculating the percentage of "Net Losses as a Percentage Total Portfolio".

         The following tables set forth, as of December 31, 1994, 1995, 1996 and June 30, 1997 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated by Option One and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Option One assumed full servicing responsibilities for the non-conforming mortgage loan servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such date, Option One acted as subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                  AT DECEMBER 31,                               AT DECEMBER 31,
                                                      1994                                            1995
                                   ----------------------------------------------   -------------------------------------------
                                                          PERCENT BY   PERCENT BY                          PERCENT   PERCENT BY
                                    BY NO.      BY DOLLAR   NO. OF       DOLLAR      BY NO.    BY DOLLAR    BY NO.     DOLLAR
                                   OF LOANS       AMOUNT    LOANS        AMOUNT     OF LOANS    AMOUNT     OF LOANS    AMOUNT
                                   ----------------------------------------------   -------------------------------------------
Total Portfolio . . . . . . . . .    6,115      $615,488       N/A          N/A      14,625   $1,367,031     N/A        N/A
Period of Delinquency:
    31 - 59 days  . . . . . . . .       32         3,247      0.52          053         161       16,501    1.10        1.21
    60 - 89 days  . . . . . . . .       17         1,637      0.28         0.27         104       10,117    0.71        0.74
    90 days or more . . . . . . .       28         3,556      0.46         0.58         388       40,275    2.65        2.95
                                     -----      --------      ----        -----      ------   ----------    ----        ----
Delinquent Loans  . . . . . . . .       77         8,440      1.26         1.38         653       66,893    4.46        4.90
Loans in Foreclosure* . . . . . .       50         5,328      0.82         0.87         388       38,985    2.65        2.85

                                                AT DECEMBER 31,                                     AT JUNE 30,
                                                      1996                                             1997
                                   ----------------------------------------------   -------------------------------------------
                                                          PERCENT BY   PERCENT BY                          PERCENT   PERCENT BY
                                    BY NO.      BY DOLLAR   NO. OF       DOLLAR      BY NO.    BY DOLLAR    BY NO.     DOLLAR
                                   OF LOANS       AMOUNT    LOANS        AMOUNT     OF LOANS    AMOUNT     OF LOANS    AMOUNT
                                   --------------------------------------------     -------------------------------------------
Total Portfolio . . . . . . . . .   20,107      $1,865,636    N/A          N/A       27,075   2,591,891      N/A        N/A
Period of Delinquency:
    31 - 59 days  . . . . . . . .      329          29,980   1.64         1.61          379      35,211      1.40       1.36
    60 - 89 days  . . . . . . . .      161          14,972   0.80         0.80          218      20,685      0.81       0.80
    90 days or more . . . . . . .      773          70,607   3.84         3.78          964      87,082      3.56       3.36
                                     -----      ----------   ----         ----       ------   ---------      ----       ----
Delinquent Loans  . . . . . . . .    1,263         115,559   6.28         6.19         1561     142,977      5.77       5.52
Loans in Foreclosure* . . . . . .      677          61,555   3.37         3.30          871      79,601      3.22       3.07

----------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                   AT DECEMBER 31,          AT DECEMBER 31,           AT DECEMBER 31,             AT JUNE 30,
                                        1994                     1995                      1996                      1997
                                --------------------------------------------------------------------------------------------------
                                            BY DOLLAR                 BY DOLLAR                  BY DOLLAR               BY DOLLAR
                                 BY NO.      AMOUNT        BY NO.      AMOUNT       BY NO.        AMOUNT       BY NO.    AMOUNT OF
                                OF LOANS    OF LOANS      OF LOANS    OF LOANS     OF LOANS      OF LOANS     OF LOANS     LOANS
                                ---------------------------------------------------------------------------------------------------
Total Portfolio . . . . . . .    6,115      $615,488       14,625    $1,367,031      20,107     $1,865,636     27,075     2,591,891
Foreclosed Loans(1) . . . . .       12         1,512          100         9,632         323         30,677        290        28,075
Foreclosed Ratio(2) . . . . .     0.20          0.25         0.68          0.70        1.61           1.64       1.07          1.08

----------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                            LOAN LOSS EXPERIENCE ON
                        OPTION ONE'S SERVICING PORTFOLIO
                               OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                               Year Ending December 31,             Six Months ended
                                                      -------------------------------------------        June 30,
                                                        1994             1995             1996              1997
                                                      -------------------------------------------------------------
 Total Portfolio (1)                                  $615,488        $1,367,031       $1,865,636        $2,591,891

 Gross Losses (2)                                     $    17         $    1,506       $    8,451        $   11,937
 Recoveries (3)                                       $     0         $        0       $        0        $        0
 Net Losses (4)                                       $    17         $    1,506       $    8,451        $   11,937
 Net Losses as a Percentage of Total Portfolio(5)        0.00%              0.11%            0.45%             0.92%


--------------
(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)      "Net Losses" means "Gross Losses" minus "Recoveries."
(5) For the six months ending June 30, 1997, "Net Losses as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 2 before calculating the percentage of "Net Losses" as a Percentage of Total Portfolio.


         There can be no assurance that the delinquency experience of the Mortgage Loans originated by Option One (the "Option One Loans") will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. See "The Portfolio of Mortgage Loans --
General" herein. The statistics shown above represent the delinquency experience for Option One's residential mortgage servicing portfolio only for the periods presented, whereas the delinquency experience on the Option One Loans will depend on the results obtained over the life of such Option One Loans. Option One's residential mortgage servicing portfolio includes mortgage loans with a variety of payment, credit and other characteristics (including geographic location) which may not be representative of the payment, credit and other characteristics of the Option One Loans. Option One has limited default information with respect to the mortgage loans originated under the Underwriting Guidelines and is unable to predict the delinquencies and foreclosures that might be expected with respect to the Option One Loans. See "Risk Factors -- Risk of Higher Delinquencies Associated with Underwriting Guidelines" herein. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One.
In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Option One Loans and accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loan Pool. Notwithstanding anything to the contrary herein, Option One makes no representation as to accuracy of any information contained herein except for the information provided under the heading "The Servicers -- Option One Mortgage Corporation."

         No industry wide data is available for mortgage loans for mortgagors with less than Fannie Mae credit quality. See "The Portfolio of Mortgage Loans -- Guidelines" herein.

                                USE OF PROCEEDS

         The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller, to the deposit of the Original Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Original Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Private Certificates) represent the purchase price to be paid by the Trust to the Depositor for the Initial Mortgage Loans.

                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Depositor maintains its principal offices at 700 N. Pearl, Suite 2400, Dallas, Texas 75201. Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                                   THE SELLER

         The Seller was incorporated in the State of Delaware on October 13, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Seller changed its name on September 25, 1996. The Seller maintains its principal offices at 700
N. Pearl, Suite 2400, Dallas, Texas 75201. Neither the Seller nor any of its affiliates will insure or guarantee distributions on the Certificates.

                            THE MORTGAGE LOAN POOLS

GENERAL

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Cut-Off Date. Subsequent Mortgage Loans are intended to be purchased by the Trust from the Depositor for inclusion in the Trust from time to time on or before October 31, 1997 from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans, any Qualified Replacement Mortgages and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, to be purchased by the Trust will be sold by the Originators to the Seller, by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of loan principal balances relating to the Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date, based on the scheduled principal balances of the Initial Mortgage Loans or the Initial Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Cut-Off Date, after giving effect to all principal payments due on or prior to the Cut-Off Date. The Initial Mortgage Loan Pool consists of fixed rate and adjustable rate Mortgage Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Mortgage Loans and Balloon Mortgage Loans). The Initial Mortgage Loans have the characteristics set forth below as of the Cut-Off Date. Percentages expressed herein based on Loan Balances and number of Initial Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups consisting of Mortgage Loans which bear fixed rates only (other than the 5/25 Loans which bear fixed rates for five years from origination and then bear adjustable interest rates), in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates (including 2/28 Loans and 3/27 Loans) only, in the case of the Adjustable Rate Group. The Fixed Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and distributions on the Fixed Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Fixed Rate Group. The Adjustable Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group, and distributions on the Adjustable Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Adjustable Rate Group.

         The Loan-to-Value Ratios shown below were calculated based upon the lower of the sales prices and the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         All of the Mortgage Loans are "Actuarial Loans", which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

INITIAL MORTGAGE LOANS -- FIXED RATE GROUP

         The information set forth with respect to the Fixed Rate Group is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group was $77,733.00; the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans in the Fixed Rate Group was 72.137%; the weighted average remaining term to maturity was 319 months; the weighted average original term to maturity was 322 months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in the Fixed Rate Group ranged from 115 months to 360 months. The minimum and maximum Loan Balances of Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date were $11,884.69 and $497,142.69, respectively. Balloon Mortgage Loans represent not more than 8.95% of the aggregate Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group. 97.09% of the Initial Mortgage Loans in the Fixed Rate Group are secured by first lien mortgages or deeds of trust. No Initial Mortgage Loan in the Fixed Rate Group will mature later than September 1, 2027.

         94.79% of the Initial Mortgage Loans in the Fixed Rate Group bear interest at a fixed rate for the life of the related Mortgage Loans. The Initial Mortgage Loans in the Fixed Rate Group consist of Mortgage Loans aggregating $227,602,216.27. The Coupon Rates of the Initial Mortgage Loans in the Fixed Rate Group ranged from 7.100% per annum to 16.500% per annum. The weighted average Coupon Rate of the Initial Mortgage Loans in the Fixed Rate Group was 10.394% per annum.

         5.21% of the Initial Mortgage Loans in the Fixed Rate Group are 5/25 Loans. Substantially all of the 5/25 Loans are subject to a 1.0% periodic rate adjustment cap and have a lifetime reset cap ranging from 6.5% to 7.0%. The 5/25 Loans consist of Initial Mortgage Loans aggregating $11,866,768.81.

          GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- INITIAL
                       FIXED RATE GROUP MORTGAGE LOANS

         The geographic distribution of Initial Mortgage Loans in the Fixed Rate Group by state, as of the Cut-Off Date, was as follows:

                                    NUMBER OF FIXED RATE     AGGREGATE FIXED RATE     % OF AGGREGATE
                                           GROUP                     GROUP            FIXED RATE GROUP
GEOGRAPHIC AREA                       MORTGAGE LOANS              LOAN BALANCE          LOAN BALANCE
---------------                     --------------------    ---------------------     ----------------
Arizona                                        90           $   5,422,161.51               2.38%
Arkansas                                       19                 921,592.57               0.40
California                                    693              70,016,164.63              30.76
Colorado                                       61               4,666,094.43               2.05
Connecticut                                    21               1,707,023.71               0.75
Delaware                                        5                 271,454.56               0.12
District of Columbia                            4                 317,105.66               0.14
Florida                                       306              19,713,109.35               8.66
Georgia                                        40               2,617,188.72               1.15
Hawaii                                        150              27,103,422.56              11.91
Idaho                                          16                 881,632.34               0.39
Illinois                                      131               7,437,155.40               3.27
Indiana                                       114               5,098,396.58               2.24
Iowa                                            4                 249,372.35               0.11
Kansas                                          8                 390,893.96               0.17
Kentucky                                       19                 891,249.04               0.39
Louisiana                                      29               1,713,286.77               0.75
Maine                                          11                 858,416.66               0.38
Maryland                                       29               1,577,267.19               0.69
Massachusetts                                  40               3,226,284.99               1.42
Michigan                                       59               2,868,666.09               1.26
Minnesota                                      18               1,435,380.93               0.63
Mississippi                                    14                 507,548.96               0.22
Missouri                                       53               2,285,349.87               1.00
Montana                                         3                 236,914.64               0.10
Nebraska                                        5                 329,493.18               0.14
Nevada                                         39               3,830,365.32               1.68
New Hampshire                                  11                 725,210.52               0.32
New Jersey                                     50               4,178,918.54               1.84
New Mexico                                     24               1,802,412.30               0.79
New York                                       70               5,082,013.18               2.23
North Carolina                                 62               2,905,358.26               1.28
North Dakota                                    1                 119,889.93               0.05
Ohio                                          131               7,197,724.11               3.16
Oklahoma                                        9                 375,289.80               0.16
Oregon                                         64               6,127,310.67               2.69
Pennsylvania                                  106               5,882,054.25               2.58
Rhode Island                                   15               1,205,069.44               0.53
South Carolina                                 20               1,203,189.63               0.53
Tennessee                                      28               1,746,225.13               0.77
Texas                                         151               8,055,976.57               3.54
Utah                                           68               5,896,018.24               2.59
Virginia                                       36               2,091,397.98               0.92
Washington                                     76               5,303,567.43               2.33
West Virginia                                   5                 235,580.78               0.10
Wisconsin                                      17                 740,464.41               0.33
Wyoming                                         3                 155,553.13               0.07
                                            -----            ---------------             ------

Total                                       2,928            $227,602,216.27             100.00%
                                            =====            ===============             ======

            ORIGINAL COMBINED LOAN-TO-VALUE RATIOS -- INITIAL FIXED
                           RATE GROUP MORTGAGE LOANS




         The original Combined Loan-to-Value Ratios of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date were distributed as follows:

                                  NUMBER OF FIXED RATE          AGGREGATE FIXED RATE             % OF AGGREGATE
                                          GROUP                         GROUP                   FIXED RATE GROUP
RANGE OF LTVS (%)                    MORTGAGE LOANS                 LOAN BALANCE                  LOAN BALANCE
-----------------                 --------------------          --------------------            ----------------
10.01    to    15.00                       4                     $      159,469 .66                  0.07%
15.01    to    20.00                       8                             204,990.01                  0.09
20.01    to    25.00                      25                             928,181.30                  0.41
25.01    to    30.00                      32                           1,316,758.76                  0.58
30.01    to    35.00                      34                           1,742,382.66                  0.77
35.01    to    40.00                      67                           4,023,401.38                  1.77
40.01    to    45.00                      58                           3,578,553.50                  1.57
45.01    to    50.00                      92                           4,572,928.06                  2.01
50.01    to    55.00                     100                           6,151,281.14                  2.70
55.01    to    60.00                     172                          11,107,642.46                  4.88
60.01    to    65.00                     333                          21,028,313.49                  9.24
65.01    to    70.00                     433                          29,238,977.27                 12.85
70.01    to    75.00                     591                          47,877,532.43                 21.04
75.01    to    80.00                     647                          60,785,737.13                 26.71
80.01    to    85.00                     167                          17,404,423.38                  7.65
85.01    to    90.00                     165                          17,481,643.64                  7.68
                                       -----                     ------------------                ------

Total                                  2,928                        $227,602,216.27                100.00%
                                       =====                     ==================                ======

      CUT-OFF DATE COUPON RATES -- INITIAL FIXED RATE GROUP MORTGAGE LOANS

         The Coupon Rates of the Notes relating to the Initial Mortgage Loans in the Fixed Rate Group were distributed as follows as of the Cut-Off Date:

                                  NUMBER OF FIXED RATE       AGGREGATE FIXED RATE            % OF AGGREGATE
RANGE OF                                  GROUP                     GROUP                   FIXED RATE GROUP
COUPON RATES (%)                     MORTGAGE LOANS             LOAN BALANCE                  LOAN BALANCE
----------------                  --------------------       --------------------           ----------------
7.001    to    7.500                       11                 $  1,340,942.67                     0.59%
7.501    to    8.000                       60                    7,094,592.30                     3.12
8.001    to    8.250                       30                    2,838,199.41                     1.25
8.251    to    8.500                       72                    8,018,239.92                     3.52
8.501    to    8.750                       81                    8,762,814.47                     3.85
8.751    to    9.000                      160                   20,312,498.61                     8.92
9.001    to    9.250                       82                    9,257,083.14                     4.07
9.251    to    9.500                      121                   12,611,919.43                     5.54
9.501    to    9.750                      149                   14,008,445.93                     6.15
9.751    to    10.000                     234                   21,944,292.99                     9.64
10.001   to   10.250                      127                   11,358,494.45                     4.99
10.251   to   10.500                      179                   13,393,757.03                     5.88
10.501   to   10.750                      206                   14,423,925.97                     6.34
10.751   to   11.000                      231                   16,518,721.41                     7.26
11.001   to   11.250                      131                    8,525,149.89                     3.75
11.251   to   11.500                      180                   10,843,686.25                     4.76
11.501   to   11.750                      154                    8,933,357.36                     3.92
11.751   to   12.000                      146                    9,122,854.00                     4.01
12.001   to   12.250                       93                    5,207,954.23                     2.29
12.251   to   12.500                      106                    5,012,427.48                     2.20
12.501   to   12.750                       71                    3,541,418.61                     1.56
12.751   to   13.000                       77                    4,090,505.45                     1.80
13.001   to   13.250                       41                    1,775,889.90                     0.78
13.251   to   13.500                       39                    1,714,073.67                     0.75
13.501   to   13.750                       30                    1,167,038.42                     0.51
13.751   to   14.000                       24                    1,102,883.49                     0.48
14.001   to   14.250                       15                      902,009.34                     0.40
14.251   to   14.500                       14                      872,937.45                     0.38
14.501   to   14.750                       35                    1,570,942.46                     0.69
14.751   to   15.000                        8                      391,193.99                     0.17
15.001   to   15.250                        6                      302,384.70                     0.13
15.251   to   15.500                        2                       88,293.26                     0.04
15.501   to   15.750                        3                      170,946.60                     0.08
15.751   to   16.000                        4                      126,890.88                     0.06
16.001   to   16.250                        2                      127,371.59                     0.06
16.251   to   16.500                        4                      128,079.52                     0.06
                                        -----                 ---------------                   -------

Total                                   2,928                 $227,602,216.27                   100.00%
                                        =====                 ===============                   ======


     CUT-OFF DATE LOAN BALANCES -- INITIAL FIXED RATE GROUP MORTGAGE LOANS

         The distribution of the outstanding principal balances of the Initial Mortgage Loans in the Fixed Rate Group as of the CutOff Date was as follows:

                                        NUMBER OF FIXED RATE        AGGREGATE FIXED RATE            % OF AGGREGATE
                                              GROUP                        GROUP                  FIXED RATE GROUP
       RANGE OF LOAN BALANCES ($)          MORTGAGE LOANS               LOAN BALANCE                 LOAN BALANCE
      -------------------------------   ---------------------       --------------------          -----------------
       10,000.01    to     15,000.00                  16                 $    219,572.82                 0.10%
       15,000.01    to     20,000.00                  64                    1,188,954.62                 0.52
       20,000.01    to     25,000.00                 159                    3,668,344.19                 1.61
       25,000.01    to     30,000.00                 160                    4,445,526.60                 1.95
       30,000.01    to     35,000.00                 199                    6,455,322.64                 2.84
       35,000.01    to     40,000.00                 210                    7,971,133.20                 3.50
       40,000.01    to     45,000.00                 183                    7,832,515.58                 3.44
       45,000.01    to     50,000.00                 192                    9,222,967.52                 4.05
       50,000.01    to     55,000.00                 138                    7,259,669.16                 3.19
       55,000.01    to     60,000.00                 161                    9,289,550.85                 4.08
       60,000.01    to     65,000.00                 137                    8,631,667.37                 3.79
       65,000.01    to     70,000.00                 119                    8,063,131.82                 3.54
       70,000.01    to     75,000.00                  96                    6,990,297.40                 3.07
       75,000.01    to     80,000.00                 109                    8,463,310.48                 3.72
       80,000.01    to     85,000.00                 106                    8,772,240.08                 3.85
       85,000.01    to     90,000.00                  74                    6,508,400.05                 2.86
       90,000.01    to     95,000.00                  50                    4,628,557.02                 2.03
       95,000.01    to    100,000.00                  69                    6,773,985.30                 2.98
      100,000.01    to    105,000.00                  66                    6,800,177.42                 2.99
      105,000.01    to    110,000.00                  53                    5,697,682.94                 2.50
      110,000.01    to    115,000.00                  54                    6,065,917.99                 2.67
      115,000.01    to    120,000.00                  47                    5,537,337.74                 2.43
      120,000.01    to    125,000.00                  35                    4,298,446.63                 1.89
      125,000.01    to    130,000.00                  41                    5,218,352.00                 2.29
      130,000.01    to    135,000.00                  34                    4,502,715.36                 1.98
      135,000.01    to    140,000.00                  42                    5,794,923.18                 2.55
      140,000.01    to    145,000.00                  18                    2,564,778.03                 1.13
      145,000.01    to    150,000.00                  19                    2,806,558.51                 1.23
      150,000.01    to    200,000.00                 145                   24,933,446.21                10.95
      200,000.01    to    250,000.00                  54                   12,292,846.31                 5.40
      250,000.01    to    300,000.00                  45                   12,407,221.50                 5.45
      300,000.01    to    350,000.00                  16                    5,202,811.66                 2.29
      350,000.01    to    400,000.00                   7                    2,617,105.11                 1.15
      400,000.01    to    450,000.00                   6                    2,535,670.04                 1.11
      450,000.01    to    500,000.00                   4                    1,941,078.94                 0.85
                                                   -----                 ---------------               ------

                              Total                2,928                 $227,602,216.27               100.00%
                                                   =====                 ===============               ======

    TYPES OF MORTGAGED PROPERTIES -- INITIAL FIXED RATE GROUP MORTGAGE LOANS

         The Mortgaged Properties securing the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date had the following property types:

                                       NUMBER OF FIXED RATE      AGGREGATE FIXED RATE           % OF AGGREGATE
                                               GROUP                     GROUP                 FIXED RATE GROUP
PROPERTY TYPES                            MORTGAGE LOANS             LOAN BALANCE                LOAN BALANCE
------------------------               --------------------      --------------------          ----------------
Single Family Residence                        2,560               $198,135,849.84                      87.05%
Two to Four Family                               194                 16,113,132.62                       7.08
Condominium                                      108                  7,649,815.23                       3.36
PUD                                               36                  3,572,227.64                       1.57
Manufactured Housing                              22                  1,454,766.61                       0.64
Townhouse                                          8                    676,424.33                       0.30
                                               -----               ---------------                     ------

Total                                          2,928               $227,602,216.27                     100.00%
                                               =====               ===============                     ======



  MONTHS ELAPSED SINCE ORIGINATION -- INITIAL FIXED RATE GROUP MORTGAGE LOANS

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                           NUMBER OF FIXED RATE     AGGREGATE FIXED RATE     % OF AGGREGATE
MONTHS ELAPSED                     GROUP                   GROUP             FIXED RATE GROUP
SINCE ORIGINATION             MORTGAGE LOANS            LOAN BALANCE           LOAN BALANCE
-----------------          --------------------     --------------------     ----------------
             0                     43                 $  3,199,530.00             1.41%
1     to    12                  2,878                  224,032,414.07            98.43
13    to    24                      7                      370,272.20             0.16
                                -----                 ---------------           ------

Total                           2,928                 $227,602,216.27           100.00%
                                =====                 ===============           ======



     REMAINING TERM TO MATURITY -- INITIAL FIXED RATE GROUP MORTGAGE LOANS

         The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                   NUMBER OF FIXED RATE    AGGREGATE FIXED RATE      % OF AGGREGATE
MONTHS REMAINING                           GROUP                 GROUP               FIXED RATE GROUP
TO MATURITY                           MORTGAGE LOANS           LOAN BALANCE            LOAN BALANCE
----------------------              -------------------    --------------------      ----------------
109      to      120                        4                 $    149,602.77             0.07%
157      to      168                        6                      395,959.50             0.17
169      to      180                      801                   45,135,696.81            19.83
229      to      240                       64                    3,330,298.49             1.46
337      to      348                        2                       71,629.40             0.03
349      to      360                    2,051                  178,519,029.30            78.43
                                        -----                 ---------------           ------

Total                                   2,928                 $227,602,216.27           100.00%
                                        =====                 ===============           ======

          OCCUPANCY STATUS -- INITIAL FIXED RATE GROUP MORTGAGE LOANS

         The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date was as follows based on representations by the Mortgagors at the time of origination of such Mortgage Loans:

                           NUMBER OF FIXED RATE     AGGREGATE FIXED RATE       % OF AGGREGATE
                                   GROUP                   GROUP              FIXED RATE GROUP
OCCUPANCY STATUS             MORTGAGE LOANS             LOAN BALANCE            LOAN BALANCE
----------------           --------------------     --------------------      ----------------
Owner-Occupied                   2,554                 $205,540,425.52            90.31%
Non-Owner Occupied                 374                   22,061,790.75             9.69
                                 -----                 ---------------           ------

Total                            2,928                 $227,602,216.27           100.00%
                                 =====                 ===============           ======

INITIAL MORTGAGE LOANS -- ADJUSTABLE RATE GROUP

         The information set forth with respect to the Adjustable Rate Group is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $103,147.33; the Coupon Rates of the Initial Mortgage Loans in the Adjustable Rate Group ranged from 7.020% per annum to 16.775% per annum; the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in the Adjustable Rate Group determined as of the date of origination was 74.926%; the weighted average Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group was 10.053% per annum; the weighted average remaining term to maturity was 355 months; and the weighted average original term to maturity was 359 months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in the Adjustable Rate Group ranged from 167 months to 360 months. The minimum and maximum Loan Balances of Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date were $11,911.23 and $500,000.00, respectively. No Initial Mortgage Loan in the Adjustable Rate Group will mature later than September 1, 2027.

         All of the Initial Mortgage Loans in the Adjustable Rate Group have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group was 16.410% per annum, with maximum Coupon Rates that range from 10.250% per annum to 23.755% per annum. The weighted average minimum Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group was 10.040% per annum, with minimum Coupon Rates that range from 5.500% per annum to 16.755% per annum. The Initial Mortgage Loans in the Adjustable Rate Group have a weighted average gross margin as of the Cut-Off Date of 5.870%. The gross margin for the Initial Mortgage Loans in the Adjustable Rate Group range from 4.000% to 11.250%.

         16.27% of the Initial Mortgage Loans in the Adjustable Rate Group are Six-Month LIBOR Loans that bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. 96.52% of the Six-Month LIBOR Loans have a semiannual reset cap of 1.0%, substantially all of which have a lifetime reset cap ranging from 6.0% to 7.0%. 3.48% of the Six-Month LIBOR Loans have a semiannual reset cap of 1.5%, substantially all of which have a lifetime reset cap of 7.0%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans aggregating $95,216.117.34

         78.14% of the Initial Mortgage Loans in the Adjustable Rate Group are 2/28 Loans that bear interest at a fixed rate of interest for a period of approximately two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans. 85.07% of the 2/28 Loans have a periodic rate adjustment cap of 1.0% and substantially all of which have a lifetime reset cap ranging from 6.0% to 7.0. 13.32% of the 2/28 Loans have a periodic rate adjustment cap of 1.5% and generally have a lifetime reset cap of 7.0%. 1.61% of the 2/28 Loans have a periodic rate adjustment cap of 3.0% and have a lifetime reset cap ranging from 5.0% to 7.0%. The 2/28 Loans consist of Initial Mortgage Loans aggregating $457,163,280.44.

         5.54% of the Initial Mortgage Loans in the Adjustable Rate Group are 3/27 Loans that bear interest at a fixed rate of interest for a period of approximately three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans with 51.60% of such Initial Mortgage Loans being subject to a 1.0% periodic rate adjustment cap and 48.40% of such Initial Mortgage Loans being subject to a 1.5% periodic rate adjustment cap. Substantially all of the 3/27 Loans have a lifetime reset cap ranging from 6.0% to 7.0%. The 3/27 Loans consist of Initial Mortgage Loans aggregating $32,432,621.32.

         0.05% of the Initial Mortgage Loans in the Adjustable Rate Group are CMT Loans.

 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- INITIAL ADJUSTABLE RATE
                             GROUP MORTGAGE LOANS

         The geographic distribution of Initial Mortgage Loans in the Adjustable Rate Group by state, as of the Cut-Off Date, was as follows:

                            NUMBER OF ADJUSTABLE RATE   AGGREGATE ADJUSTABLE        % OF AGGREGATE
                                     GROUP                  RATE GROUP           ADJUSTABLE RATE GROUP
GEOGRAPHIC AREA                   MORTGAGE LOANS           LOAN BALANCE              LOAN BALANCE
---------------             -------------------------   --------------------     ---------------------
Arizona                                208                $ 21,284,519.17              3.64%
Arkansas                                 5                     621,965.27              0.11
California                             769                 115,497,648.90             19.74
Colorado                               223                  23,050,704.49              3.94
Connecticut                            152                  17,274,456.16              2.95
Delaware                                16                   2,120,124.72              0.36
District of Columbia                    15                   1,626,999.06              0.28
Florida                                386                  31,758,624.07              5.43
Georgia                                109                  10,156,047.17              1.74
Hawaii                                  76                  14,968,158.54              2.56
Idaho                                   24                   1,980,207.29              0.34
Illinois                               391                  37,465,793.30              6.40
Indiana                                105                   6,733,222.09              1.15
Iowa                                    13                     619,039.02              0.11
Kansas                                  28                   1,842,576.77              0.31
Kentucky                                63                   4,167,774.68              0.71
Louisiana                                9                     932,997.26              0.16
Maine                                   53                   4,631,558.53              0.79
Maryland                               109                  12,726,617.95              2.18
Massachusetts                          293                  33,327,264.63              5.70
Michigan                               183                  17,262,921.82              2.95
Minnesota                               98                   7,419,066.15              1.27
Mississippi                              5                     566,967.93              0.10
Missouri                               168                   9,407,520.66              1.61
Montana                                  7                     878,251.10              0.15
Nebraska                                 7                     266,585.00              0.05
Nevada                                 141                  16,872,551.38              2.88
New Hampshire                           73                   7,418,502.51              1.27
New Jersey                              59                   7,554,562.92              1.29
New Mexico                              65                   6,272,017.32              1.07
New York                                97                  11,673,721.01              2.00
North Carolina                         133                   8,770,527.09              1.50
North Dakota                             1                      71,946.72              0.01
Ohio                                   251                  16,949,735.96              2.90
Oklahoma                                 6                     294,688.36              0.05
Oregon                                 194                  22,257,838.01              3.80
Pennsylvania                           170                  12,745,900.42              2.18
Rhode Island                           126                  11,922,279.08              2.04
South Carolina                          34                   1,919,197.68              0.33
South Dakota                             2                     140,020.11              0.02
Tennessee                               11                     809,825.11              0.14
Texas                                  149                  13,131,389.98              2.24
Utah                                   179                  21,415,132.70              3.66
Vermont                                  2                     330,071.22              0.06
Virginia                               104                  11,824,813.15              2.02
Washington                             209                  23,577,380.59              4.03
West Virginia                           22                   1,730,539.38              0.30
Wisconsin                              128                   8,648,041.97              1.48
Wyoming                                  1                     133,348.97              0.02
                                     -----                ---------------            ------

Total                                5,672                $585,051,643.37            100.00%
                                     =====                ===============            ======

 ORIGINAL LOAN-TO-VALUE RATIOS -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The original Loan-to-Value Ratios of the Initial Mortgage Loans in the Adjustable Rate Group were distributed as follows:

                             NUMBER OF ADJUSTABLE RATE   AGGREGATE ADJUSTABLE RATE        % OF AGGREGATE
 RANGE OF                              GROUP                      GROUP                ADJUSTABLE RATE GROUP
 ORIGINAL LTVS (%)                MORTGAGE LOANS               LOAN BALANCE                LOAN BALANCE
 -----------------                --------------               ------------                ------------
  5.01 to  10.00                          2                  $     50,882.76                   0.01%
 10.01 to  15.00                          1                        31,423.00                   0.01
 15.01 to  20.00                          1                        54,953.92                   0.01
 20.01 to  25.00                         16                       905,658.87                   0.15
 25.01 to  30.00                         17                     1,376,272.78                   0.24
 30.01 to  35.00                         23                     1,461,529.25                   0.25
 35.01 to  40.00                         41                     3,248,711.70                   0.56
 40.01 to  45.00                         47                     3,669,069.98                   0.63
 45.01 to  50.00                        100                     7,860,135.72                   1.34
 50.01 to  55.00                        122                     9,960,369.40                   1.70
 55.01 to  60.00                        254                    21,839,661.85                   3.73
 60.01 to  65.00                        514                    43,271,146.03                   7.40
 65.01 to  70.00                        869                    77,305,633.27                  13.21
 70.01 to  75.00                      1,101                   113,070,303.28                  19.33
 75.01 to  80.00                      1,874                   210,813,161.19                  36.03
 80.01 to  85.00                        290                    36,167,644.86                   6.18
 85.01 to  90.00                        400                    53,965,085.51                   9.22
                                      -----                  ---------------                 ------

 Total                                5,672                  $585,051,643.37                 100.00%
                                      =====                  ===============                 ======

   CUT-OFF DATE COUPON RATES -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The Coupon Rates of the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group were distributed as follows as of the Cut-Off Date:

                        NUMBER OF ADJUSTABLE RATE   AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
  RANGE OF                        GROUP                       GROUP              ADJUSTABLE RATE GROUP
  COUPON RATES (%)           MORTGAGE LOANS               LOAN BALANCE                LOAN BALANCE
 ------------------     -------------------------   -------------------------    ---------------------
 7.001   to   7.500                 37                $   5,003,207.42                    0.86%
 7.501   to   8.000                 77                   10,902,751.48                    1.86
 8.001   to   8.250                 92                   11,623,011.71                    1.99
 8.251   to   8.500                184                   24,776,027.85                    4.23
 8.501   to   8.750                199                   26,710,057.67                    4.57
 8.751   to   9.000                347                   45,803,686.75                    7.83
 9.001   to   9.250                271                   33,292,233.74                    5.69
 9.251   to   9.500                393                   45,248,998.93                    7.73
 9.501   to   9.750                451                   51,618,616.32                    8.82
 9.751   to  10.000                605                   70,140,277.63                   11.99
10.001   to  10.250                381                   39,628,166.85                    6.77
10.251   to  10.500                447                   45,269,535.38                    7.74
10.501   to  10.750                437                   41,104,347.02                    7.03
10.751   to  11.000                405                   35,265,605.42                    6.03
11.001   to  11.250                256                   22,262,214.82                    3.81
11.251   to  11.500                216                   17,963,919.84                    3.07
11.501   to  11.750                190                   13,899,734.21                    2.38
11.751   to  12.000                145                    9,585,027.09                    1.64
12.001   to  12.250                102                    7,141,451.98                    1.22
12.251   to  12.500                 86                    5,369,268.75                    0.92
12.501   to  12.750                 67                    4,439,425.07                    0.76
12.751   to  13.000                 48                    3,013,561.35                    0.52
13.001   to  13.250                 45                    2,957,598.86                    0.51
13.251   to  13.500                 38                    2,075,590.02                    0.35
13.501   to  13.750                 22                    1,543,941.46                    0.26
13.751   to  14.000                 14                      668,842.36                    0.11
14.001   to  14.250                 25                    2,066,375.74                    0.35
14.251   to  14.500                 19                    1,312,670.22                    0.22
14.501   to  14.750                 36                    2,209,051.16                    0.38
14.751   to  15.000                  8                      498,438.41                    0.09
15.001   to  15.250                 19                    1,059,560.64                    0.18
15.251   to  15.500                  3                      170,862.91                    0.03
15.501   to  15.750                  3                      109,176.42                    0.02
15.751   to  16.000                  2                      118,949.08                    0.02
16.001   to  16.250                  1                      115,474.96                    0.02
16.751   to  17.000                  1                       83,983.85                    0.01
                                 -----                 ---------------                  ------
 Total                           5,672                 $585,051,643.37                  100.00%
                                 =====                 ===============                  ======

  CUT-OFF DATE LOAN BALANCES -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The distribution of the outstanding principal balances of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                             NUMBER OF ADJUSTABLE     AGGREGATE ADJUSTABLE       % OF AGGREGATE
                                  RATE GROUP               RATE GROUP         ADJUSTABLE RATE GROUP
RANGE OF LOAN BALANCES ($)      MORTGAGE LOANS            LOAN BALANCE            LOAN BALANCE
--------------------------   ---------------------    ---------------------   ---------------------
  10,000.01  to  15,000.00              6               $    86,187.89                 0.01%
  15,000.01  to  20,000.00             37                   693,681.53                 0.12
  20,000.01  to  25,000.00             96                 2,190,643.49                 0.37
  25,000.01  to  30,000.00            108                 2,993,142.94                 0.51
  30,000.01  to  35,000.00            167                 5,466,963.02                 0.93
  35,000.01  to  40,000.00            223                 8,464,519.75                 1.45
  40,000.01  to  45,000.00            216                 9,305,151.93                 1.59
  45,000.01  to  50,000.00            260                12,490,889.26                 2.14
  50,000.01  to  55,000.00            239                12,562,995.24                 2.15
  55,000.01  to  60,000.00            306                17,642,162.33                 3.02
  60,000.01  to  65,000.00            241                15,143,079.05                 2.59
  65,000.01  to  70,000.00            251                17,045,949.84                 2.91
  70,000.01  to  75,000.00            247                17,997,482.08                 3.08
  75,000.01  to  80,000.00            235                18,302,050.28                 3.13
  80,000.01  to  85,000.00            233                19,290,561.63                 3.30
  85,000.01  to  90,000.00            204                17,938,342.05                 3.07
  90,000.01  to  95,000.00            198                18,376,488.42                 3.14
  95,000.01  to 100,000.00            232                22,700,261.87                 3.88
 100,000.01  to 105,000.00            189                19,442,501.28                 3.32
 105,000.01 to  110,000.00            132                14,206,309.94                 2.43
 110,000.01 to  115,000.00            136                15,293,781.63                 2.61
 115,000.01 to  120,000.00            151                17,834,241.36                 3.05
 120,000.01 to  125,000.00            107                13,181,042.20                 2.25
 125,000.01 to  130,000.00            102                13,010,790.52                 2.22
 130,000.01 to  135,000.00            122                16,166,458.84                 2.76
 135,000.01 to  140,000.00             88                12,150,629.99                 2.08
 140,000.01 to  145,000.00             82                11,706,693.41                 2.00
 145,000.01 to  150,000.00             80                11,841,338.70                 2.02
 150,000.01 to  200,000.00            511                88,743,036.56                15.17
 200,000.01 to  250,000.00            211                47,182,021.09                 8.06
 250,000.01 to  300,000.00            115                31,715,185.25                 5.42
 300,000.01 to  350,000.00             74                23,983,759.90                 4.10
 350,000.01 to  400,000.00             34                12,556,975.48                 2.15
 400,000.01 to  450,000.00             23                 9,766,186.85                 1.67
 450,000.01 to  500,000.00             16                 7,580,137.77                 1.30
                                    -----              ---------------               ------
       Total                        5,672              $585,051,643.37               100.00%
                                    =====              ===============               ======

 TYPES OF MORTGAGED PROPERTIES -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The Mortgaged Properties securing the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date had the following property types:

                            NUMBER OF ADJUSTABLE     AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
                                 RATE GROUP                    GROUP              ADJUSTABLE RATE GROUP
PROPERTY TYPES                 MORTGAGE LOANS              LOAN BALANCE                LOAN BALANCE
--------------              --------------------     -------------------------    ---------------------
Single Family Residence            4,766                 $500,406,555.83                    85.53%
Two to Four Family                   354                   31,067,594.05                     5.31
PUD                                  186                   23,629,579.23                     4.04
Condominium                          286                   23,518,148.08                     4.02
Manufactured Housing                  74                    5,873,813.91                     1.00
Townhouse                              6                      555,952.27                     0.10
                                   -----                 ---------------                   ------
Total                              5,672                 $585,051,643.37                   100.00%
                                   =====                 ===============                   ======

    MONTHS SINCE ORIGINATION -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The distribution of the number of months since the date of origination of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                      NUMBER OF ADJUSTABLE     AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
MONTHS ELAPSED             RATE GROUP                   GROUP               ADJUSTABLE RATE GROUP
SINCE ORIGINATION        MORTGAGE LOANS              LOAN BALANCE                LOAN BALANCE
-----------------     --------------------     -------------------------    ---------------------
0                                61               $  6,225,308.00                     1.06%
1  to  12                     5,600                577,688,492.61                    98.74
13 to  24                        11                  1,137,842.76                     0.19
                              -----               ---------------                   ------
Total                         5,672               $585,051,643.37                   100.00%
                              =====               ===============                   ======

   REMAINING TERM TO MATURITY -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                               NUMBER OF ADJUSTABLE     AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
MONTHS REMAINING                    RATE GROUP                  GROUP                ADJUSTABLE RATE GROUP
TO MATURITY                       MORTGAGE LOANS             LOAN BALANCE                 LOAN BALANCE
----------------               --------------------     -------------------------    ---------------------
157  to  168                              1                $     30,617.07                      0.01%
169  to  180                             78                   4,344,516.03                      0.74
229  to  240                              1                     168,605.19                      0.03
337  to  348                             13                   1,590,972.73                      0.27
349  to  360                          5,579                 578,916,932.35                     98.95
                                      -----                ---------------                    ------
Total                                 5,672                $585,051,643.37                    100.00%
                                      =====                ===============                    ======

        OCCUPANCY STATUS -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows based on representations by the mortgagors at the time of origination of such Mortgage Loans:

                              NUMBER OF ADJUSTABLE     AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
                                   RATE GROUP                    GROUP              ADJUSTABLE RATE GROUP
 OCCUPANCY STATUS                MORTGAGE LOANS              LOAN BALANCE                LOAN BALANCE
 ----------------             --------------------     -------------------------    ----------------------
 Owner-Occupied                      5,070                 $540,332,095.49                    92.36%
 Non-Owner Occupied                    602                   44,719,547.88                     7.64
                                     -----                 ---------------                   ------
 Total                               5,672                 $585,051,643.37                   100.00%
                                     =====                 ===============                   ======

            MARGINS -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The margins borne by the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                         NUMBER OF ADJUSTABLE RATE      AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
                                   GROUP                          GROUP              ADJUSTABLE RATE GROUP
   MARGINS (%)                MORTGAGE LOANS                  LOAN BALANCE                LOAN BALANCE
   -----------           --------------------------     --------------------------   ---------------------
 3.501   to    4.000                   1                    $    139,231.29                    0.02%
 4.001   to    4.500                 142                      13,784,697.66                    2.36
 4.501   to    5.000                 883                      97,375,317.10                   16.64
 5.001   to    5.500               1,695                     190,558,756.71                   32.57
 5.501   to    6.000                 911                      93,247,576.98                   15.94
 6.001   to    6.500                 698                      65,963,082.01                   11.27
 6.501   to    7.000                 504                      46,172,179.10                    7.89
 7.001   to    7.500                 345                      30,165,681.71                    5.16
 7.501   to    8.000                 431                      42,249,782.38                    7.22
 8.001   to    8.500                  40                       3,258,279.60                    0.56
 8.501   to    9.000                  17                       1,342,727.43                    0.23
 9.001   to    9.500                   1                         157,016.10                    0.03
 9.501   to   10.000                   1                          54,878.21                    0.01
10.001   to   10.500                   1                         259,653.50                    0.04
10.501   to   11.000                   1                         126,885.86                    0.02
11.001   to   11.500                   1                         195,897.73                    0.03
                                   -----                    ---------------                  ------
Total                              5,672                    $585,051,643.37                  100.00%
                                   =====                    ===============                  ======

      MAXIMUM COUPON RATES -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       The maximum Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                          NUMBER OF ADJUSTABLE RATE       AGGREGATE ADJUSTABLE RATE          % OF AGGREGATE
    MAXIMUM                       GROUP                            GROUP                 ADJUSTABLE RATE GROUP
  COUPON RATES (%)           MORTGAGE LOANS                    LOAN BALANCE                   LOAN BALANCE
  ----------------        --------------------------      -----------------------        ----------------------
 10.001 to  10.500                   3                       $    387,598.82                     0.07%
 10.501 to  11.000                   2                            252,574.58                     0.04
 11.001 to  11.500                   1                            123,422.90                     0.02
 11.501 to  12.000                   1                             77,506.67                     0.01
 13.001 to  13.500                  25                          3,612,725.23                     0.62
 13.501 to  14.000                  54                          7,348,050.83                     1.26
 14.001 to  14.500                 191                         24,403,519.76                     4.17
 14.501 to  15.000                 360                         47,021,207.02                     8.04
 15.001 to  15.500                 524                         61,560,213.22                    10.52
 15.501 to  16.000                 939                        112,497,812.82                    19.23
 16.001 to  16.500                 802                         87,303,784.21                    14.92
 16.501 to  17.000                 873                         88,839,547.86                    15.18
 17.001 to  17.500                 584                         54,562,646.67                     9.33
 17.501 to  18.000                 496                         40,178,355.14                     6.87
 18.001 to  18.500                 245                         19,378,396.51                     3.31
 18.501 to  19.000                 176                         12,126,692.14                     2.07
 19.001 to  19.500                 123                          7,442,216.06                     1.27
 19.501 to  20.000                  81                          5,244,635.06                     0.90
 20.001 to  20.500                  62                          4,206,327.55                     0.72
 20.501 to  21.000                  29                          1,599,784.91                     0.27
 21.001 to  21.500                  34                          2,700,070.82                     0.46
 21.501 to  22.000                  41                          2,620,895.08                     0.45
 22.001 to  22.500                  20                          1,181,058.62                     0.20
 22.501 to  23.000                   4                            183,142.08                     0.03
 23.001 to  23.500                   1                            115,474.96                     0.02
 23.501 to  24.000                   1                             83,983.85                     0.01
                                 -----                       ---------------                   ------
 Total                           5,672                       $585,051,643.37                   100.00%
                                 =====                       ===============                   ======

   NEXT RATE ADJUSTMENT DATE -- INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

       Next rate adjustment date for each of the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                          NUMBER OF ADJUSTABLE     AGGREGATE ADJUSTABLE RATE       % OF AGGREGATE
    DATE OF NEXT               RATE GROUP                    GROUP              ADJUSTABLE RATE GROUP
RATE ADJUSTMENT DATE         MORTGAGE LOANS              LOAN BALANCE               LOAN BALANCE
--------------------         --------------              ------------               ------------
September 1997                      2                 $    128,603.40                     0.02
October 1997                      165                   19,633,095.24                     3.36
November 1997                     192                   22,879,192.20                     3.91
December 1997                     172                   21,267,717.30                     3.64
January 1998                      130                   13,055,711.11                     2.23
February 1998                     127                   13,400,869.92                     2.29
March 1998                         42                    4,600,952.87                     0.79
June 1998                           1                       90,049.53                     0.02
November 1998                       1                      203,931.68                     0.03
December 1998                       6                      811,268.83                     0.14
January 1999                       10                    1,152,538.86                     0.20
February 1999                      21                    2,098,423.05                     0.36
March 1999                         73                    8,118,396.21                     1.39
April 1999                        742                   77,781,296.00                    13.29
May 1999                        1,120                  112,096,926.15                    19.16
June 1999                       1,022                  108,426,360.51                    18.53
July 1999                       1,028                  103,249,819.41                    17.65
August 1999                       446                   38,997,471.15                     6.67
September 1999                     42                    4,499,833.00                     0.77
October 1999                        2                      238,011.75                     0.04
November 1999                       5                      643,338.65                     0.11
December 1999                       6                      390,370.22                     0.07
January 2000                        3                      269,759.28                     0.05
February 2000                       3                      182,011.76                     0.03
March 2000                         10                      728,424.33                     0.12
April 2000                         52                    3,742,151.14                     0.64
May 2000                           54                    5,421,844.03                     0.93
June 2000                          40                    3,363,782.53                     0.57
July 2000                         125                   15,245,584.82                     2.61
August 2000                        24                    1,969,768.45                     0.34
September 2000                      5                      336,965.00                     0.06
May 2011                            1                       27,174.99                     0.00
                                -----                 ---------------                   ------
Total                           5,672                 $585,051,643.37                   100.00%
                                =====                 ===============                   ======

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

       The Pooling and Servicing Agreement permits the Trust to acquire approximately $37,500,000 and $99,800,000 in aggregate principal balance of Subsequent Mortgage Loans for addition to the Fixed Rate Group and the Adjustable Rate Group, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and each Mortgage Loan Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

       The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, among others:
(i) the ratings on the Offered Certificates shall not have been downgraded by any Rating Agency; (ii) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (iii) the remaining term to maturity of such Subsequent

Mortgage Loan may not exceed 360 months; and (iv) following the purchase of all of the Subsequent Mortgage Loans by the Trust, the Subsequent Mortgage Loans, as a whole, (a) will have a weighted average Loan-to-Value Ratio of not more than 73% for the Fixed Rate Group and 75% for the Adjustable Rate Group; (b) will have a weighted average gross margin for each Mortgage Loan Group that is not more than 25 basis points less than the weighted average gross margin for such Mortgage Loan Group as of the Cut-Off Date; (c) will have no more than 16% in the case of the Fixed Rate Group and 16% in the case of the Adjustable Rate Group of such Subsequent Mortgage Loans with Combined Loan-to-Value Ratios in excess of 80%; (d) will have no more than 49% in the case of the Fixed Rate Group and 44% in the case of the Adjustable Rate Group with cash out refinancings; (e) in the case of the Adjustable Rate Group only, will not be comprised of more than 84% 2/28 Loans and 3/27 Loans; (f) will have weighted average PAG codes of less than 2.5 in the case of the Fixed Rate Group and less than 2.8 in the case of the Adjustable Rate Group; (g) will have Mortgage Loans that are not more than 15%, in the case of the Fixed Rate Group, and 18% in the case of the Adjustable Rate Group, that are in PAG IV and PAG V; and (h) will have no more than 10.0% of the Fixed Rate Group and 8% of the Adjustable Rate Group that are non-owner occupied properties.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

       The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Fixed Rate Group Certificates"), the yield to maturity on the Offered Certificates will be affected by the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Originators of Mortgage Loans. Approximately 66.73% of the Initial Mortgage Loans (by Loan Balance) require the payment of a fee in connection with certain prepayments which may affect the rate of principal payment. In addition, the actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, changes in the mortgagors' housing needs, job transfers and unemployment.

       As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in the Fixed Rate Group (other than the 5/25 Loans) are affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

       The Mortgage Loans in the Adjustable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

       The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans in the Adjustable Rate Group and the prepayment behavior of the 5/25 Loans may differ from that of the other Mortgage Loans in the Fixed Rate Group. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Mortgage Loans in the Adjustable Rate Group may differ from that on the Mortgage Loans in the Fixed Rate Group because the amount of the monthly payments on the Mortgage Loans in the Adjustable Rate Group are subject to adjustment on each adjustment date.

       The prepayment experience on non-conventional mortgage loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many non-conventional borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional mortgage loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. Prepayments may also affect the yield to the Owners of the Adjustable Rate Group Certificates, if the weighted average margins are reduced.

       A majority of the Mortgage Loans contain prepayment penalty provisions. For a discussion of such provisions, see "The Portfolio of Mortgage
Loans -- Prepayment Penalties" herein.

       In addition to the foregoing factors affecting the weighted average life of each Class of the Offered Certificates, the overcollateralization provisions of the Trust result in an additional reduction of the Certificate Principal Balances of the related Class A Certificates relative to the amortization of the related Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of the related Monthly Excess Interest Amount to the payment of the Certificate Principal Balance of the related Classes of the Offered Certificates. This creates overcollateralization which results from the excess of the aggregate Loan Balances of the Mortgage Loans over the Aggregate Certificate Principal Balance. Once the Targeted Overcollateralization Amount is reached, the application of the Monthly Excess Interest Amount to pay down principal will cease, unless necessary to maintain the Overcollateralization Amount at the Targeted Overcollateralization Amount.

       Balloon Loans. The ability of mortgagors to make payments of Balloon Payments will normally depend on the mortgagor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, real estate values, the mortgagor's financial situation and prevailing mortgage loan interest rates. Although the Originators sometimes provide refinancing of Balloon Loans and may refinance any Mortgage Loan, they are under no obligation to do so, and make no representation or warranty that they will do so in the case of any Mortgage Loan. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the Certificate Principal Balance of one or more Classes of the Fixed Rate Group Certificates is reduced to zero, and may increase the weighted average lives of such Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Owners of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest rate environment may make it more difficult for the mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

MANDATORY PREPAYMENT

       In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans for either the Fixed Rate Group or the Adjustable Rate Group then the related Class(es) of Certificates then entitled to receive payments of principal will receive a partial prepayment in an amount equal to the portion of the Original Pre-Funded Amount remaining and allocable to each such Class.

       Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Owners of the Certificates in respect of the Original Pre-Funded Amount.

PREPAYMENT AND YIELD SCENARIOS FOR OFFERED CERTIFICATES

       As indicated above, if purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

       The "Final Scheduled Payment Date" for each Class of the Offered Certificates is set forth in the Summary of Terms hereof. For the Class A-1 through Class A-10 Certificates such dates are the dates on which the Original Certificate Principal Balance set forth in the Summary of Terms hereof for the related Class of Offered Certificates would be reduced to zero assuming, among other things, that no Prepayments are received on the Mortgage Loans, that no Monthly Excess Interest Amount will be used to make accelerated payments of principal to holders of the related Class A Certificates, that scheduled monthly payments of principal and interest on the Mortgage Loans are timely received and that the Auction Sale with respect to the related Mortgage Loan Group is not completed. The Final Scheduled Payment Date for each Class of Subordinate Certificates is the Payment Date in September 2027. The weighted average life of each Class of the Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Payment Date with respect to each Class of the Offered Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur, (ii) Monthly Excess Interest Amounts are likely to be used to make accelerated payments of principal to holders of the related Class A Certificates, (iii) the Owners of the Class R Certificates may cause a termination of the Classes of Certificates relates to a Mortgage Loan Group when the outstanding Certificate Principal Balance of the Certificates related to such Mortgage Loan Group is less than 10% of the Original Certificate Principal Balance of the Certificates related to such Mortgage Loan Group and (iv) the Servicers may each purchase all Mortgage Loans serviced by them and either one or more of the Servicers may purchase all of the Mortgage Loans, thereby causing a termination of the Trust, when the outstanding Aggregate Certificate Principal Balance is less than 5% of the original Aggregate Certificate Principal Balance.

       "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Offered Certificates will be influenced by the rate at which principal of the Mortgage Loans in the related Mortgage Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).

       Each Accrual Period for the Adjustable Rate Group Certificates which are Offered Certificates will consist of the actual number of days elapsed from the 25th day of the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Period, from the Closing Date) through the 24th day of the month of such Payment Date. After the initial Accrual Period, the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates will be adjusted by reference to changes in the level of One-Month LIBOR, subject to the effects of the applicable limitation described herein.

       The Pass-Through Rate of each Class of the Adjustable Rate Group Certificates may be calculated by reference to the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group. Although the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group are subject to adjustment, the Coupon Rates adjust less frequently than the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates which adjust by reference to One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and either may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Adjustable Rate Group Certificates.

       Certain of the Mortgage Loans in the Adjustable Rate Group, including the 2/28 Loans and the 3/27 Loans, were originated with initial Coupon Rates that were based on competitive conditions. As a result, the Coupon Rates on such Mortgage Loans in the Adjustable Rate Group are more likely to adjust on their first, and possibly subsequent adjustment dates subject to the effects of the applicable periodic rate cap and lifetime cap. Because the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates is limited by the Adjustable Rate Group Available Funds Cap on each Payment Date, limits on changes in the Coupon Rates of the Mortgage Loans in the Adjustable Rate Group may limit changes in the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates. In addition, the Coupon Rates for the 2/28 Loans will not adjust until approximately the date on which the 24th scheduled monthly payment is due and the Coupon Rates for the 3/27 Loans will not adjust until approximately the date on which the 36th scheduled monthly payment is due.

       The Adjustable Rate Group Available Funds Cap on a Payment Date will depend, in part, on the weighted average of the then-current Coupon Rates of the outstanding Mortgage Loans in the Adjustable Rate Group. If the Mortgage Loans in the Adjustable Rate Group bearing higher Coupon Rates were to prepay, the weighted average Coupon Rate of the Mortgage Loans in the Adjustable Rate Group, and consequently the Adjustable Rate Group Available Funds Cap, would be lower than otherwise would be the case.

       Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement with respect to the Fixed Rate Group is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relating to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes conditional prepayment rates of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the Fixed Rate Group in the first month of the life of the mortgage loans and an additional 1.454% per annum each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the
Prepayment Assumption i.e., no prepayments.   Correspondingly, 100% Prepayment
Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The model used in this Prospectus Supplement with respect to the Adjustable Rate Group is the Constant Prepayment Rate ("CPR") assumption. The CPR represents an assumed constant rate of prepayment each month , expressed as an annual rate, relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such Mortgage Loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for Owners of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

       It is very unlikely that the Mortgage Loans will prepay at rates consistent with the assumptions made in this Prospectus Supplement until maturity or that all of the Mortgage Loans in the related Mortgage Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Mortgage Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Offered Certificates. Since the tables were prepared on the basis of the assumptions in the following paragraph, there will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy will likely have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

       For the purpose of the tables below, it is assumed that: (i) each Mortgage Loan Group consists of Mortgage Loans with the characteristics set forth in the tables below, (ii) the Closing Date for the Certificates occurs on September 17, 1997, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in October 1997 in accordance with the priorities described herein, (iv) prepayments include 30 day's interest thereon, (v) the Targeted Overcollateralization Amount for each Mortgage Loan Group is set initially as specified herein and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, without regard to any delinquency and loss triggers, (vi) no Auction Sale or Servicer Clean-Up Call occurs for the Fixed Rate Group and an Auction Sale occurs on the Auction Sale Bid Date for the Adjustable Rate Group, (vii) the Pre-Funded Amount is used to acquire Subsequent Mortgage Loans on October 31, 1997 and prior to such dates, the Pre-Funded Amount accrues interest at a rate equal to the Net Coupon Rate set forth in the tables below, (viii) the Coupon Rate for each Mortgage Loan in the Adjustable Rate Group and the Fixed Rate Group, if applicable, is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed final constant level of the applicable index of 5.84375% per annum, with respect to Six-Month LIBOR and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate (which minimum interest rate will generally equal the initial coupon)), (ix) One-Month LIBOR remains constant at a rate of 5.65625% per annum, (x) all Mortgage Loans pay on their respective due dates in accordance with their respective terms and (xi) the Initial Certificate Principal Balance and Pass-Through Rate of each Class of Certificates is as set forth and under "Summary of Terms -- Certificates Offered" herein.

                    INITIAL FIXED RATE GROUP MORTGAGE LOANS

                    Gross Coupon
Principal Balance       Rate         Net Coupon Rate  Gross Margin  Periodic Rate Cap  Months to Next Reset
------------------------------------------------------------------------------------------------------------
$20,564,574.43         11.207%           10.707%            n/a             n/a                 n/a
 24,618,775.65         10.662            10.162             n/a             n/a                 n/a
  3,720,598.49         11.238            10.738             n/a             n/a                 n/a
167,721,934.83         10.295             9.795             n/a             n/a                 n/a
 12,288,879.02          9.612             9.112           6.557%           3.217%               57

                    Rate Change            Remaining                 Original Term to              Remaining Term to
                     Frequency          Authorization Term               Maturity                       Maturity
Principal Balance   (in months)            (in months)                  (in months)                   (in months)
--------------------------------------------------------------------------------------------------------------------
$20,564,574.43          n/a                   355                           358                           177
 24,618,775.65          n/a                   176                           178                           176
  3,720,598.49          n/a                   230                           233                           230
167,721,934.83          n/a                   356                           358                           356
 12,288,879.02          6                     354                           356                           354


                   SUBSEQUENT FIXED RATE GROUP MORTGAGE LOANS


                     Gross Coupon     Net Coupon                                           Months to
Principal Balance        Rate            Rate           Gross Margin  Periodic Rate Cap    Next Reset
------------------------------------------------------------------------------------------------------------
$3,331,555.03           11.207%          10.707%             n/a             n/a               n/a
 3,988,354.15           10.662           10.162              n/a             n/a               n/a
27,774,473.84           10.315            9.815              n/a             n/a               n/a
 1,990,854.56            9.612            9.112            6.557%           3.217%             57

                     Rate Change         Remaining            Original Term to       Remaining Term to
                     Frequency        Authorization Term          Maturity                Maturity          Assumed Delivery
Principal Balance    (in months)         (in months)             (in months)            (in months)               Date
----------------------------------------------------------------------------------------------------------------------------
$3,331,555.03           n/a                355                     358                      177             October 31, 1997
 3,988,354.15           n/a                176                     178                      176             October 31, 1997
27,774,473.84           n/a                353                     355                      353             October 31, 1997
 1,990,854.56           6                  354                     356                      354             October 31, 1997

                  INITIAL ADJUSTABLE RATE GROUP MORTGAGE LOANS

                                                                          Initial        Subsequent
                                                                       Periodic Rate    Periodic Rate
Principal Balance  Gross Coupon Rate  Net Coupon Rate  Gross Margin        Cap                Cap
-----------------------------------------------------------------------------------------------------
 $3,345,750.04          9.741%           9.241%           5.860%          1.037%             1.006%
 19,633,095.24          9.363            8.863            5.748           1.012              1.012
 23,065,897.41          9.674            9.174            5.813           1.009              1.009
 21,267,717.30          9.428            8.928            5.652           1.019              1.016
 13,055,711.11         10.100            9.600            6.010           1.060              1.025
 13,442,039.55         10.193            9.693            6.025           1.073              1.047
454,710,251.99         10.129            9.629            5.842           3.384              1.101
 36,694,879.96         10.044            9.544            6.359           4.287              1.216

                Rate Change       Original Term to      Remaining Term to
Months to        Frequency            Maturity               Maturity
Next Reset      (in months)         (in months)            (in months)
-------------------------------------------------------------------------
   1                 6                 360                    355
   2                 6                 357                    353
   3                 6                 357                    354
   4                 6                 358                    356
   5                 6                 359                    358
   6                 6                 357                    356
  22                 6                 359                    357
  33                 6                 359                    357



                SUBSEQUENT ADJUSTABLE RATE GROUP MORTGAGE LOANS

                                                                                            Subsequent
                                                                        Initial Periodic   Periodic Rate
Principal Balance   Gross Coupon Rate   Net Coupon Rate   Gross Margin      Rate Cap            Cap
--------------------------------------------------------------------------------------------------------
$15,835,212.86          9.689%             9.189%          5.822%            1.029%            1.019%
 82,949,444.54         10.123              9.623           5.881             3.451             1.110%

              Rate Change     Original Term to     Remaining Term to
Months to      Frequency         Maturity              Maturity
Next Reset    (in months)       (in months)           (in months)       Assumed Delivery Date
---------------------------------------------------------------------------------------------
    4             6                357                    355              October 31, 1997
   23             6                359                    357              October 31, 1997

The following tables set forth the percentages of the initial principal balance of the Offered Certificates that would be outstanding after each of the dates shown, assuming (1) for the Fixed Rate Group Certificates, the Fixed Rate Group Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under each Fixed Rate Group Certificate below and the Adjustable Rate Group Mortgage Loans prepay at 25% CPR and (2) for the Adjustable Rate Group Certificates, the Fixed Rate Group Mortgage Loans prepay at 100% of the Prepayment Assumption and the Adjustable Rate Group Mortgage Loans prepay according to the indicated percentages of CPR under each Adjustable Rate Group Certificate below except that under the 0% Prepayment Assumption for all Certificates, the Mortgage Loans in both Mortgage Loan Groups prepay at 0% of the Prepayment Assumption.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        CLASS A-1                                                CLASS A-2
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    25%    50%    75%    100%    125%    200%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ----    ----    ----
Initial Balance        100   100    100    100     100    100     100           100   100    100    100     100     100     100
September 25, 1998      86    56     26      0       0      0       0           100   100    100     96      69      42       0
September 25, 1999      79     9      0      0       0      0       0           100   100     49      0       0       0       0
September 25, 2000      70     0      0      0       0      0       0           100    68      0      0       0       0       0
September 25, 2001      61     0      0      0       0      0       0           100    32      0      0       0       0       0
September 25, 2002      51     0      0      0       0      0       0           100     0      0      0       0       0       0
September 25, 2003      41     0      0      0       0      0       0           100     0      0      0       0       0       0
September 25, 2004      29     0      0      0       0      0       0           100     0      0      0       0       0       0
September 25, 2005      20     0      0      0       0      0       0           100     0      0      0       0       0       0
September 25, 2006       9     0      0      0       0      0       0           100     0      0      0       0       0       0
September 25, 2007       0     0      0      0       0      0       0            97     0      0      0       0       0       0
September 25, 2008       0     0      0      0       0      0       0            84     0      0      0       0       0       0
September 25, 2009       0     0      0      0       0      0       0            70     0      0      0       0       0       0
September 25, 2010       0     0      0      0       0      0       0            54     0      0      0       0       0       0
September 25, 2011       0     0      0      0       0      0       0            35     0      0      0       0       0       0
September 25, 2012       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2013       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2014       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2015       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2016       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2017       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2018       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2019       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2020       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2021       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2022       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2023       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2024       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2025       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2026       0     0      0      0       0      0       0             0     0      0      0       0       0       0
September 25, 2027       0     0      0      0       0      0       0             0     0      0      0       0       0       0
Weighted Avg Life(1)   5.0   1.2    0.8    0.6     0.5    0.5     0.3          13.0   3.6    2.1    1.5     1.2     1.0     0.7

                                        CLASS A-3                                                CLASS A-4
Payment Date           0&    25%    50%    75%    100%    125%    200%          0%    25%    50%    75%    100%    125%    200%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ----    ----    ----
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100     100     100
September 25, 1998     100   100    100    100    100     100      65           100   100    100    100    100     100     100
September 25, 1999     100   100    100     94     48       4       0           100   100    100    100    100     100       0
September 25, 2000     100   100     85     19      0       0       0           100   100    100    100     40       0       0
September 25, 2001     100   100     37      0      0       0       0           100   100    100     43      0       0       0
September 25, 2002     100    98      0      0      0       0       0           100   100     92      0      0       0       0
September 25, 2003     100    71      0      0      0       0       0           100   100     41      0      0       0       0
September 25, 2004     100    46      0      0      0       0       0           100   100      9      0      0       0       0
September 25, 2005     100    29      0      0      0       0       0           100   100      0      0      0       0       0
September 25, 2006     100    10      0      0      0       0       0           100   100      0      0      0       0       0
September 25, 2007     100     0      0      0      0       0       0           100    87      0      0      0       0       0
September 25, 2008     100     0      0      0      0       0       0           100    61      0      0      0       0       0
September 25, 2009     100     0      0      0      0       0       0           100    42      0      0      0       0       0
September 25, 2010     100     0      0      0      0       0       0           100    22      0      0      0       0       0
September 25, 2011     100     0      0      0      0       0       0           100     3      0      0      0       0       0
September 25, 2012      75     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2013      64     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2014      50     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2015      36     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2016      19     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2017       1     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2018       0     0      0      0      0       0       0            76     0      0      0      0       0       0
September 25, 2019       0     0      0      0      0       0       0            55     0      0      0      0       0       0
September 25, 2020       0     0      0      0      0       0       0            30     0      0      0      0       0       0
September 25, 2021       0     0      0      0      0       0       0             4     0      0      0      0       0       0
September 25, 2022       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2023       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2024       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2025       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2026       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0       0       0
Weighted Avg Life(1)  17.1   7.1    3.8    2.6    2.0     1.7     1.1          22.2  11.7    6.0    4.0    3.0     2.4     1.6

-----------------------------
(1)    The weighted average life of the Offered Certificates is determined by
       (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Offered Certificate Principal Balance for such Class of Offered Certificate. The weighted average life of (i) the Fixed Rate Group Certificates is to the maturity of the related Certificates, and (ii) the Adjustable Rate Group Certificates is to the Auction Sale Bid Date, which is the date upon which the Outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 10% or less of the Original Certificate Principal Balance related to such Mortgage Loan Group.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        CLASS A-5                                                CLASS A-6
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    25%    50%    75%    100%    125%    200%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ----    ----    ----
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100     100     100
September 25, 1998     100   100    100    100    100     100     100           100   100    100    100    100     100     100
September 25, 1999     100   100    100    100    100     100       0           100   100    100    100    100     100      69
September 25, 2000     100   100    100    100    100      27       0           100   100    100    100    100     100       0
September 25, 2001     100   100    100    100     42       0       0           100   100    100    100    100      30       0
September 25, 2002     100   100    100     78      0       0       0           100   100    100    100     46       0       0
September 25, 2003     100   100    100      7      0       0       0           100   100    100    100      0       0       0
September 25, 2004     100   100    100      0      0       0       0           100   100    100     49      0       0       0
September 25, 2005     100   100     85      0      0       0       0           100   100    100     25      0       0       0
September 25, 2006     100   100     49      0      0       0       0           100   100    100      0      0       0       0
September 25, 2007     100   100     12      0      0       0       0           100   100    100      0      0       0       0
September 25, 2008     100   100      0      0      0       0       0           100   100     74      0      0       0       0
September 25, 2009     100   100      0      0      0       0       0           100   100     38      0      0       0       0
September 25, 2010     100   100      0      0      0       0       0           100   100      4      0      0       0       0
September 25, 2011     100   100      0      0      0       0       0           100   100      0      0      0       0       0
September 25, 2012     100    30      0      0      0       0       0           100   100      0      0      0       0       0
September 25, 2013     100     1      0      0      0       0       0           100   100      0      0      0       0       0
September 25, 2014     100     0      0      0      0       0       0           100    73      0      0      0       0       0
September 25, 2015     100     0      0      0      0       0       0           100    45      0      0      0       0       0
September 25, 2016     100     0      0      0      0       0       0           100    17      0      0      0       0       0
September 25, 2017     100     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2018     100     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2019     100     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2020     100     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2021     100     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2022      47     0      0      0      0       0       0           100     0      0      0      0       0       0
September 25, 2023       0     0      0      0      0       0       0            79     0      0      0      0       0       0
September 25, 2024       0     0      0      0      0       0       0             2     0      0      0      0       0       0
September 25, 2025       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2026       0     0      0      0      0       0       0             0     0      0      0      0       0       0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0       0       0
Weighted Avg Life(1)  25.0  15.0    9.0    5.5    4.0     3.0     1.9          26.4  17.9   11.7    7.3    5.0     3.9     2.1

                                        CLASS A-7                                                CLASS A-8
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    25%    50%    75%    100%    125%    200%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ----    ----    ----
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100     100     100
September 25, 1998     100   100    100    100    100     100     100           100   100    100    100    100     100     100
September 25, 1999     100   100    100    100    100     100     100           100   100    100    100    100     100     100
September 25, 2000     100   100    100    100    100     100       0           100   100    100    100    100     100       0
September 25, 2001     100   100    100    100    100     100       0           100   100    100    100    100     100       0
September 25, 2002     100   100    100    100    100      43       0           100   100    100    100    100     100       0
September 25, 2003     100   100    100    100     80       0       0           100   100    100    100    100      94       0
September 25, 2004     100   100    100    100     36       0       0           100   100    100    100    100      70       0
September 25, 2005     100   100    100    100     24       0       0           100   100    100    100    100      68       0
September 25, 2006     100   100    100     94      2       0       0           100   100    100    100    100      57       0
September 25, 2007     100   100    100     63      0       0       0           100   100    100    100     84      45       0
September 25, 2008     100   100    100     34      0       0       0           100   100    100    100     67      34       0
September 25, 2009     100   100    100      8      0       0       0           100   100    100    100     53      25       0
September 25, 2010     100   100    100      0      0       0       0           100   100    100     88     41      18       0
September 25, 2011     100   100     74      0      0       0       0           100   100    100     73     32      13       0
September 25, 2012     100   100     30      0      0       0       0           100   100    100     54     22       6       0
September 25, 2013     100   100     10      0      0       0       0           100   100    100     44     17       3       0
September 25, 2014     100   100      0      0      0       0       0           100   100     94     36     13       0       0
September 25, 2015     100   100      0      0      0       0       0           100   100     81     30      8       0       0
September 25, 2016     100   100      0      0      0       0       0           100   100     69     24      5       0       0
September 25, 2017     100    91      0      0      0       0       0           100   100     59     19      2       0       0
September 25, 2018     100    67      0      0      0       0       0           100   100     50     15      0       0       0
September 25, 2019     100    44      0      0      0       0       0           100   100     42     11      0       0       0
September 25, 2020     100    20      0      0      0       0       0           100   100     34      7      0       0       0
September 25, 2021     100     0      0      0      0       0       0           100    98     27      4      0       0       0
September 25, 2022     100     0      0      0      0       0       0           100    80     21      1      0       0       0
September 25, 2023     100     0      0      0      0       0       0           100    63     16      0      0       0       0
September 25, 2024     100     0      0      0      0       0       0           100    45      9      0      0       0       0
September 25, 2025      22     0      0      0      0       0       0           100    28      3      0      0       0       0
September 25, 2026       0     0      0      0      0       0       0            48     9      0      0      0       0       0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0       0       0
Weighted Avg Life(1)  27.7  21.8   14.7   10.6    7.0     5.0     2.4          29.0  26.8   21.6   16.6   13.0     9.9     2.8

-----------------------------
(1)    The weighted average life of the Offered Certificates is determined by
       (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Offered Certificate Principal Balance for such Class of Offered Certificate. The weighted average life of (i) the Fixed Rate Group Certificates is to the maturity of the related Certificates, and (ii) the Adjustable Rate Group Certificates is to the Auction Sale Bid Date, which is the date upon which the Outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 10% or less of the Original Certificate Principal Balance related to such Mortgage Loan Group.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        CLASS A-9                                                CLASS A-10
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    10%    15%    20%    25%    30%    40%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ---    ---    ---
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1998     100   100    100    100    100     100     100            96    84     78     72     66     60     48
September 25, 1999     100   100    100    100    100     100     100            96    73     62     52     42     34     18
September 25, 2000     100   100    100    100    100     100      99            95    62     48     36     25     15      0
September 25, 2001      99    97     93     90     89      90      99            94    53     37     28     22     15      0
September 25, 2002      99    93     87     82     80      79      69            94    45     31     23     16     12      0
September 25, 2003      97    87     76     71     66      62      41            93    37     26     18     12      8      0
September 25, 2004      95    80     66     60     52      46      24            92    32     22     14      9      0      0
September 25, 2005      89    60     46     34     25      19      14            91    29     18     11      0      0      0
September 25, 2006      83    44     31     20     12       7       6            89    26     15      9      0      0      0
September 25, 2007      76    32     21     11      6       3       1            88    23     13      0      0      0      0
September 25, 2008      69    24     14      6      3       1       0            86    20     11      0      0      0      0
September 25, 2009      61    18      9      3      1       0       0            85    18      9      0      0      0      0
September 25, 2010      53    14      6      2      1       0       0            83    16      8      0      0      0      0
September 25, 2011      46    11      4      1      0       0       0            80    14      0      0      0      0      0
September 25, 2012      24     6      2      0      0       0       0            78    12      0      0      0      0      0
September 25, 2013      21     4      1      0      0       0       0            75    11      0      0      0      0      0
September 25, 2014      18     3      1      0      0       0       0            72     9      0      0      0      0      0
September 25, 2015      15     3      0      0      0       0       0            68     8      0      0      0      0      0
September 25, 2016      12     2      0      0      0       0       0            64     0      0      0      0      0      0
September 25, 2017       9     1      0      0      0       0       0            60     0      0      0      0      0      0
September 25, 2018       7     1      0      0      0       0       0            55     0      0      0      0      0      0
September 25, 2019       6     1      0      0      0       0       0            49     0      0      0      0      0      0
September 25, 2020       4     0      0      0      0       0       0            43     0      0      0      0      0      0
September 25, 2021       3     0      0      0      0       0       0            36     0      0      0      0      0      0
September 25, 2022       2     0      0      0      0       0       0            31     0      0      0      0      0      0
September 25, 2023       1     0      0      0      0       0       0            26     0      0      0      0      0      0
September 25, 2024       0     0      0      0      0       0       0            20     0      0      0      0      0      0
September 25, 2025       0     0      0      0      0       0       0            13     0      0      0      0      0      0
September 25, 2026       0     0      0      0      0       0       0             0     0      0      0      0      0      0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0      0      0
Weighted Avg Life(1)  13.5   9.4    8.1    7.3    6.9     6.6     6.1          20.1   6.3    4.3    3.2    2.5    2.0    1.2

                                        CLASS M-1F                                               CLASS M-1A
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    10%    15%    20%    25%    30%    40%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ---    ---    ---
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1998     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1999     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 2000     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 2001     100   100    100    100     84      66      56           100   100    100     80     62     60    100
September 25, 2002     100   100    100     88     66      49      17           100   100     86     64     46     33      0
September 25, 2003     100   100    100     74     52      36      10           100   100     73     51     34     23      0
September 25, 2004     100   100     91     62     41      27       6           100    92     61     40     26      0      0
September 25, 2005     100   100     80     52     32      20       1           100    82     52     32      0      0      0
September 25, 2006     100   100     71     43     25      14       0           100    73     44     25      0      0      0
September 25, 2007     100   100     62     36     20      11       0           100    65     37      0      0      0      0
September 25, 2008     100    97     54     30     15       8       0           100    57     31      0      0      0      0
September 25, 2009     100    89     48     24     12       6       0           100    51     26      0      0      0      0
September 25, 2010     100    82     41     20      9       3       0           100    45     21      0      0      0      0
September 25, 2011     100    75     36     16      7       0       0           100    40      0      0      0      0      0
September 25, 2012     100    61     28     12      5       0       0           100    35      0      0      0      0      0
September 25, 2013     100    56     24     10      2       0       0           100    30      0      0      0      0      0
September 25, 2014     100    52     21      8      0       0       0           100    27      0      0      0      0      0
September 25, 2015     100    47     18      7      0       0       0           100    23      0      0      0      0      0
September 25, 2016     100    42     15      5      0       0       0           100     0      0      0      0      0      0
September 25, 2017     100    38     13      3      0       0       0           100     0      0      0      0      0      0
September 25, 2018      98    34     11      1      0       0       0           100     0      0      0      0      0      0
September 25, 2019      90    30      9      0      0       0       0           100     0      0      0      0      0      0
September 25, 2020      82    26      8      0      0       0       0           100     0      0      0      0      0      0
September 25, 2021      73    22      6      0      0       0       0           100     0      0      0      0      0      0
September 25, 2022      63    18      5      0      0       0       0            87     0      0      0      0      0      0
September 25, 2023      52    14      1      0      0       0       0            73     0      0      0      0      0      0
September 25, 2024      40    10      0      0      0       0       0            56     0      0      0      0      0      0
September 25, 2025      26     6      0      0      0       0       0            38     0      0      0      0      0      0
September 25, 2026      11     0      0      0      0       0       0             0     0      0      0      0      0      0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0      0      0
Weighted Avg Life(1)  25.9  18.6   13.0    9.5    7.3     5.9     4.5          27.2  12.8    8.8    6.5    5.3    4.7    4.4

-----------------------------
(1)    The weighted average life of the Offered Certificates is determined by
       (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Offered Certificate Principal Balance for such Class of Offered Certificate. The weighted average life of (i) the Fixed Rate Group Certificates is to the maturity of the related Certificates, and (ii) the Adjustable Rate Group Certificates is to the Auction Sale Bid Date, which is the date upon which the Outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 10% or less of the Original Certificate Principal Balance related to such Mortgage Loan Group.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        CLASS M-2F                                               CLASS M-2A
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    10%    15%    20     25%    30%    40%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    --     ---    ---    ---
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1998     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1999     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 2000     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 2001     100   100    100    100     84      66      29           100   100    100     80     62     47     48
September 25, 2002     100   100    100     88     66      49      17           100   100     86     64     46     33      0
September 25, 2003     100   100    100     74     52      36      10           100   100     73     51     34     23      0
September 25, 2004     100   100     91     62     41      27       3           100    92     61     40     26      0      0
September 25, 2005     100   100     80     52     32      20       0           100    82     52     32      0      0      0
September 25, 2006     100   100     71     43     25      14       0           100    73     44     25      0      0      0
September 25, 2007     100   100     62     36     20      11       0           100    65     37      0      0      0      0
September 25, 2008     100    97     54     30     15       7       0           100    57     31      0      0      0      0
September 25, 2009     100    89     48     24     12       2       0           100    51     26      0      0      0      0
September 25, 2010     100    82     41     20      9       0       0           100    45     21      0      0      0      0
September 25, 2011     100    75     36     16      6       0       0           100    40      0      0      0      0      0
September 25, 2012     100    61     28     12      1       0       0           100    35      0      0      0      0      0
September 25, 2013     100    56     24     10      0       0       0           100    30      0      0      0      0      0
September 25, 2014     100    52     21      8      0       0       0           100    27      0      0      0      0      0
September 25, 2015     100    47     18      5      0       0       0           100    23      0      0      0      0      0
September 25, 2016     100    42     15      2      0       0       0           100     0      0      0      0      0      0
September 25, 2017     100    38     13      0      0       0       0           100     0      0      0      0      0      0
September 25, 2018      98    34     11      0      0       0       0           100     0      0      0      0      0      0
September 25, 2019      90    30      9      0      0       0       0           100     0      0      0      0      0      0
September 25, 2020      82    26      7      0      0       0       0           100     0      0      0      0      0      0
September 25, 2021      73    22      3      0      0       0       0           100     0      0      0      0      0      0
September 25, 2022      63    18      0      0      0       0       0            87     0      0      0      0      0      0
September 25, 2023      52    14      0      0      0       0       0            73     0      0      0      0      0      0
September 25, 2024      40    10      0      0      0       0       0            56     0      0      0      0      0      0
September 25, 2025      26     4      0      0      0       0       0            38     0      0      0      0      0      0
September 25, 2026      11     0      0      0      0       0       0             0     0      0      0      0      0      0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0      0      0
Weighted Avg Life(1)  25.9  18.5   12.9    9.4    7.2     5.8     4.2          27.2  12.8    8.8    6.5    5.2    4.5    4.1

                                        CLASS B-1F                                               CLASS B-1A
Payment Date           0%    25%    50%    75%    100%    125%    200%          0%    10%    15%    20%    25%    30%    40%
                       --    ---    ---    ---    ----    ----    ----          --    ---    ---    ---    ---    ---    ---
Initial Balance        100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1998     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 1999     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 2000     100   100    100    100    100     100     100           100   100    100    100    100    100    100
September 25, 2001     100   100    100    100     84      66      29           100   100    100     80     62     47     26
September 25, 2002     100   100    100     88     66      49      15           100   100     86     64     46     33      0
September 25, 2003     100   100    100     74     52      36       4           100   100     73     51     34     23      0
September 25, 2004     100   100     91     62     41      27       0           100    92     61     40     26      0      0
September 25, 2005     100   100     80     52     32      19       0           100    82     52     32      0      0      0
September 25, 2006     100   100     71     43     25      10       0           100    73     44     25      0      0      0
September 25, 2007     100   100     62     36     19       4       0           100    65     37      0      0      0      0
September 25, 2008     100    97     54     30     12       0       0           100    57     31      0      0      0      0
September 25, 2009     100    89     48     24      6       0       0           100    51     26      0      0      0      0
September 25, 2010     100    82     41     19      2       0       0           100    45     21      0      0      0      0
September 25, 2011     100    75     36     13      0       0       0           100    40      0      0      0      0      0
September 25, 2012     100    61     28      6      0       0       0           100    35      0      0      0      0      0
September 25, 2013     100    56     24      3      0       0       0           100    30      0      0      0      0      0
September 25, 2014     100    52     20      0      0       0       0           100    27      0      0      0      0      0
September 25, 2015     100    47     16      0      0       0       0           100    23      0      0      0      0      0
September 25, 2016     100    42     12      0      0       0       0           100     0      0      0      0      0      0
September 25, 2017     100    38      8      0      0       0       0           100     0      0      0      0      0      0
September 25, 2018      98    34      5      0      0       0       0           100     0      0      0      0      0      0
September 25, 2019      90    30      2      0      0       0       0           100     0      0      0      0      0      0
September 25, 2020      82    26      0      0      0       0       0           100     0      0      0      0      0      0
September 25, 2021      73    22      0      0      0       0       0           100     0      0      0      0      0      0
September 25, 2022      63    15      0      0      0       0       0            87     0      0      0      0      0      0
September 25, 2023      52     9      0      0      0       0       0            73     0      0      0      0      0      0
September 25, 2024      40     3      0      0      0       0       0            56     0      0      0      0      0      0
September 25, 2025      26     0      0      0      0       0       0            38     0      0      0      0      0      0
September 25, 2026       4     0      0      0      0       0       0             0     0      0      0      0      0      0
September 25, 2027       0     0      0      0      0       0       0             0     0      0      0      0      0      0
Weighted Avg Life(1)  25.9  18.6   12.5    9.1    7.0     5.6     3.9          27.2  12.8    8.8    6.5    5.2    4.4    3.7

-----------------------------
(1)    The weighted average life of the Offered Certificates is determined by
       (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Offered Certificate Principal Balance for such Class of Offered Certificate. The weighted average life of (i) the Fixed Rate Group Certificates is to the maturity of the related Certificates, and (ii) the Adjustable Rate Group Certificates is to the Auction Sale Bid Date, which is the date upon which the Outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 10% or less of the Original Certificate Principal Balance related to such Mortgage Loan Group.

PAYMENT LAG FEATURE OF FIXED RATE GROUP CERTIFICATES

       Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Mortgage Loan in the Fixed Rate Group (net of the Servicing Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date, which does not occur until the month following the month of receipt. As a result, the monthly distributions to the Owners of the Fixed
Rate Group Certificates generally reflect an Accrual Period reflecting Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until October 27, 1997. Thus, the effective yield to the Owners of the Fixed Rate Group Certificates will be below that otherwise produced by the related Pass-Through Rate and purchase price because distributions to Owners of the Fixed Rate Group Certificates in respect of any given month will not be made until on or after the 25th day of the following month.

                                THE ORIGINATORS

       The Mortgage Loan Pool consists of Initial Mortgage Loans purchased or originated by sixty-seven (67) originators (the "Originators") with aggregate outstanding Loan Balances of $812,653,859.64. Option One has originated 56.55% of the Initial Mortgage Loans in the Adjustable Rate Group and 19.47% of the Initial Mortgage Loans in the Fixed Rate Group. ARMC has originated 16.32% of the Initial Mortgage Loans in the Adjustable Rate Group and 29.03% of the Initial Mortgage Loans in the Fixed Rate Group. New Century has originated 12.91% of the Initial Mortgage Loans in the Adjustable Rate Group and 21.00% of the Initial Mortgage Loans in the Fixed Rate Group. BNC has originated 12.44% of the Initial Mortgage Loans in the Fixed Rate Group. It is the Depositor's intent to purchase all of the Subsequent Mortgage Loans from the Originators from whom the Initial Mortgage Loans were purchased although the Pooling and Servicing Agreement does not prohibit the Depositor from purchasing Subsequent Mortgage Loans from other mortgage loan originators.

       ARMC is a wholly-owned subsidiary of the Seller.

                   FORMATION OF THE TRUST AND TRUST PROPERTY

       AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-3 (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates.

       The property of the Trust will include (a) the Mortgage Loans (other than payments due on the Mortgage Loans on or prior to the Cut-Off Date with respect to the Initial Mortgage Loans and on or prior to the related Subsequent Cut-Off Date with respect to the Subsequent Mortgage Loans) together with the related Mortgage Loan documents and the Seller's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account , the Upper-Tier Distribution Accounts (as defined in the Pooling and Servicing Agreement) and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other properties, (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement and (d) certain rights of the Seller under the Transfer Agreements (collectively, the "Trust Estate").

       The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Trustee, the Seller, the Servicers, the Originators or any of their affiliates.

       Prior to its formation, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that mortgagors make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

       The description in this Prospectus Supplement of the Initial Mortgage Loans and the Mortgaged Properties is based upon the pool as constituted at the close of business on the Cut-Off Date, as adjusted (with respect to all Initial Mortgage Loans that were current as of the Cut-Off Date) for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Initial Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Initial Mortgage Loans may be included in the pool prior to the issuance of the Certificates.

       A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference into the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Initial Mortgage Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. A description of the pool of Mortgage Loans, as of the Closing Date will be filed in a current report on Form 8-K within fifteen days after the initial issuance of the Offered Certificates. A current report on Form 8-K will also be filed within fifteen days of the end of the Funding Period reflecting the additions to the Trust.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

       Each Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

       As described in "The Mortgage Loan Pool" herein, the Mortgage Loan Pool is divided into two Mortgage Loan Groups (each a "Mortgage Loan Group"), the Fixed Rate Group, which contains fixed rate Mortgage Loans and 5/25 Loans, and the Adjustable Rate Group, which contains only adjustable rate Mortgage Loans (including the 2/28 Loans and the 3/27 Loans).

PAYMENT DATES

       On each Payment Date, the Owners of each Class of the Offered Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest and Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of Certificates as described below. Distributions will be made in immediately available funds to Owners of Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus, "Description of the Offered Certificates--Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

       The Pooling and Servicing Agreement will provide that an Owner will be required to send its Certificate to the Trustee prior to receiving the final distribution on such Owner's Certificate. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement.

       Each Owner of record of the related Class of the Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Closing Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Closing Date.

DISTRIBUTIONS

       Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds, required to be remitted by the Servicers, together with any Substitution Amount and any Loan Purchase Price Amount, (ii) the related Capitalized Interest Requirement and any Pre-Funding Account Earnings and (iii) the proceeds of any liquidation of the Trust Estate. The Trustee will also be required to deposit into the Certificate Account any Pre-Funded Amounts to be distributed as a prepayment on the Pre-Funding Payment Date.

       The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein.

       Interest: On each Payment Date the Interest Remittance Amount with respect to each Mortgage Loan Group will be distributed in the following order of priority:

       First, to the Trustee, the Trustee Fee;

       Second, to the Owners of the Class A Certificates related to such Mortgage Loan Group, the related Current Interest plus the Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the related Class A Certificates, the Interest Amount Available will be distributed among the outstanding related Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

       Third, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class M-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

       Fourth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class M-2 Certificates related to such Mortgage Loan Group, the related Current Interest;

       Fifth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class B-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

       Sixth, only with respect to the Fixed Rate Group, to the extent of the Interest Amount Available then remaining, to the Owners of the Class B-2F Certificates, the related Current Interest;

       Seventh, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class C-IO Certificates related to such Mortgage Loan Group, the related Current Interest; and

       Eighth, the Monthly Excess Interest Amount with respect to such Mortgage Loan Group shall be applied as described below under "Credit
       Enhancement -- Application of Monthly Excess Cashflow Amounts."

       Principal: With respect to each Mortgage Loan Group and on each Payment Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, Owners of the Class A Certificates will be entitled to receive payment of 100% of the Principal Distribution Amount with respect to such Mortgage Loan Group for such Payment Date as follows: in the case of the Fixed Rate Group, first, to the Owners of the Class A-9 Certificates, the

Class A-9 Lockout Distribution Amount and then sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designation beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate Group has been reduced to zero and in the case of the Adjustable Rate Group to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero.

       With respect to each Mortgage Loan Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to such Mortgage Loan Group as follows:

       First, in the case of the Fixed Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the Class A-9 Certificates, in an amount equal to the Class A-9 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designation beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate Group has been reduced to zero; and in the case of the Adjustable Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero;

       Second, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the amount distributed to the Owners of the related Class A Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the related Class M-1 Certificates, until the related Class M-1 Certificate Principal Balance has been reduced to zero;

       Third, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates in clause First above and the amount distributed to the Owners of the related Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Principal Balance has been reduced to zero;

       Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the related Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the related Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class B-1 Certificates, until the related Class B-1 Certificate Principal Balance has been reduced to zero;

       Fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to the Fixed Rate Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1F Certificates pursuant to clause Second above, the amount distributed to the Owners of the Class M-2F Certificates pursuant to clause Third above, the amount distributed to the Owners of the Class B-1F Certificates pursuant to clause Fourth above and (y) the Class B-2F Principal Distribution Amount shall be distributed to the Owners of the Class B-2F Certificates, until the Class B-2F Certificates Principal Balance has been reduced to zero; and

       Sixth, any amount of the Principal Remittance Amount with respect to such Mortgage Loan Group remaining after making all of the distributions in clauses First, Second, Third, Fourth and Fifth above shall be included as part of the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group and shall be applied as described below under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

       Notwithstanding the foregoing, in the event that the Certificate Principal Balance of all of the Class A Certificates relating to a Group have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinate Certificates of such Group sequentially in the following order: Class M-1, Class M-2, Class B-1 and, in respect of the Fixed Rate Group, the Class B-2F Certificates. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2, Class B-1 and, in respect of the Fixed Rate Group, the Class B-2F Certificates in that order. If the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B-1 Certificates and, in respect of the Fixed Rate Group, the Class B-2F Certificates in that order. Finally, if the Class B-1F Certificate Principal Balance has been reduced to zero, all amounts of principal that would have been distributed on the Class B-1F Certificates will be distributed to the Class B-2F Certificates.

       The Class A Certificates in the Fixed Rate Group (other than the Class A-9 Certificates) are "sequential pay" classes such that the Owners of the Class A-8 Certificates will receive no payments of principal until the Class A-7 Certificate Principal Balance is reduced to zero, the Owners of the Class A-7 Certificates will receive no payments of principal until the Class A-6 Certificate Principal Balance is reduced to zero, the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class
A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates in the Fixed Rate Group and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates in the Fixed Rate Group on such Payment Date shall be distributed pro rata and not sequentially.

       The Class C-IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

       The Owners of the Class A-9 Certificates are entitled to receive payments of the Class A-9 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-8 Certificate Principal Balance is zero, the Owners of the Class A-9 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Payment Date.

       Each Owner of Class A Certificates and Subordinated Certificates will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

PRE-FUNDING ACCOUNT

       On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Estate. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period for the related Mortgage Loan Group will be distributed to the Owners of the related Class or Classes of Class A Certificates then entitled to receive payments of principal on the Payment Date after the expiration of the Funding Period in reduction of the Class A Certificate Principal Balance of such Owner's Certificates, thus resulting in a principal prepayment of such Class of Class A Certificates.

       Amounts on deposit in the Pre-Funding Account will be invested in the investments permitted by the Pooling and Servicing Agreement (the "Eligible Investments"). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the related Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

CAPITALIZED INTEREST ACCOUNT

       On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Estate. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Pass-Through Rate in the case of the Fixed Rate Group Certificates and the applicable Pass-Through Rate on the Adjustable Rate Group Certificates on the amount by which the aggregate Certificate Principal Balance of the related Class(es) of Offered Certificates exceeds the aggregate Loan Balance of the Mortgage Loans in the related Mortgage Loan Group plus the Trustee Fee accruing on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on the October and November 1997 Payment Date to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the applicable Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the Owners of the Class A Certificates.

       Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC.

CALCULATION OF ONE-MONTH LIBOR

       For the October 1997 Payment Date, the Trustee will determine One-Month LIBOR on the second Business Day prior to the Closing Date. Thereafter, beginning with the Payment Date in November 1997, on the second Business Day prior to each Payment Date (each a "One-Month LIBOR Determination Date"), the Trustee will determine One-Month LIBOR for the next Accrual Period for each Class of the Adjustable Rate Group Certificates.

       "One-Month LIBOR" means, as of any One-Month LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

       "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

BOOK ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

       The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are Participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per Class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

       The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

       Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates.
Participants and indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

       Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

       Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and
Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

       Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

       DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC
Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership
Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

       Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

       Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

       Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

       Euroclear was created in 1968 to hold securities for Participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

       The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

       Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

       Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

       Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

       DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Owners of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

       Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

       Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

       Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF RIGHTS

       An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above.

                               OTHER CERTIFICATES

       The Class B-2F Certificates, the Class C-IO Certificates, the Class D Certificates, the Class S Certificates and the Class R Certificates are not offered hereby. The Pass-Through Rate on the Class B-2F Certificates will on any Payment Date equal the lesser of (i) 9.25% and (ii) the weighted average Coupon Rate of the Mortgage Loans in the Fixed Rate Group less approximately 0.50% per annum. The Class B-2F Certificate Principal Balance will be $3,990,000. The Pass-Through Rate of the Class C-FIO Certificates is 15% per annum. Interest will be calculated on the Class C-FIO Certificates on each Payment Date on the basis of a fixed Notional Principal Amount equal to (i) for the period from the Closing Date through the Payment Date in September 1999, the sum of the original Class M-1F Certificate Principal Balance and the original Class M-2F Certificate Principal Balance ($26,600,000) and (ii) thereafter, zero, with the result that the Owners of the Class C-FIO Certificates will receive no distributions after the Payment Date in September 1999. The Pass-Through Rate of the Class C-AIO Certificates is 6.82% per annum. Interest will be calculated on the Class C-AIO Certificates on each Payment Date on the basis of a fixed Notional Principal Amount equal to (i) for the period from the Closing Date through the Payment Date in September 1999, the sum of the original Class M-2A Certificate Principal Balance and the original Class B-1A Certificate Principal Balance ($75,240,000) and (ii) thereafter, zero, with the result that the Owners of the Class C-AIO Certificates will receive no distribution after the Payment Date in September 1999. The Class C-IO Certificates will not be entitled to distributions of principal. The Class D Certificates, the Class S Certificates and the Class R Certificates will not have Certificate Principal Balances or Pass-Through Rates.

                               CREDIT ENHANCEMENT

       The Credit Enhancement provided for the benefit of the Owners of the Class A Certificates consists of the subordination of the related Subordinate Certificates and the Private Certificates (other than the Class S Certificates), the priority of application of Realized Losses, the application of Monthly Excess Cashflow Amounts and the crosscollateralization feature of the Trust.

SUBORDINATION OF SUBORDINATE CERTIFICATES AND CERTAIN OF THE PRIVATE
CERTIFICATES

       The rights of the Owners of the Subordinate Certificates and certain of the Private Certificates to receive distributions with respect to the Mortgage Loans in a particular Mortgage Loan Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates related to such Mortgage Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against such Mortgage Loan Group.

       The protection afforded to the Owners of the Class A Certificates by means of the subordination of the related Subordinate Certificates and the Private Certificates (other than the Class S Certificates) will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and such Private Certificates (other than the Class S Certificates), the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and such Private Certificates.

       In addition, the rights of the Owners of the Class M-2, Class B-1 and Private Certificates (other than the Class S Certificates) issued with respect to a Mortgage Loan Group to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the related Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the related Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

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       The rights of the Owners of the Class B-1 and Private Certificates
(other than the Class S Certificates) to issued with respect to a Mortgage Loan Group to receive distributions will be subordinated in the same manner to such rights of the Owners of the related Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the Private Certificates (other than the Class S Certificates) to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

APPLICATION OF REALIZED LOSSES

       The Pooling and Servicing Agreement provides that if a Mortgage Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Private Certificates (other than the Class B-2F Certificates, the Class C-IO Certificates and the Class S Certificates) as a result of the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount, second, in respect of the Fixed Rate Group, by the Owners of the Class B-2F Certificates, third, by the Owners of the related Class B-1 Certificates, fourth, by the Owners of the related Class M-2 Certificates, and, fifth, by the Owners of the related Class M-1 Certificates.

       To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group (i.e, a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

       The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the related Class A Certificates and Subordinate Certificates (other than the Class C-IO Certificates), will increase the related Overcollateralization Amount.

       If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Class A Certificates and Subordinate Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group exceeds the aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the related Subordinate Certificates (other than Class C-IO Certificates) will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount", which will be applied as a reduction in the Certificate Principal Balance of the related Subordinate Certificates (other than the Class C-IO Certificates) in reverse order of seniority (i.e., first, in respect of the Fixed Rate Group, against the Class B-2F Certificate Principal Balance until it is reduced to zero, then against the related Class B-1 Certificate Principal Balance until it is reduced to zero, then against the related Class M-2 Certificate Principal Balance until it is reduced to zero and then against the related Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

       Once the Certificate Principal Balance of a Class of Subordinate Certificates (other than the Class C-IO Certificates) has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates, be paid to Owners of the Subordinate Certificates (other than Class C-IO Certificates) which experienced the write down, in direct order of seniority (i.e., first, the related Class M-1 Certificates, second, the related Class M-2 Certificates, third, the related Class B-1 Certificates and, fourth, in respect of the Fixed Rate Group, the Class B-2F Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the related Subordinate Certificates on such Payment Date.





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
APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

       The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Subordinate Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Class A Certificates and Subordinate Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in overcollateralization. This excess interest for a Remittance Period and with respect to a Mortgage Loan Group on the related Payment Date is the Monthly Excess Interest Amount for such Payment Date and Mortgage Loan Group.

       The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown Date) 0.80% of the Original Certificate Principal Balance with respect to the Fixed Rate Group and 2.40% of the Original Certificate Principal Balance with respect to the Adjustable Rate Group. Since the actual level of the Overcollateralization Amount with respect to each Mortgage Loan Group is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group will increase to the level of the related Targeted Overcollateralization Amount.

       If, once the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

       On and after the Stepdown Date, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below the 0.80% and 2.40% levels equal to 1.60% and 4.80% of the then current aggregate outstanding Loan Balance of the related Mortgage Loan Group (subject to a floor of $1,330,000 and $3,420,000). If the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Loan Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan Group. The amount of such releases are the Overcollateralization Release Amounts. Notwithstanding the foregoing, any reduction in the Targeted Overcollateralization Amount from prior periods will be subject to a collateral performance test that is described in the Pooling and Servicing Agreement.

       On any Payment Date, the sum of the Monthly Excess Interest Amount (plus any interest on the Overcollateralization Amount) and the Overcollateralization Release Amount, if any, with respect to a Mortgage Loan Group is the Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

       (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

       (2) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the related Mortgage Loan Group;

       (3) to fund the Class M-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

       (4) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

       (5) to fund the Class M-2 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

       (6) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

       (7) to fund the Class B-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

       (8) to fund the Class B-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

       (9) to fund the Class B-2F Interest Carry Forward Amount, if any, with respect to the Fixed Rate Group;

       (10) to fund the Class B-2F Realized Loss Amortization Amount for such Payment Date, with respect to the Fixed Rate Group;

       (11) to fund the Class C-IO Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

       (12) in respect of Monthly Excess Cashflow Amount for the Fixed Rate Group, to fund any amounts listed in clauses (1) through (8) and
              (11) above for such Payment Date with respect to the Adjustable Rate Group to the extent that such amounts have not been funded in full through the application of such Mortgage Loan Group's Monthly Excess Cashflow Amount on such Payment Date;

       (13) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

       (14) to pay an Available Funds Cap Shortfall Amount, if any, to the Owners of the Adjustable Rate Group Certificates on a pro rata basis among such Owners;

       (15)   to fund a distribution to Owners of the Class D Certificates; and

       (16)   to fund a distribution to Owners of the Class R Certificates.

       The "Certificate Principal Balance" of any Class of the Class A Certificates is the Original Certificate Principal Balance of such Class as reduced by all amounts actually distributed as principal to the Owners of such Class of Class A Certificates on all prior Payment Dates.

       "Class B-1 Applied Realized Loss Amount" means, (1) as to the Class B-1A Certificates and as to any Payment Date, the lesser of (x) the Class B-1A Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class B-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the related Applied Realized Loss Amount, and (2) as to the Class B-1F Certificates and as to any Payment Date, the lesser of (x) the Class B-1F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class B-1F Applied Realized Loss Amount, if any on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the related Class B-2F Realized Loss Amortization Amount as of such Payment Date.

       "Class B-1 Certificate Principal Balance" means, as to either Class of Class B-1 Certificates and as of any date of determination, the related Original Class B-1 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class B-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class B-1 Applied Realized Loss Amounts on all prior Payment Dates.

       "Class B-1 Realized Loss Amortization Amount" means, as to either Class of Class B-1 Certificates and as of any Payment Date, the lesser of (x) the related Class B-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cashflow Amount over (ii) the sum of the related Extra Principal Distribution Amount, the related Class M-1 Realized Loss Amortization Amount, the related Class M-2 Realized Loss Amortization Amount, the related Class M-1 Interest Carry Forward Amount, the related Class M-2 Interest Carry Forward Amount and the related Class B-1 Interest Carry Forward Amount in each case for such Payment Date.

       "Class B-2F Applied Realized Loss Amount" means, as to the Class B-2F Certificates and as to any Payment Date, the lesser of (x) the Class B-2F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class B-2F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Applied Realized Loss Amount for the Fixed Rate Group as of such Payment Date.

       "Class B-2F Certificate Principal Balance" means, as to the Class B-2F Certificates and as of any date of determination, the related Original Class B-2F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class B-2F Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class B-2F Applied Realized Loss Amounts on all prior Payment Dates.

       "Class B-2F Realized Loss Amortization Amount" means, as to the Class B-2F Certificates and as of any Payment Date, the lesser of (x) the Class B-2F Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount in respect of the Fixed Rate Group over (ii) the sum of the Extra Principal Distribution Amount in respect of the Fixed Rate Group, the related Class M-1 Realized Loss Amortization Amount, the related Class M-2 Realized Loss Amortization Amount, the related Class B-1 Realized Loss Amortization Amount, the related Class M-1 Interest Carry Forward Amount, the related Class M-2 Interest Carry Forward Amount, the related Class B-1 Interest Carry Forward Amount and the Class B-2F Interest Carry Forward Amount in each case for such Payment Date.

       "Class M-1 Applied Realized Loss Amount" means, as to either Class of Class M-1 Certificates and as to any Payment Date, the lesser of (x) the related Class M-1 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the related Class M-2 Applied Realized Loss Amount, the related Class B-1 Applied Realized Loss Amount, and, in respect of the Fixed Rate Group, the Class B-2F Applied Realized Loss Amount, in each case as of such Payment Date.

       "Class M-1 Certificate Principal Balance" means, as to either Class of Class M-1 Certificates and as of any date of determination, the related Original Class M-1 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

       "Class M-1 Realized Loss Amortization Amount" means, as to either Class of Class M-1 Certificates and as of any Payment Date, the lesser of (x) the related Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cashflow Amount over (ii) the sum of the related Extra Principal Distribution Amount and the related Class M-1 Interest Carry Forward Amount, in each case for such Payment Date.

       "Class M-2 Applied Realized Loss Amount" means, as to either Class of Class M-2 Certificates and as to any Payment Date, the lesser of (x) the related Class M-2 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the related Class B-1 Applied Realized Loss Amount , and, in respect of the Fixed Rate Group, the Class B-2F Applied Realized Loss Amount, in each case as of such Payment Date.

       "Class M-2 Certificate Principal Balance" means, as to either Class of Class M-2 Certificates and as of any date of determination, the related Original Class M-2 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

       "Class M-2 Realized Loss Amortization Amount" means, as to either Class of Class M-2 Certificates and as of any Payment Date, the lesser of (x) the related Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cashflow Amount over (ii) the sum of the related Extra Principal Distribution Amount, the related Class M-1 Realized Loss Amortization Amount, the related Class M-1 Interest Carry Forward Amount and the related Class M-2 Interest Carry Forward Amount, in each case for such Payment Date.

       "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates (other than the Class C-IO Certificates) and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

                      THE POOLING AND SERVICING AGREEMENT

       In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

COVENANT OF THE SELLER TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE MORTGAGE LOANS IN CERTAIN SITUATIONS

       Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, a Servicer, the Trustee or the Custodian that any representations and warranties contained in a Transfer Agreement with respect to the Mortgage Loans that were assigned to the Trust were untrue in any material respect as of the Closing Date with the result that the interests of the Owners are materially and adversely affected, or the value of the related Mortgage Loan is materially and adversely affected, the party discovering such breach is required to give prompt written notice to certain other parties thereto.

       Upon the earliest to occur of the Seller's discovery of or its receipt of notice of a breach described above from any of the other parties pursuant to the related Transfer Agreement, the related Originator will be required promptly to (i) cure such breach in all material respects or (ii) within the time period specified in the related Transfer Agreement, (a) substitute in lieu of each affected Mortgage Loan a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver any Substitution Amount to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by such Servicer on the related Monthly Remittance Date or (b) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Originator obtains for the Trustee an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC (a "REMIC Opinion"), addressed and acceptable to the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller, if it believes such opinion may be necessary, may request the Originator, to cause to be delivered to the Trustee a REMIC Opinion, if a favorable opinion can be rendered, as a result of any such repurchase or substitution. The obligation of the Originator so to cure, substitute or purchase any such Mortgage Loan in respect of a breach that has not been remedied constitutes the sole remedy available to the Owners, the Seller and the Trustee.

       "Loan Purchase Price" means generally the outstanding principal balance of the related Mortgage Loan on the Cut-Off Date, less any principal amounts previously distributed to the Owners relating to such Mortgage Loan (such amount, the "Loan Balance" of such Mortgage Loan) as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Net Coupon Rate.

ASSIGNMENT OF MORTGAGE LOANS

       Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date with respect to the initial Mortgage Loans and the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all of its respective right, title and interest in and to each Mortgage Loan and all its respective right, title and interest in and to principal and interest due on each such Mortgage Loan on or after the related Cut-Off Date; provided, however, that the Depositor will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Mortgage Loan on or prior to the related Cut-Off Date (except with respect to Mortgage Loans that were delinquent on the related Cut-Off Date, which payments are not being retained by the Depositor). Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

       In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Depositor will be required to:

              (i) deliver without recourse to the Custodian, on behalf of the Trustee, on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in the related Schedule of Mortgage Loans (A) the original Notes, endorsed in blank or to the order of the Trustee,
       (B) the original title insurance policy or any one of an original title binder, an original preliminary title report, or an original title commitment, or a copy certified by the issuer of any of the foregoing, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been received from the applicable recording office by the Seller and returned to the custodian or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

               (ii) cause the Seller (or Long Beach or Option One if the related Mortgage Loan was originated by Long Beach or Option One) within 60 days following the Closing Date with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, to submit for recording in the appropriate jurisdictions, assignments of the Mortgages to "The Bank of New York, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-3 under the Pooling and Servicing Agreement dated as of September 1, 1997" provided, however, that the Depositor shall not be required to cause to be recorded any assignment of Mortgage for a Mortgage with respect to which the Mortgaged Property is located in California or the original recording information is lacking;

              (iii) if not delivered on the Closing Date, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the

       Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor within two years after the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans); and

              (iv) furnish to the Trustee, at the Depositor's expense, a tax opinion and an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trust in form and substance satisfactory to the Trustee.

       The Trustee will agree, for the benefit of the Owners, to cause the Custodian to review the documents contained in each Mortgage Loan File held by the Custodian (each, a "File") within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Custodian after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

       If the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Custodian on behalf of the Trustee will be required to promptly notify the Depositor, the Seller and the Owners. The Seller will agree in the Pooling and Servicing Agreement to request that the related Originator use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Trustee. If, however, within the time period set forth in the related Transfer Agreement after such notice to it respecting such defect the related Originator or other party to a Transfer Agreement shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners, the Seller will request the related Originator within the time period specified in the related Transfer Agreement to (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan plus accrued and unpaid interest) to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance to be remitted by the Servicer on the related Monthly Remittance Date or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account as part of the Monthly Remittance to be remitted by such Servicer on the related Monthly Remittance Date.

       In addition to the foregoing, the Custodian on behalf of the Trustee has agreed to provide an updated exception report during the 12th month after the Closing Date indicating the current status of the exceptions previously noted by the Custodian on behalf of the Trustee (the "Final Certification"). After delivery of the Final Certification, the Custodian on behalf of the Trustee shall provide to the related Servicer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

SERVICING

       Each Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans identified as being serviced by it as described therein and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Consistent with the foregoing, each Servicer will be permitted to, in its discretion, (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act.

       Each Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan serviced by it (as well as from any Liquidation Proceeds from a Liquidated Mortgage Loan ("Liquidation Proceeds") that are applied to accrued and unpaid interest) equal to the Loan Balance thereof multiplied by the applicable Servicing Fee





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Rate (such product, the "Servicing Fee").  The "Servicing Fee Rate" for each
Mortgage Loan will be the rate provided in the Pooling and Servicing Agreement, not to exceed 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below. Each Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the related Principal and Interest Account. In addition, each Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the related Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items. Prepayment penalties may also be retained as additional servicing compensation to the extent set forth in the Pooling and Servicing Agreement.

       Each Servicer is required to establish, or cause to be established, in the name of the Trustee at one or more depository institutions, a principal and interest account maintained as a trust account of such institution (each, a "Principal and Interest Account"). All funds in the Principal and Interest Accounts are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Accounts must mature on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the respective Servicer.

       Each Servicer is required to deposit in the related Principal and Interest Account, on a daily basis (but in no event later than the second Business Day following receipt) all scheduled principal and interest due on the related Mortgage Loans, other than "Balloon Payments" (i.e., the final payment of principal due with respect to a Balloon Mortgage Loan), after the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, and past due interest and principal on any Mortgage Loan, other than Balloon Payments, that were delinquent as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan (including any insurance proceeds) net of expenses and unreimbursed Delinquency Advances and Servicing Advances ("Net Liquidation Proceeds"), any income from REO Properties received thereafter (net of unreimbursed Servicing Advances and Delinquency Advances), but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) principal collected and interest accrued on any Mortgage Loan on or prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, if such Mortgage Loan was current as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, which amounts shall be delivered to the Seller, (iii) late payments received on any Mortgage Loan in respect of unreimbursed Servicing Advances and Delinquency Advances and (iv) reimbursements for past Delinquency Advances which the Servicer has determined in its good faith business judgment are not recoverable from the related Mortgage Loan proceeds (all such net amounts being referred to herein as the "Daily Collections").

       Each Servicer may make withdrawals for its own account (or for the account of the Seller in the case of clause (i) below) from the amounts on deposit in the related Principal and Interest Account with respect to the related Mortgage Loan Group, only for the following purposes:

              (i) to withdraw interest paid with respect to any Mortgage Loans that had accrued for periods on or prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, and principal due on all current Mortgage Loans on or prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, which shall be paid to the Seller;

              (ii) to withdraw investment earnings on amounts on deposit in its respective Principal and Interest Account;

              (iii) to reimburse itself for unreimbursed Delinquency Advances and Servicing Advances and unrecovered Delinquency Advances and Servicing Advances determined by it to be nonrecoverable to the extent permitted in the Pooling and Servicing Agreement;

              (iv) to withdraw amounts that have been deposited to its respective Principal and Interest Account in error; and





                                      S-90
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              (v)  to clear and terminate its respective Principal and Interest
       Account following the termination of the Trust Estate.

       Each Servicer will remit to the Trustee for deposit in the Certificate Account the Monthly Remittance Amount not later than the related Monthly Remittance Date.

       Subject to the following limitations, each Servicer will be required to advance on any Mortgage Loan serviced by it prior to each Payment Date its own funds or other funds made available to it under the Pooling and Servicing Agreement as set forth in the next paragraph, for such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans serviced by it in the related Mortgage Loan Group (adjusted to the applicable Net Coupon Rate) that became due during the related Remittance Period and were delinquent on the related Determination Date, together with an amount equivalent to interest on the principal balance of the Mortgage Loan related to each Mortgaged Property (each, an "REO Property") acquired by the Trust through liquidation (any such advance, a "Delinquency Advance"). The Net Coupon Rate is the rate equal to the excess of the Coupon Rate over the applicable Servicing Fee Rate.

       Delinquency Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Delinquency Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan, other than delinquent Balloon Payments on "Balloon Mortgage Loans" (i.e., Mortgage Loans with respect to which the principal balance, by its original terms, does not fully amortize at final maturity), serviced by it (with such payments of interest adjusted to the related Net Coupon Rate) to the extent that such Delinquency Advances are, in its good faith business judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. With respect to a delinquent Balloon Payment, the Servicer is not required to make a Delinquency Advance of such delinquent Balloon Payment. The Servicer will, however, make monthly Delinquency Advances with respect to Balloon Mortgage Loans with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original principal amortization schedule for the applicable Balloon Mortgage Loan. Such Delinquency Advances shall be required only to the extent that the Servicer, in its good faith business judgment, determines that such Delinquency Advance will be recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Each Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day, or to reimburse itself for any Delinquency Advances paid from such Servicer's own funds, from collections on any Mortgage Loan deposited to the related Principal and Interest Account subsequent to the related Remittance Period (including "Prepaid Installments" (i.e., early payments of scheduled principal and interest intended by the borrower to be treated as such)) and shall deposit into the related Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance net of any such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. Previously unreimbursed Delinquency Advances that the Servicer determines to be nonrecoverable may be reimbursed to the Servicer out of any Mortgagor payments prior to their deposit to the related Principal and Interest Account or from funds on deposit in the related Principal and Interest Account. All Delinquency Advances will be included with the distribution to Owners of the Certificates of the related Group of Certificates on the related Payment Date. Any failure by a Servicer to make a Delinquency Advance as required under the Pooling and Servicing Agreement with respect to the Certificates will constitute an event of default thereunder for such Servicer, in which case the Trustee, as successor servicer, or the successor servicer will be obligated to make any such Delinquency Advance, in accordance with the terms of the Pooling and Servicing Agreement.

       Each Servicer will be required to pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, to the extent such expenses are, in its good faith business judgment, recoverable. Such costs will constitute "Servicing Advances." Each Servicer may recover a Servicing Advance
(x) to the extent permitted by the Mortgage Loans or, if not





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theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y), to the extent that such Servicing Advance is determined by the Servicer in its good faith business judgment to be non-recoverable from such proceeds from the Monthly Excess Cashflow Amount and certain other Mortgage Loan proceeds as specified in the Pooling and Servicing Agreement.

       A full month's interest at the related Net Coupon Rate will be due to the Trust on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment in full of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Net Coupon Rate ("Compensating Interest") (but not in excess of the aggregate Servicing Fee, and any Prepayment Interest Excess for such period) will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the related Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

       When a Mortgagor prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the Mortgagor pays interest on the amount prepaid only to the date of prepayment. Prepayments received during the prior Remittance Period are included in the distribution to Owners on the current Payment Date thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to the Owners of the Certificates on any Payment Date, the amount of the Servicing Fee otherwise payable to the related Servicer for such month shall, to the extent of such shortfall, be deposited by such Servicer in the Certificate Account for distribution to the Owners of the Certificates on such Payment Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to such Servicer with respect to Scheduled Payments having a Due Date to which such Payment Date relates. Any such deposit by the related Servicer will be reflected in the distributions to the Owners of the Certificates made on the Payment Date on which the Prepayment received would be distributed.

       Each Servicer will have the right, but not the obligation, to purchase for its own account any Mortgage Loan serviced by it which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by such Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

       Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Servicer has not purchased from the Trust. Each Servicer will be required to sell any REO Property managed by it within 23 months of its acquisition by the Trust, unless an appropriate extension is obtained, or an opinion of counsel is obtained to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, in which case such Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or such extension as applicable.

       Notwithstanding the generality of the foregoing provisions, each Servicer will be required to manage, conserve, protect and operate each REO Property managed by it for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the related Servicer will be required to either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property.

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       If so required by the terms of any Mortgage Loan, the related Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums (such Advances to be treated as Servicing Advances) on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

       Each Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by such Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the Underwriting Guidelines set forth herein to be applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

       Each Servicer will be permitted under the Pooling and Servicing Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is reasonably acceptable to the Owners of a majority of the Percentage Interests of the Class R Certificates and meeting the requirements of the Pooling and Servicing Agreement.

       Notwithstanding any subservicing agreement, each Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and such Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans subject to such subservicing agreement. Each Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of such Servicer by such subservicer and nothing contained in such subservicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

       Each Servicer (except the Trustee if it is required to succeed any Servicer under the Pooling and Servicing Agreement) will agree to indemnify and hold the Trustee, the Seller and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Seller and the Depositor may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Pooling and Servicing Agreement. A party against whom any such claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and such Servicer may assume the defense of any such claim and, upon a determination that the claim results from the Servicer's failure to perform in accordance with the Pooling and Servicing Agreement, pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against such Servicer, the Trustee, the Seller or the Depositor in respect of such claim.

       Each Servicer will be required to deliver to the Trustee, the Seller, the Depositor and the Rating Agencies: (1) on or before April 15 of each year, commencing in 1998, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by such Servicer to remedy such default; and (2) on or before April 15 of any year commencing in or after 1998, a letter or letters of a firm of independent, nationally recognized certified public accountants dated as of the date of the Servicer's fiscal year end audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF A SERVICER

       The Owners, the Trustee or the Seller will have the right pursuant to the Pooling and Servicing Agreement, to remove any Servicer upon the occurrence of, and in certain cases after notice and expiration of the related cure period: (a) certain acts of bankruptcy or insolvency on the part of such Servicer; (b) certain failures on the part of such Servicer to perform its obligations under the Pooling and Servicing Agreement (including the requirement that certain of the Servicers maintain their net worth at levels specified in the Pooling and Servicing Agreement); (c) the failure to cure material breaches of such Servicer's obligations in the Pooling and Servicing Agreement; or (d) if the loss and/or delinquency levels of the related Mortgage Loans are at certain specified levels.

       No Servicer is permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except (i) upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such conflict being of a type and nature carried on by such Servicer on the date of the Pooling and Servicing Agreement or (ii) upon written consent of the Seller and the Trustee and confirmation from the Rating Agencies that the ratings of the Offered Certificates are not reduced. Any such determination permitting the resignation of such Servicer pursuant to clause (i) above is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee.

       Upon removal or resignation of a Servicer, the Trustee (x) shall solicit bids for a successor Servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved servicer meeting the requirements of the Pooling and Servicing Agreement, and acceptable to the Owners of the Class R Certificates as the successor to such Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.

       No removal or resignation of a Servicer will become effective until the Trustee or a successor Servicer shall have assumed a Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

SUBSERVICER

       Pursuant to the Subservicing Agreement, Ameriquest will subservice the Long Beach Mortgage Loans. See "The Portfolio of Mortgage Loans -- The Servicers".

REPORTING REQUIREMENTS

       On each Payment Date the Trustee is required to report in writing to each Owner:

              (i) the amount of the distribution with respect to the related Class of the Certificates (based on a Certificate in the original principal amount of $1,000);

              (ii) the amount of such distribution allocable to scheduled principal on the Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments of principal, curtailments, repurchases, Liquidation Proceeds or other recoveries of principal included therein, any Pre-Funded Amounts distributed as a Prepayment at the end of the Funding Period (based on a Certificate in the original principal amount of $1,000) and any Subordination Increase Amount with respect to each such Mortgage Loan Group and in total;

              (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

              (iv)   the Interest Carry Forward Amount for each Class;

              (v) the principal amount of each Class of the Offered Certificate (based on a Certificate in the original principal amount of $1,000) which will be outstanding and the aggregate Loan Balance of each Mortgage Loan Group and in total, in each case after giving effect to any payment of principal on such Payment Date;

              (vi) the number of Mortgage Loans, the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group and in total, in each case after giving effect to any payment of principal on such Payment Date;

              (vii) based upon information furnished by the Depositor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount (this information need not be provided on each Payment Date but only upon the request of an Owner);

              (viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to each Mortgage Loan Group and in total;

              (ix) the weighted average Coupon Rate and weighted average remaining term to maturity of the Mortgage Loans with respect to each Mortgage Loan Group and in total;

              (x)    one-month LIBOR for such Payment Date;

              (xi) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount allocable to each Mortgage Loan Group and in total;

              (xii) the Servicing Fees and Trustee Fees allocable to each Mortgage Loan Group and in total;

              (xiii) the applicable Pass-Through Rate of each of the Adjustable Rate Group Certificates for the next Accrual Period;

              (xiv) whether a Trigger Event has occurred with respect to each Mortgage Loan Group as shown by percentage of 60+ Day Delinquent Loans;

              (xv)   the Senior Enhancement Percentage for each Mortgage Loan
       Group;

              (xvi) the Overcollateralization Amount for each Mortgage Loan Group and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

              (xvii) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date.

       Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicers.

       In addition, on each Payment Date the Trustee will be required to distribute to the Depositor, the Underwriters, the Rating Agencies and each Owner, together with the information described above, the following information prepared by the related Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group:

              (a) the number and aggregate principal balances of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent (exclusive of foreclosures), as of the close of business on the last day of the related Remittance Period and the number and aggregate Loan Balances of all Mortgage Loans and related data;

              (b) the status and the number and dollar amounts of all Mortgage Loans in foreclosure proceedings as of the last day of the prior Remittance Period;

              (c) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the last day of the prior Remittance Period;

              (d) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the last day of the prior Remittance Period;

              (e) the book value of any real estate acquired through foreclosure or grant of a deed-in-lieu of foreclosure as of the last day of the prior Remittance Period;

              (f)    the amount of cumulative Realized Losses; and

              (g) The aggregate Loan Balance of 60+ Day Delinquent Loans in each Mortgage Loan Group and in the aggregate.

REMOVAL OF TRUSTEE FOR CAUSE

       The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

       If any such event occurs and is continuing, then and in every such case
(x) the Depositor or (y) the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by a majority of the Percentage Interests represented by the Retained Certificates, may appoint a successor trustee.

GOVERNING LAW

       The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

AMENDMENTS

       The Trustee, the Depositor, the Seller and the Servicers may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by a favorable opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) reduce the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding.

       The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

TERMINATION OF THE TRUST

       The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

AUCTION SALE; STEP UP ON CERTAIN PASS-THROUGH RATES; TERMINATION

       Auction Sale. The Pooling and Servicing Agreement requires that, within 90 days of the Auction Sale Bid Date, with respect to a Mortgage Loan Group, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in such Mortgage Loan Group. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates related to such Mortgage Loan Group, in the same order of priority as interest and principal distributions. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans in such Mortgage Loan Group. The Auction Sale must constitute a "qualified liquidation" of the Classes of Certificates related to such Mortgage Loan Group under Section 860F of the Code, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

       Step Up on Certain Pass-Through Rates. If an Auction Sale with respect to the Adjustable Rate Group has not occurred by the Step Up Date, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates will be increased as provided in "Summary of Terms--Certificates Offered" herein, for each Payment Date occurring thereafter.

       Optional Termination By Servicers.   If an Auction Sale with respect to
a Mortgage Loan Group does not occur, the Servicers will also have the right, collectively, to purchase all of the Mortgage Loans in such Mortgage Loan Group they are servicing on any Monthly Remittance Date when the outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 5% of the Original Certificate Principal Balance of such Mortgage Loan Group.

       Mandatory Purchase. In the event that an Auction Sale has not occurred with respect to both Mortgage Loan Groups, and the Servicers fail to exercise their respective option to purchase all of the Mortgage Loans in both Mortgage Loan Groups, the Owners of the Class R Certificates will be required to purchase all of the Mortgage Loans in both Mortgage Loan Groups on the Monthly Remittance Date in September 2027.

       Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or the Lower-Tier REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Owners of a majority in Percentage Interests represented by the Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC ELECTIONS

       The Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) created by the Pooling and Servicing Agreement, will consist of two segregated asset pools with respect to which elections will be made to treat each as a separate REMIC for federal income tax purposes. The Lower-Tier REMIC will issue several uncertificated subclasses of non-voting interests (the "Lower-Tier REMIC Regular Interests") which will be designated as the "regular interests" in the Lower-Tier REMIC and the uncertificated "Lower-Tier REMIC Residual Interest" which will be designated as the "residual interest" in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and all other assets comprising the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) except for the property allocated to the Upper-Tier REMIC. The Upper-Tier REMIC will issue the Offered Certificates, the Class B-2F Certificates, the Class C-IO Certificates, the Class D Certificates and the Class S Certificates which will be designated as the "regular interests" in the Upper-Tier REMIC and the Class R Certificates will be designated as the "residual interest" in the Upper-Tier REMIC. The assets of the Upper-Tier REMIC consist of the Lower-Tier REMIC Regular Interests and the Upper-Tier Distribution Accounts. See "Formation of the Trust and Trust Property" herein.

       Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are made and (ii) compliance with the Pooling and Servicing Agreement, each REMIC will be treated as a REMIC, the Lower-Tier REMIC Regular Interest will be treated as the "regular interests" in the Lower-Tier REMIC, the Offered Certificates, the Class B-2F Certificates, the Class C-IO Certificates, the Class D Certificates and the Class S Certificates will be treated as "regular interests" in the Upper-Tier REMIC, the Lower-Tier REMIC Residual Interest will be treated as the sole "residual interest" in the Lower-Tier REMIC and the Class R Certificates will be the sole "residual interest" in the Upper-Tier REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by such REMIC on the date on which those interests are created, and not as ownership interests in such REMIC or its assets. Owners of the Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

       The prepayment assumption for each Class of the Offered Certificates for calculating original issue discount is 100% Prepayment Assumption for the Fixed Rate Group Certificates and 25% CPR for the Adjustable Rate Group Certificates. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Offered Certificates" herein.

       As a result of the qualification of the Lower-Tier REMIC and the Upper-Tier REMIC, as REMICs, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Certain Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

       Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Offered Certificates.

                              ERISA CONSIDERATIONS

       The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

       The Department of Labor (the "DOL") has issued to the Underwriters individual prohibited transaction exemptions (the "Exemptions"); which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

       Among the conditions that must be satisfied for the Exemptions to apply are the following:

              (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

              (2) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

              (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Rating Services, Moody's, DCR or Fitch;

              (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

              (5) the sum of all payments made to and retained by any Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

              (6) the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

       The Trust Estate must also meet the following requirements:

              (i) the corpus of the Trust Estate must consist solely of a fixed pool of assets of the type that have been included in other investment pools;

              (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Ratings Services, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Class A Certificates; and

              (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of the Class A Certificates.

       Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is a mortgagor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is a mortgagor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the related Servicer, any mortgagor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

       On July 21, 1997, the DOL published in the Federal Register amendments to the Exemptions ("PTE 97-34"), which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Class A Certificates, PTE 97-34 generally allows Mortgage Loans supporting payments to Owners of Class A Certificates, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Class A Certificates, provided that the following general conditions are met:

(1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") does not exceed 25%;

(2) all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies;

(3) the transfer of such Subsequent Mortgage Loans to the Trust during the Funding Period does not result in the Class A Certificates to be covered by the Exemptions receiving a lower credit rating from a Rating Agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Class A Certificates by the Trust;

(4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust on the Closing Date;

(5)    either;

       (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Depositor; or

       (ii) an independent accountant retained by the Depositor provides the Depositor with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Closing Date;

(6) the Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

(7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and:

       (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

       (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by such Rating Agency;

(8)    the Prospectus or Prospectus Supplement describes;

       (i)    any Pre-Funding Account and/or Capitalized Interest Account;

       (ii)   the duration of the Funding Period;

       (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Funding Period that will be remitted to Owners of Class A Certificates as repayments of principal; and

       (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to owners of Class A Certificates as repayments of principal; and

(9) the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.

       Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the possible applicability of the Exemption (as amended by PTE 97-34), or other exemptive relief, and all of the potential consequences in their specific circumstances, prior to making an investment in a Class A Certificate. Each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In particular, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Class A Certificates.

       The exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B-1 Certificates because such Certificates are subordinate to certain other Classes of Certificates. Accordingly, PLANS MAY NOT PURCHASE THE MEZZANINE CERTIFICATES OR CLASS B-1 CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTE 95-60") is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available. Pursuant to PTE 95-60 certain representations or opinions must be made to qualify. Such representations as described in PTE 95-60 shall be deemed to have been made to the Trustee by the transferee's acceptance of the Mezzanine Certificates or Class B-1 Certificates. In the event that such representations are violated, the transferee must provide the opinions provided for in PTE 95-60 or any attempted transfers or acquisitions shall be void and of no effect.

                                    RATINGS

       It is a condition of the issuance of each Class of the Offered Certificates that the Offered Certificates receive the ratings set out below:

                   CLASS          MOODY'S        FITCH          STANDARD & POOR'S        DCR
                   -----          -------        -----          -----------------        ---
                     A              Aaa           AAA                  AAA                AAA
                    M-1F            Aa2           AA                   AA                 AA+
                    M-1A            Aa2           AA                   AA                 AA
                    M-2F            A2             A                    A                 A+
                    M-2A            A2             A                    A                  A
                    B-1F           Baa3           BBB-                 BBB                BBB
                    B-1A           Baa3           BBB-                 BBB-               BBB-

Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007; Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004; Standard & Poor's, 25 Broadway, New York, New York 10006; and DCR, 17 State Street, 12th Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

       The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying loans and the credit quality of the credit support provider. Fitch's ratings on home equity pass-through Certificates do not represent any assessment of the likelihood or rate of principal prepayments.

       The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

       The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield resulting from funds remaining in the prefunding account at the end of the funding period.

       The ratings of each Rating Agency do not address the possibility that, as a result of principal prepayments, Owners may receive a lower than anticipated yield.

       The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

       The Depositor has not requested a rating of the Certificates offered hereby by any rating agency other than the Rating Agencies and the Depositor has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by any of the Rating Agencies.

                            LEGAL INVESTMENT MATTERS

       The Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates) will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates) under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates), may be subject to significant interpretive uncertainties.

       The Class A-10 Certificates and the Class M-1A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-10 Certificates and the Class M-1A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                                  UNDERWRITING

       Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase the Percentage Interest of each Class of the Offered Certificates as follows:

                             CLASS A-1 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-2 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-3 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-4 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-5 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-6 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-7 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS A-8 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%


                             CLASS A-9 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%


                             CLASS A-10 CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%


                             CLASS M-1F CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS M-1A CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%


                             CLASS M-2F CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS M-2A CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS B-1F CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%

                             CLASS B-1A CERTIFICATES

       Underwriters                        Principal Amount
       ------------                        ----------------
       Morgan Stanley & Co. Incorporated         40%
       Prudential Securities Incorporated        25%
       Credit Suisse First Boston                25%
       Lehman Brothers, Inc.                     10%


       In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

              Class     Selling Concession     Reallowance Discount
              -----     ------------------     --------------------
               A-1           0.060%                   0.030%
               A-2           0.075%                   0.038%
               A-3           0.090%                   0.045%
               A-4           0.120%                   0.060%
               A-5           0.135%                   0.068%
               A-6           0.150%                   0.075%
               A-7           0.180%                   0.090%
               A-8           0.195%                   0.098%
               A-9           0.180%                   0.090%
              A-10           0.150%                   0.075%
              M-1F           0.180%                   0.090%
              M-1A           0.180%                   0.090%
              M-2F           0.195%                   0.098%
              M-2A           0.195%                   0.098%
              B-1F           0.240%                   0.120%
              B-1A           0.240%                   0.120%

       In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposting penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Morgan Stanley & Co. Incorporated, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Offered Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commended, may be discontinued at any time.

       The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                             CERTAIN LEGAL MATTERS

       Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller and the Depositor by Arter & Hadden, Washington, D.C. and by Michael B. Cline, Esquire, Deputy General Counsel for AMRESCO, INC., the parent of the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden. Certain legal matters relating to the Certificates will be passed upon for the Underwriters by Dewey Ballantine, New York, New York.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

       Except in certain limited circumstances, the globally offered AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-3 Mortgage Loan Pass-Through Certificates, Class A, Class M-1, Class M-2 and Class B-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

       Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

       Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

       Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

       INITIAL SETTLEMENT

       All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

       Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

       SECONDARY MARKET TRADING

       Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures generally applicable to mortgage loan asset-backed certificates issues in same-day funds.

       Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the Accrual Period for the related Class. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

       Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

       As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

       Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the Accrual Period for the related Class. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

       Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

       A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

       Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

       Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

       Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

       The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                            Page

2/28 Loans                                                                     S-38
3/27 Loans                                                                      S-6
5/25 Loans                                                                      S-6
Accrual Period                                                                  S-5
Actuarial Loans                                                                 S-7
Adjustable Rate Group Available Funds Cap                                      S-48
Adjustable Rate Group Certificates                                              S-2
Advances                                                                        S-2
Advanta                                                                        S-15
Advanta Parent                                                                  S-3
Aggregate Certificate Principal Balance                                        S-34
Ameriquest                                                                      S-3
Applied Realized Loss Amount                                                    S-3
Appraised Values                                                               S-17
ARCC                                                                           S-48
ARM WAC                                                                        S-31
ARMC                                                                            S-2
Auction Sale                                                                    S-5
Auction Sale Bid Date                                                          S-21
Available Funds Cap Shortfall Amount                                           S-21
Average Interest Rate                                                          S-19
Balloon Mortgage Loans                                                        S-100
Balloon Payments                                                               S-91
Bank                                                                           S-90
Beneficial Owners                                                              S-38
BNC                                                                            S-21
Book-Entry Certificates                                                         S-5
Business Day                                                                   S-78
Capitalized Interest Account                                                    S-7
Cede                                                                           S-20
Cedel                                                                          S-21
Cedel Participants                                                             S-21
Certificate Account                                                            S-80
Certificate Principal Balance                                                  S-74
Certificates                                                                   S-85
Chase                                                                           S-3
Citibank                                                                       S-21
Class                                                                          S-21
Class A Certificates                                                            S-1
Class A Principal Distribution Amount                                           S-2
Class A-1 Certificates                                                         S-12
Class A-10 Certificates                                                         S-1
Class A-2 Certificates                                                          S-1
Class A-3 Certificates                                                          S-1
Class A-4 Certificates                                                          S-1
Class A-5 Certificates                                                          S-1
Class A-6 Certificates                                                          S-1
Class A-7 Certificates                                                          S-1
Class A-8 Certificates                                                          S-1
Class A-9 Certificates                                                          S-1
Class A-9 Lockout Distribution Amount                                           S-1
Class A-9 Lockout Percentage                                                   S-11
Class A-9 Lockout Pro Rata Distribution Amount                                 S-11
Class B-1 Applied Realized Loss Amount                                         S-11
Class B-1 Certificate Principal Balance                                        S-85
Class B-1 Principal Distribution Amount                                        S-86
Class B-1 Realized Loss Amortization Amount                                    S-13
Class B-1A Certificates                                                        S-86
Class B-1F Certificates                                                         S-1
Class B-2F Applied Realized Loss Amount                                         S-1
Class B-2F Certificate Principal Balance                                       S-86
Class B-2F Certificates                                                        S-86
Class B-2F Principal Distribution Amount                                        S-2
Class B-2F Realized Loss Amortization Amount                                   S-13
Class C-IO Certificates                                                        S-86
Class Distribution Amount                                                       S-2
Class M-1 Realized Loss Amortization Amount                                     S-7
Class M-1 Applied Realized Loss Amount                                         S-86
Class M-1 Certificate Principal Balance                                        S-86
Class M-1 Certificates                                                         S-86
Class M-1 Principal Distribution Amount                                         S-2
Class M-1A Certificates                                                        S-12
Class M-1F Certificates                                                         S-1
Class M-2 Applied Realized Loss Amount                                          S-1
Class M-2 Certificate Principal Balance                                        S-86
Class M-2 Certificates                                                         S-87
Class M-2 Principal Distribution Amount                                         S-2
Class M-2 Realized Loss Amortization Amount                                    S-12
Class M-2A Certificates                                                        S-87
Class M-2F Certificates                                                         S-1
Class R Certificates                                                            S-1
Class S Certificates                                                            S-3
Closing Date                                                                    S-3
CMT Loans                                                                       S-3
Code                                                                           S-23
Combined Loan-to-Value Ratios                                                   S-4
Compensating Interest                                                          S-92
Cooperative                                                                    S-80
Coupon Rates                                                                    S-4
CPR                                                                            S-66
Current Interest                                                                S-8
Custodian                                                                       S-3
Cut-Off Date                                                                    S-3
Daily Collections                                                              S-90
DCR                                                                            S-22
Definitive Certificate                                                         S-79
Deleted Mortgage Loan                                                          S-34
Delinquency Advance                                                            S-91
Depositor                                                                       S-3
DOL                                                                            S-98
DTC                                                                            S-21
DTC Participants                                                               S-80
Due Dates                                                                      S-92
Eligible Investments                                                           S-77
ERISA                                                                          S-98
Euroclear                                                                      S-21
Euroclear Operator                                                             S-80
Euroclear Participants                                                         S-80
European Depositaries                                                          S-21
Exemptions                                                                     S-98
Extra Principal Distribution Amount                                            S-14
File                                                                           S-89
Final Certification                                                            S-89
Final Determination                                                            S-97
Final Scheduled Payment Dates                                                  S-64
Financial Intermediary                                                         S-79
Fitch                                                                          S-22
Fixed Rate Group Certificates                                                   S-2
Fixed Rate Loans                                                                S-5
Fleet                                                                          S-43
Formula Pass-Through Rate(s)                                                    S-2
Funding Period                                                                 S-19
IML                                                                            S-80
Initial Mortgage Loans                                                          S-4
Interest Amount Available                                                       S-7
Interest Carry Forward Amount                                                   S-8
Interest Remittance Amount                                                      S-8
LBFC                                                                           S-38
Liquidated Mortgage Loan                                                       S-11
Liquidation Proceeds                                                           S-89
Loan Balance                                                                   S-88
Loan Purchase Price                                                            S-34
Long Beach Mortgage Loans                                                      S-38
Lower-Tier REMIC                                                               S-22
Lower-Tier REMIC Regular Interests                                             S-97
Lower-Tier REMIC Residual Interest                                             S-97
Mezzanine Certificates                                                          S-2
Monthly Excess Cashflow Amount                                                 S-18
Monthly Excess Interest Amount                                                  S-8
Monthly Remittance Date                                                        S-11
Moody's                                                                        S-22
Mortgage Loan Group                                                            S-74
Mortgage Loans                                                                 S-47
Mortgaged Properties                                                            S-4
Mortgages                                                                       S-4
Net Coupon Rate                                                                S-34
Net Liquidation Proceeds                                                       S-90
New Century                                                                     S-5
NIV                                                                            S-37
Notes                                                                           S-4
Notional Principal Amount                                                      S-15
Offered Certificates                                                            S-2
Offering                                                                       S-38
Old Long Beach                                                                 S-38
One-Month LIBOR                                                                S-78
One-Month LIBOR Determination Date                                             S-78
Option One                                                                      S-3
Option One Loans                                                               S-46
Original Aggregate Loan Balance                                                 S-4
Original Certificate Principal Balance                                          S-1
Original Pre-Funded Amount                                                      S-3
Originators                                                                    S-73
Overcollateralization Amount                                                   S-13
Overcollateralization Deficiency                                               S-14
Overcollateralization Release Amount                                           S-14
Owner                                                                          S-79
PAGs                                                                           S-32
Participants                                                                   S-78
Pass-Through Rate                                                              S-75

Payment Date                                                                 S-7
Percentage Interest                                                         S-75
PHMC                                                                        S-43
Plan                                                                        S-98
Pooling and Servicing Agreement                                              S-3
Preference Amount                                                           S-14
Prepaid Installments                                                        S-91
Prepayment Assumption                                                       S-65
Prepayments                                                                 S-25
Preservation Expenses                                                       S-91
Press Release                                                               S-35
Pre-Funded Amount                                                           S-20
Pre-Funding Account                                                          S-3
Pre-Funding Limit                                                          S-100
Principal and Interest Account                                              S-90
Principal Distribution Amount                                               S-10
Principal Remittance Amount                                                 S-11
Private Certificates                                                         S-3
PTE 95-60                                                                  S-101
PTE 97-34                                                                   S-99
Qualified Replacement Mortgage                                              S-34
Rating Agencies                                                             S-22
REMIC                                                                       S-22
REMIC Opinion                                                               S-87
REO Property                                                                S-91
Realized Loss                                                               S-16
Record Date                                                                  S-7
Reference Banks                                                             S-78
Register                                                                    S-74
Registrar                                                                   S-74
Relevant Depositary                                                         S-78
Remittance Period                                                           S-11
Reorganization                                                              S-38
Restricted Group                                                            S-99
Retained Certificates                                                        S-3
Riegle Act                                                                  S-28
Rules                                                                       S-79
Seller                                                                       S-3
Senior Enhancement Percentage                                               S-13
Senior Specified Enhancement Percentage                                     S-14
Servicer                                                                     S-3
Servicers                                                                    S-3
Servicing Advances                                                          S-91
Servicing Fee Rate                                                          S-90
Six-Month LIBOR                                                             S-27
Six-Month LIBOR Loans                                                        S-5
SMMEA                                                                       S-23
Standard & Poor's                                                           S-22
Step Up Date                                                                S-21
Stepdown Date                                                               S-12
Subordinate Certificates                                                     S-2
Subsequent Cut-Off Date                                                     S-26
Subsequent Mortgage Loans                                                    S-3
Subsequent Transfer Agreement                                               S-26
Subsequent Transfer Date                                                    S-20
Subservicer                                                                 S-38
Subservicer Event of Default                                                S-43
Subservicing Agreement                                                      S-38
Substitution Amount                                                         S-89
Targeted Overcollateralization Amount                                       S-14
Telerate Page 3750                                                          S-78
Terms and Conditions                                                        S-80
Transfer Agreement                                                          S-34
Trigger Event                                                               S-11
Trust                                                                       S-73
Trust Estate                                                                S-73
Trustee                                                                      S-3
Underwriters                                                               S-102
Underwriting Agreement                                                     S-102
Underwriting Guidelines                                                     S-29
Unpaid Realized Loss Amount                                                 S-87
Upper-Tier REMIC                                                            S-22
Weighted Average Life                                                       S-65

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

================================================================================

                     MORTGAGE LOAN ASSET BACKED SECURITIES
                              (Issuable in Series)
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                  (DEPOSITOR)

    This Prospectus relates to Mortgage Loan Asset Backed Securities ("Securities") to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust") and will evidence a debt obligation of, or a beneficial ownership interest in such Trust. The assets of a Trust will include one or more of the following: (i) single family residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts and timeshare mortgages, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing, (iii) mortgage-backed securities, (iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as more particularly described in the related Prospectus Supplement.

    One or more classes of Securities of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Securities of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Securities of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Securities entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Securities.

    Distributions on the Securities will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Securities. An affiliate of the Depositor may make or obtain for the benefit of the Securities limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any of its affiliates will have any other obligation with respect to the Securities.

    The yield on Securities will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Securities will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, an election may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

    It is a condition to the issuance of the Securities that the Securities be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREIN AND IN THE SECTION ENTITLED "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT RISK FACTORS.

    See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."

    AN INVESTOR SHOULD CAREFULLY REVIEW THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT CONCERNING THE RISKS ASSOCIATED WITH THE DIFFERENT TYPES AND CLASSES OF SECURITIES.

    THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

================================================================================

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
                     ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

================================================================================

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement.

    There will have been no public market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any series or, if it does develop, that such market will continue.

    RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

================================================================================

               The date of this Prospectus is September 5, 1997.

                             AVAILABLE INFORMATION

         A Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), has been filed with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                               REPORTS TO OWNERS

         Periodic and annual reports concerning the Securities and the related Trust will be provided to the persons in whose names the Securities are registered. See "Administration-Reports" herein. If specified in the related Prospectus Supplement, the Securities may be issuable in book-entry form. In such event, the Securities will be registered in the name of a Clearing Agency (as defined herein) and, therefore, the Clearing Agency will be the registered owner for purposes hereof. All reports will be provided to the Clearing Agency, which in turn will provide such reports to its Clearing Agency Participants (as defined herein). Such Clearing Agency Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates--Book-Entry Registration." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to AMRESCO Residential Securities Corporation, 700
N. Pearl Street, Suite 2400, Dallas, Texas 75201 (telephone number (214)
953-7700.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Classes of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Distributions of Principal and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Book Entry Registration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    List of Owners of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

THE TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Other Mortgage Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SERVICING OF MORTGAGE LOANS AND CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Payments on Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Collection and Other Servicing Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Primary Mortgage Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Standard Hazard Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Title Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon
         Defaulted Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Servicing Compensation and Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Master Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Assignment of Mortgage Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Evidence as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    The Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Administration of the Security Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Forward Commitments; Pre-Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Servicer Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Rights Upon Servicer Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Foreclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    Soldiers' and Sailors' Civil Relief Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    The Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    The Title I Program   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Federal Income Tax Consequences For REMIC Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Taxation of Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Taxation of Residual Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Treatment of Certain Items of REMIC Income and Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Tax-Related Restrictions on Transfer of Residual Securities   . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    Sale or Exchange of a Residual Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Taxes That May Be Imposed on the REMIC Pool   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Liquidation of the REMIC Pool   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Administrative Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Limitations on Deduction of Certain Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Taxation of Certain Foreign Investors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made  . . . . . . . . . . . . . .  61
    Premium and Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Stripped Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Reporting Requirements and Backup Withholding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Taxation of Certain Foreign Investors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Taxation of Securities Classified as Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Securities and to the related Agreement (as defined herein) which will be prepared in connection with each series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

SECURITIES  . . . . . . . . . . . .    Mortgage Loan Asset Backed Securities,
                                       issuable in series, in fully registered
                                       form or book entry only form, in
                                       authorized denominations, as described
                                       in the Prospectus Supplement (the
                                       "Securities").  Each Security will
                                       evidence a debt obligation of, or a
                                       beneficial ownership interest in, a
                                       trust (a "Trust") created from time to
                                       time pursuant to a pooling and servicing agreement or trust agreement (each, an "Agreement"). Securities evidencing a debt obligation of a Trust will be issued pursuant to a trust indenture
                                       (each, an "Indenture") between the Trust and an indenture trustee.

THE DEPOSITOR . . . . . . . . . . .    AMRESCO Residential Securities
                                       Corporation (the "Depositor") is a
                                       Delaware corporation.  The Depositor's
                                       principal executive offices are located
                                       at 700 N.  Pearl Street, Suite 2400,
                                       Dallas, Texas  75201; telephone number
                                       (214) 953-7700.  See "The Depositor"
                                       herein. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Securities.

THE SERVICER  . . . . . . . . . . .    The entity or entities named as the
                                       Servicer in the Prospectus Supplement
                                       (the "Servicer"), will act as servicer,
                                       with respect to the Mortgage Loans and
                                       Contracts included in the related Trust.
                                       The Servicer may be an affiliate of the
                                       Depositor and may be the seller of
                                       Mortgage Assets to the Depositor (each,
                                       a "Seller").

THE MASTER SERVICER . . . . . . . .    A "Master Servicer" may be specified in
                                       the related Prospectus Supplement for
                                       the related series of Securities.

THE TRUSTEE . . . . . . . . . . . .    The trustee (the "Trustee") for each
                                       series of Securities which evidence a
                                       beneficial ownership interest in the
                                       Trust will be specified in the related
                                       Prospectus Supplement.

THE INDENTURE TRUSTEE . . . . . . .    The indenture trustee (the "Indenture
                                       Trustee") for each series of Securities
                                       which evidence a debt obligation of the
                                       Trust will be specified in the related
                                       Prospectus Supplement.

TRUST ASSETS  . . . . . . . . . . .    The assets of a Trust will be
                                       mortgage-related assets (the "Mortgage
                                       Assets") consisting of one or more of
                                       the following types of assets:

A.  The Mortgage Loans  . . . . . .    "Mortgage Loans" may include:  (i)
                                       conventional (i.e., not insured or
                                       guaranteed by any governmental agency)
                                       Mortgage Loans secured by one-to-four
                                       family residential properties; (ii)
                                       Mortgage Loans secured by security
                                       interests in shares issued by private,
                                       non-profit, cooperative housing
                                       corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; (iii) Mortgage
                                       Loans secured by junior liens on the
                                       related mortgaged properties, including
                                       Title I Loans and other types of home
                                       improvement retail installment
                                       contracts; and

                                       (iv) Mortgage Loans secured by timeshare estates representing an ownership interest in common with other owners in one or more vacation units entitling the owner thereof to the exclusive use of a unit and access to the accompanying recreational facilities for the week or weeks owned. See "The Trusts -- Mortgage Loans" herein.

B.  Contracts . . . . . . . . . . .    Contracts may include conditional sales
                                       contracts and installment sales or loan
                                       agreements or participation interests
                                       therein secured by new or used
                                       Manufactured Homes (as defined herein).
                                       Contracts may be conventional (i.e., not insured or guaranteed by any government agency) or insured by the Federal
                                       Housing Administration ("FHA"),
                                       including Title I Contracts, or
                                       partially guaranteed by the Veterans
                                       Administration ("VA"), as specified in
                                       the related Prospectus Supplement.  See
                                       "The Trusts -- Contracts" herein.

C. Mortgage-Backed Securities . . .    "Mortgage-Backed Securities" (or "MBS")
                                       may include (i) private (that is, not
                                       guaranteed or insured by the United
                                       States or any agency or instrumentality
                                       thereof) mortgage participations,
                                       mortgage pass-through certificates or
                                       other mortgage-backed securities or (ii) certificates insured or guaranteed by
                                       Federal Home Loan Mortgage Corporation
                                       ("FHLMC") or Federal National Mortgage
                                       Association ("FNMA") or Government
                                       National Mortgage Association ("GNMA").
                                       See "The Trusts -- Mortgage-Backed
                                       Securities" herein.

D.  Other Mortgage Assets . . . . .    Trust assets may also include
                                       reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as described in the related Prospectus Supplement.

                                       The related Prospectus Supplement for a
                                       series of Securities will describe the
                                       Mortgage Assets to be included in the
                                       Trust for such series.

THE SECURITIES  . . . . . . . . . .    The Securities of any series may be
                                       issued in one or more classes, as
                                       specified in the Prospectus Supplement.
                                       One or more classes of Securities of
                                       each series (i) may be entitled to
                                       receive distributions allocable only to
                                       principal, only to interest or to any
                                       combination thereof; (ii) may be
                                       entitled to receive distributions only
                                       of prepayments of principal throughout
                                       the lives of the Securities or during
                                       specified periods; (iii) may be
                                       subordinated in the right to receive
                                       distributions of scheduled payments of
                                       principal, prepayments of principal,
                                       interest or any combination thereof to
                                       one or more other classes of Securities
                                       of such series throughout the lives of
                                       the Securities or during specified
                                       periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Mortgage
                                       Assets in the related Trust; (vi) as to
                                       Securities entitled to distributions
                                       allocable to interest, may be entitled
                                       to receive interest at a fixed rate or a rate that is subject to change from time to time; (vii) may accrue interest, with such accrued interest added to the principal or notional amount of the Securities, and no payments being made thereon until certain other classes of the series have been paid in full; and
                                       (viii) as to Securities entitled to
                                       distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus
                                       Supplement and may accrue interest until such events occur, in each case as specified in the related
                                       Prospectus Supplement.  The timing and
                                       amounts of such distributions may vary
                                       among classes, over time, or otherwise
                                       as specified in the related Prospectus
                                       Supplement.

DISTRIBUTIONS ON
  THE SECURITIES  . . . . . . . . .    The related Prospectus Supplement will
                                       specify (i) whether distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at other intervals and dates out of the payments received in respect of the Mortgage Assets included in the related
                                       Trust and other assets, if any, pledged
                                       for the benefit of the related Owners of Securities; (ii) the amount allocable to payments of principal and interest on any Distribution Date; and (iii) whether all distributions will be made pro rata to Owners of Securities of the class entitled thereto.

                                       The aggregate original principal balance of the Securities will equal the aggregate distributions allocable to principal that such Securities will be entitled to receive; the Securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the related Mortgage Assets (plus amounts held in a Pre-Funding Account, if any) as of the first day of the month of creation of the Trust; and the Securities will bear interest in the aggregate at a rate (the "Pass-Through Rate") equal to the interest rate borne by the related Mortgage Assets net of servicing fees and any other specified amounts.

PRE-FUNDING ACCOUNT . . . . . . . .    A Trust may enter into an agreement
                                       (each, a "Pre-Funding Agreement") with
                                       the Depositor whereby the Depositor will agree to transfer additional Mortgage
                                       Assets to such Trust following the date
                                       on which such Trust is established and
                                       the related Securities are issued.  Any
                                       Pre-Funding Agreement will require that
                                       any Mortgage Loans so transferred
                                       conform to the requirements specified in such Pre- Funding Agreement. If a
                                       Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in a segregated account (each, a "Pre- Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the additional Mortgage Assets will be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding
                                       Account.  Each Pre-Funding Agreement
                                       will set a specified period during which any such transfers must occur, which period will not exceed 90 days from the date the Trust is established. If all moneys originally deposited to such
                                       Pre-Funding Account are not used by the
                                       end of such specified period, then any
                                       remaining moneys will be applied as a
                                       mandatory prepayment of a class or
                                       classes of Securities as specified in
                                       the related Prospectus Supplement.  The
                                       specified period for the acquisition by
                                       a Trust of additional Mortgage Loans
                                       will generally not exceed three months
                                       from the date such Trust is established.

OPTIONAL TERMINATION  . . . . . . .    The Servicer, the Seller, the Depositor
                                       or, if specified in the related
                                       Prospectus Supplement, the Owners of a
                                       related class of Securities or a credit
                                       enhancer may at their respective options effect early retirement of a series of Securities through the purchase of the Mortgage Assets in the related Trust.
                                       See "Administration -- Termination"
                                       herein.

MANDATORY TERMINATION . . . . . . .    The Trustee, the Servicer or certain
                                       other entities specified in the related
                                       Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the Mortgage
                                       Assets of the related Trust or
                                       otherwise.  See "Administration --
                                       Termination" herein.

ADVANCES  . . . . . . . . . . . . .    The Servicer of the Mortgage Loans and
                                       Contracts will be obligated (but only as specified in the related Prospectus
                                       Supplement) to advance delinquent
                                       installments of principal and/or
                                       interest (less applicable servicing
                                       fees) on the Mortgage Loans and
                                       Contracts in a Trust.  Any such
                                       obligation to make advances may be
                                       limited to amounts due to the Owners of
                                       Securities of the related series, to
                                       amounts deemed to be recoverable from
                                       late payments or liquidation proceeds,
                                       to specified periods or to any
                                       combination thereof, in each case as
                                       specified in the related Prospectus
                                       Supplement.  Any such advance will be
                                       recoverable under the terms and
                                       conditions specified in the related
                                       Prospectus Supplement.  See "Servicing
                                       of Mortgage Loans and Contracts" herein.

CREDIT ENHANCEMENT  . . . . . . . .    If specified in the related Prospectus
                                       Supplement, a series of Securities, or
                                       certain classes within such series, may
                                       have the benefit of one or more types of credit enhancement ("Credit
                                       Enhancement"), including, but not
                                       limited to, subordination, cross
                                       support, mortgage pool insurance,
                                       special hazard insurance, financial
                                       guaranty insurance policies, a
                                       bankruptcy bond, reserve funds, other
                                       insurance, guaranties and similar
                                       instruments and arrangements.  The
                                       protection against losses afforded by
                                       any such Credit Enhancement will be
                                       limited.  If Owners of Securities are
                                       materially dependent upon Credit
                                       Enhancement for timely payments of
                                       interest and/or principal on their
                                       Securities, the related Prospectus
                                       Supplement will include information,
                                       including financial information,
                                       concerning the provider of such Credit
                                       Enhancement.  See "Credit Enhancement"
                                       herein.

BOOK ENTRY REGISTRATION . . . . . .    Securities of one or more classes of a
                                       series may be issued in book entry form
                                       ("Book Entry Securities") in the name of a clearing agency (a "Clearing Agency") registered with the Securities and
                                       Exchange Commission, or its nominee.
                                       Transfers and pledges of Book Entry
                                       Securities may be made only through
                                       entries on the books of the Clearing
                                       Agency in the name of brokers, dealers,
                                       banks and other organizations eligible
                                       to maintain accounts with the Clearing
                                       Agency ("Clearing Agency Participants")
                                       or their nominees.  Transfers and
                                       pledges by purchasers and other
                                       beneficial owners of Book Entry
                                       Securities ("Beneficial Owners") other
                                       than Clearing Agency Participants may be effected only through Clearing Agency
                                       Participants.  All references to the
                                       Owners of Securities shall mean
                                       Beneficial Owners to the extent
                                       Beneficial Owners may exercise their
                                       rights through a Clearing Agency.
                                       Except as otherwise specified in this
                                       Prospectus or a related Prospectus
                                       Supplement, the term "Owners" shall be
                                       deemed to include Beneficial Owners.
                                       See "Risk Factors -- Book Entry
                                       Registration" and "Description of the
                                       Securities -- Book Entry Registration"
                                       herein.

CERTAIN FEDERAL INCOME TAX
    CONSEQUENCES  . . . . . . . . .    Federal income tax consequences will
                                       depend on, among other factors, whether
                                       one or more elections are made to treat
                                       a Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the Internal
                                       Revenue Code of 1986, as amended (the
                                       "Code"), or, if no REMIC election is
                                       made, whether the Securities are
                                       considered to be debt obligations,
                                       Standard Securities, Stripped Securities or Partnership Interests. The related
                                       Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made. See "Certain
                                       Federal Income Tax Consequences" herein
                                       and in the related Prospectus
                                       Supplement.

ERISA CONSIDERATIONS  . . . . . . .    A fiduciary of any employee benefit plan
                                       subject to the Employee Retirement
                                       Income Security Act of 1974, as amended
                                       ("ERISA"), or the Code should carefully
                                       review with its own legal advisors
                                       whether the purchase or holding of
                                       Securities could give rise to a
                                       transaction prohibited or otherwise
                                       impermissible under ERISA or the Code.
                                       Certain classes of Securities may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                                       ERISA and the Code and will not subject
                                       the Trustee, the Depositor or the
                                       Servicer to additional obligations.  See
                                       "Description of the Securities --
                                       General" herein and "ERISA
                                       Considerations" herein and in the
                                       related Prospectus Supplement.

LEGAL INVESTMENT MATTERS  . . . . .    The Prospectus Supplement for each
                                       series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                       Act of 1984 ("SMMEA").  Classes of
                                       Securities that qualify as "mortgage
                                       related securities" will be legal
                                       investments for certain types of
                                       institutional investors to the extent
                                       provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."
                                       See "Legal Investment Considerations"
                                       herein and in the related Prospectus
                                       Supplement.

USE OF PROCEEDS . . . . . . . . . .    Substantially all the net proceeds from
                                       the sale of a series of Securities will
                                       be applied to the purchase of the
                                       Mortgage Assets included or to be
                                       included in the related Trust (or to
                                       reimburse the amounts previously used to effect such purchase), the costs of carrying the Mortgage Assets until sale of the Securities and to pay other expenses. See "Use of Proceeds" herein.

RATING  . . . . . . . . . . . . . .    It is a condition to the issuance of
                                       each class of Securities that each class of the Securities of such Series be rated by one or more of Moody's
                                       Investors Service, Inc. ("Moody's"),
                                       Standard & Poor's Ratings Services
                                       ("S&P") and Fitch Investors Service,
                                       Inc. ("Fitch" and each of Fitch, Moody's and S&P, a "Rating Agency") in one of their four highest rating categories;
                                       provided, however, that one or more
                                       classes of Subordinated Securities and
                                       Residual Securities need not be so
                                       rated.  A security rating is not a
                                       recommendation to buy, sell or hold
                                       securities and may be subject to
                                       revision or withdrawal at any time.  No
                                       person is obligated to maintain any
                                       rating on any Security, and,
                                       accordingly, there can be no assurance
                                       that the ratings assigned to any class
                                       of Securities upon initial issuance
                                       thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any class of Securities of a Series is revised or withdrawn, the liquidity of such class of Securities may be adversely affected.
                                       In general, the ratings address credit
                                       risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors" herein and "Ratings" in the related Prospectus
                                       Supplement.

RISK FACTORS  . . . . . . . . . . .    Investment in the Securities will be
                                       subject to one or more risk factors,
                                       including declines in the value of
                                       Mortgaged Properties, prepayment of
                                       Mortgage Loans, higher risks of defaults on particular types of Mortgage Loans, limitations on security for the Mortgage
                                       Loans, limitations on credit
                                       enhancement, consumer credit laws
                                       affecting the Mortgage Assets, interest
                                       rates on the Mortgage Assets resetting
                                       at different times or using different
                                       indices than the Securities,
                                       availability of Mortgage Assets to
                                       satisfy Pre-Funding Agreements and
                                       various other factors.  See "Risk
                                       Factors" herein and in the related
                                       Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Securities:

         Declining Real Estate Market; Geographic Concentration. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, a significant downturn in economic conditions or a natural disaster, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts -- Mortgage Loans" herein.

         Limited Obligations. The Securities will not represent an interest in or obligation of the Depositor. The Securities of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations; Optional Termination. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Securities relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement. In addition, investors in the Securities should be aware that the Servicer, the Seller or, if specified in the related Prospectus Supplement, the Owners of a Class of Securities or a credit enhancer may at their respective options effect early retirement of a series of Securities through the purchase of Mortgage Assets from the related Trust. See "Administration--Termination" herein.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10 or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets -- The Contracts" herein.

         Limited Liquidity. There will be no market for the Securities of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such series. The market value of some or all of the classes of Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the principal amount or purchase price. Owners of Securities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances described in the related Prospectus Supplement

         Limited Assets. Owners of Securities of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Securities), for the payment of principal of, and interest on, that series of Securities. If the assets comprising the Trust are insufficient to make payments on such Securities, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Securities of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Securities of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Financial Guaranty Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Securities and Stripped Securities that are entitled only to interest distributions will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. An Owner of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Securities generally will be treated as original issue discount for this purpose. Moreover, the calculation of original issue discount on REMIC Securities (as defined herein) is subject to uncertainties because of the lack of guidance from the Internal Revenue Service under applicable statutory provisions. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities," "-- Taxation of Regular Securities -- Variable Rate Regular Securities," "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made -- Standard Securities," and "Certain Federal Income Tax Consequences -- Premium and Discount" and "-- Stripped Securities" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Securities may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

         The Status of the Mortgage Assets in the Event of Bankruptcy of the Seller. The Seller and the Depositor intend that the transfers of the Mortgage Assets from the Seller to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, the Seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of the Seller may argue that the sale thereof by the Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Securities.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Reliance on Management of the Timeshare Unit. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while Mortgagors are obligated to make payments under their Mortgage Loan irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by Mortgagors whose timeshare units are affected.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability





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of the related Servicer to foreclose on an affected Mortgage Loan during the
Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Limited Nature of Ratings. It is a condition to the issuance of the Securities that each class of Securities be rated in one of the four highest rating categories by one or more of Moody's, S&P or Fitch. See "Summary of Prospectus--Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Securities may be adversely affected. Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

         Applicable Legal and Regulatory Risks. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. In addition, many state and local authorities have imposed stringent restrictions on the operations of timeshare developers, including requirements of filing registration statements and advertising material with state regulatory authorities regarding timeshare units being offered and permitting the right to rescind an executed contract within specified time periods and possibly permitting such purchasers to recover damages from such timeshare developers. Such remedies could adversely affect the quality of management of the related resort, in particular, the ability of the management of the related resorts to minimize losses through remarketing efforts and/or through the assumption programs. See "Certain Legal Aspects of the Mortgage Assets" herein.


                         DESCRIPTION OF THE SECURITIES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. Securities which represent beneficial interests in the Trust will be issued pursuant to the Agreement. Securities which represent debt obligations of the Trust will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Securities. THE PROSPECTUS SUPPLEMENT FOR A SERIES OF SECURITIES WILL DESCRIBE THE SPECIFIC PROVISIONS RELATING TO SUCH SERIES. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Agreement for each series of Securities. The Depositor will provide Owners, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. The Agreement relating to a series of Securities will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Securities (the "Delivery Date").

         The Securities of a series will be entitled to payment only from the Mortgage Assets of the Trust and any other assets pledged for the benefit of the Securities and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Securities will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Securities, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies





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may result in delays in the distribution of payments on, or losses allocated to one or more classes of Securities of such series.

GENERAL

         The Securities of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Securities will be specified in the related Prospectus Supplement. The original "Security Principal Balance" of each Security will equal the aggregate distributions or payments allocable to principal to which such Security is entitled and distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Security. The Notional Principal Balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each series will be transferable and exchangeable on a "Security Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee or the Indenture Trustee. The Trustee or the Indenture Trustee will be appointed initially as the "Security Registrar" and no service charge will be made for any registration of transfer or exchange of Securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Securities of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Securities not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Securities or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

CLASSES OF SECURITIES

         Each series of Securities will be issued in one or more classes which will evidence a beneficial ownership interest in, or a debt obligation payable from, the Mortgage Assets of the Trust that are allocable to (i) principal of such class of Securities and (ii) interest on such Securities. If specified in the Prospectus Supplement, one or more classes of a series of Securities may evidence a beneficial ownership interest in, or a debt obligation payable from, separate groups of assets included in the related Trust.

         The Securities will have an aggregate original Security Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and





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day prior to creation of the Trust specified in the related Prospectus
Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Security Principal Balance (or Notional Principal Balance) of the Securities of a series and the interest rate on the classes of such Securities will be determined in the manner specified in the Prospectus Supplement.

         Each class of Securities that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Security Interest Rate"). One or more classes of Securities may provide for interest that accrues but is not currently payable ("Compound Interest Securities"). With respect to any class of Compound Interest Securities, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date.

         A series of Securities may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Securities may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of payments of principal to Companion Securities, the weighted average lives of Companion Securities of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Securities of such series.

         One or more series of Securities may constitute series of "Special Allocation Securities", which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As specified in the related Prospectus Supplement for a series of Special Allocation Securities, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Securities over one or more other classes of Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Securities in a series may be comprised of one or more classes of Senior Securities having a priority in right to distributions of principal and interest over one or more classes of Subordinated Securities, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination" herein. Typically, the Subordinated Securities will carry a rating by the rating agencies lower than that of the Senior Securities. In addition, one or more classes of Securities ("Priority Securities") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Securities ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Securities are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement





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(each, a "Record Date").  With respect to Securities other than Book Entry
Securities, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Security Register or, if specified in the Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Security, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Securities (other than Book Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Securities, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Securities of the related series (the "Security Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Security Account and may be available to make payments on the Securities of the applicable series on the next succeeding Distribution Date or pay other amounts owed by the Trust.

         Distributions of Interest. Interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Securities entitled to interest from the date, at the applicable Security Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such class of Securities, reduced by all distributions allocable to principal, and, in the case of Compound Interest Securities, increased by all interest accrued but not then distributable on such Compound Interest Securities. With respect to a class of Securities entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Securities.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Securities entitled to interest (other than a class of Compound Interest Securities) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Securities will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Security Principal Balance (or Notional Principal Balance) of such class of Compound Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Securities during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Securities will thereafter accrue interest on its outstanding Security Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

         One or more classes of Securities may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Securities relative to the interests evidenced by the other Securities.

         Unscheduled Distributions. The Securities of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Securities of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such





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
payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Security Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Securities on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date and will include interest at the applicable Security Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

BOOK ENTRY REGISTRATION

         Securities may be issued as Book Entry Securities and held in the name of a Clearing Agency registered with the Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Securities.

         Purchasers and other Beneficial Owners may not hold Book Entry Securities directly but may hold, transfer or pledge their ownership interest in the Securities only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Securities and, if applicable, may request redemption of Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration" herein.

         If Securities of a series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Securities of such series, and to receive and transmit requests for redemption with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, submit redemption requests and receive the reports provided herein.

LIST OF OWNERS OF SECURITIES

         Upon written request of a specified number or percentage of interests of Owners of Securities of record of a series of Securities for purposes of communicating with other Owners of Securities with respect to their rights as Owners of Securities, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Securities of that series held by the Trustee. With respect to Book Entry Securities, the only named Owner on the Security Register will be the Clearing Agency.

         Neither the Agreement nor the Trust Indenture, if any, will not provide for the holding of any annual or other meetings of Owners of Securities.

                                   THE TRUSTS

         The Trust for a series of Securities will consist of: (i) the Mortgage Assets (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as a portion of the mortgage interest rate being retained by the

Seller and not sold to the Trust) received on and after the related Cut-Off Date; (ii) amounts, if any, deposited in a Pre-Funding Account; (iii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions, such as the retention by the Seller of payments due and accrued before the related Cut-Off Date but collected after such Cut- Off Date) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iv) if specified in the Prospectus Supplement, reinvestment income on such payments; (v) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (vi) certain rights of the Trustee, the Depositor and the Servicer under any insurance policies, hazard insurance or surety bonds required to be maintained in respect of the related Mortgage Assets; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Securities of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Securities initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities. A copy of the Agreement and, if applicable, a copy of the Indenture with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Securities, will be attached to the related Agreement delivered to the Trustee upon delivery of such Securities.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes, including timeshare estates. Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Securities will be payable either on the first day of each month or on different scheduled due dates throughout each month, and the interest will be calculated either on a simple-interest or actuarial method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                 (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an





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         adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                 (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                 (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                 (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "loan-to-value ratio" of any Mortgage Loan will be determined by dividing the principal amount of the Mortgage Loan by the original value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "original value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof, and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of





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principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

CONTRACTS

         Contracts included in the Trust with respect to a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

MORTGAGE-BACKED SECURITIES

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FNMA, FHLMC or GNMA.

         The Prospectus Supplement for a series of Securities that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans and (xi) the characteristics of any cash flow agreements that relate to the MBS.

OTHER MORTGAGE SECURITIES

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, single-family mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates, as well as other types of mortgage-related assets and securities that may be developed and marketed from time to time. The Prospectus Supplement for a series of Securities will describe any Other Mortgage Securities to be included in the Trust for such series.

                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Securities of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners will bear their allocable share of losses.





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
         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Securities of a series (the "Subordinated Securities") may be paid to one or more other classes of such series (the "Senior Securities") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to Owners of Senior Securities on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, Owners of Senior Securities could experience losses on the Securities.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Securities at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Securities, payments with respect to Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.


         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to holders of Securities that an amount equal to each full and complete insured payment will be received by an agent (an "Insurance Paying Agent") of the Trustee or Indenture Trustee on behalf of such holders, for distribution by the Trustee to them. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which such holders are entitled under the related Agreement or Indenture plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.





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
         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each holder of Securities to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Securities.
In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Securities evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation and in such event might give rise to an obligation to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners and cannot be cured.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets -- Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of





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
Securities unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.





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         Bankruptcy Bond.  In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the bankruptcy code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Securities, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Securities for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Securities or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage loans. See "Servicing of Mortgage Loans and Contracts -- Advances" herein.





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
                   SERVICING OF MORTGAGE LOANS AND CONTRACTS

         With respect to each series of Securities, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under " -- Payments on Mortgage Loans" and " -- Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See " -- Advances" and " -- Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

PAYMENTS ON MORTGAGE LOANS

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to the Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee or Indenture Trustee, if applicable, all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related





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Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

ADVANCES

         With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Security Account when realized and will be distributed to Owners on the next Distribution Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year





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
in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         Contracts. Pursuant to the Agreement, the Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law).





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Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

         Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines
(i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

PRIMARY MORTGAGE INSURANCE

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

STANDARD HAZARD INSURANCE

         Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgage Property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the Mortgage Properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that





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Cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

TITLE INSURANCE POLICIES

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

CLAIMS UNDER PRIMARY MORTGAGE INSURANCE POLICIES AND STANDARD HAZARD INSURANCE POLICIES; OTHER REALIZATION UPON DEFAULTED LOAN

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage





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Loan.  Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Security Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

MASTER SERVICER

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors and
(iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.

                                 ADMINISTRATION

         The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions





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of a particular Agreement.  Material terms of a specific Agreement will be further described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of the Mortgage Loans. At the time of issuance, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee, if applicable, and the Indenture Trustee will, concurrently with such assignment, execute, countersign and deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but only recorded if so specified in the related Prospectus Supplement), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered the related original Cooperative promissory note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment of each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects, (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loan, (iii) at the Delivery Date, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the Delivery Date, each Mortgage is a valid lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the Delivery Date, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the Delivery Date, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts -- Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee, and, if applicable, the Indenture Trustee for the benefit of the Securities of such series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, and, if applicable, to the Indenture Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a schedule ("Contract Loan Schedule") appearing as





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an exhibit to the related Agreement.  Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

         In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, and if applicable, to the Indenture Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust, and, if applicable, the Indenture Trustee, to the Contracts, the Depositor will cause appropriate UCC-1 financing statements to be filed identifying the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust, and, if applicable, the Indenture Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

         The Depositor or the related Seller, as the case may be, may provide limited representations and warranties concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good title to and was sole owner of each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee or, if applicable, the Indenture Trustee (directly or through a participant in a depository). The Trustee or, if applicable, the Indenture Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities but will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee and, if applicable, the Indenture Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required, cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which will be required to be given within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Security Account (a "Deposit Date") which is more than a specified number of days after such period, (i) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (ii) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available for a material defect in a document relating to a Mortgage Loan or Contract.

         The Depositor is required to do or cause the Seller to do either of the following (i) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within the period specified in the related Prospectus Supplement of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (ii) repurchase such Defective Mortgage





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
Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate or (iii) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Securities or the related assets, or amounts deposited in the Security Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF THE SECURITY ACCOUNT

         The Agreement will require that the Security Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure,





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the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Securities or (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Securities, and may include one or more Securities of a series ("Eligible Investments").
If so specified in the related Prospectus Supplement, a Security Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation. The Servicer will deposit in the Security Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                 (a) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                 (b) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                 (c) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                 (d) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                 (e) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

                 (f) any Advances made as described under "Servicing of Mortgage Loans and Contracts -- Advances" herein and certain other amounts required under the Agreement to be deposited in the Security Account;

                 (g) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                 (h) all amounts, if any, required to be deposited in the Security Account from any Credit Enhancement for the related series; and

                 (i) all other amounts required to be deposited in the Security Account pursuant to the related Agreement.

REPORTS

         Concurrently with each distribution on the Securities, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                 (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                 (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;





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
                 (iii) the aggregate Security Principal Balance of each class of the Securities after giving effect to distributions on such Distribution Date;

                 (iv) the aggregate Security Principal Balance of any class of Compound Interest Securities after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                 (v) if applicable, the amount otherwise distributable to any class of Securities that was distributed to other classes of Securities;

                 (vi) if any class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                 (vii) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

                 (viii) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, or other delinquency categories of similar nature and
         (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually (in the case of Book Entry Securities, the above described statement and such annual information will be sent to the Clearing Agency, which will provide such reports to the Clearing Agency Participants in accordance with its procedures).

FORWARD COMMITMENTS; PRE-FUNDING

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans and Contracts to such Trust following the date on which such Trust is established and the related Securities are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre- Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

SERVICER EVENTS OF DEFAULT

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Securities evidencing interests in the Trust aggregating not less than 25% of the affected class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.





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
RIGHTS UPON SERVICER EVENT OF DEFAULT

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee or Owners of Securities evidencing an ownership interest in the Trust may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Securities evidencing an ownership interest in the Trust will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of such Securities specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. Nevertheless, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Securities evidencing an ownership interest in the Trust, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made or to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Owners of such Securities. An Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Owners of Securities evidencing an ownership interest in the Trust aggregating not less than a majority of the aggregate Security Principal Balance of such Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Owners; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any such Security without the consent of the Owner of such Security, (ii) adversely affect in any material respect the interests of the Owners of any class of such Securities in any manner other than as described in (i) without the consent of the Owners of Securities of such class evidencing not less than a majority of the interests of such class or (iii) reduce the aforesaid percentage of Securities of any such class required to consent to any such amendment without the consent of the Owners of all such Securities of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

TERMINATION

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Security Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Securities or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Securities. The exercise of such right will effect early retirement of the Securities





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of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency of the Trustee specified in such notice of termination.


                                USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Securities and to pay other expenses.

                                 THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Assets or Contracts. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate. The Depositor will not receive any fees or other commissions in connection with its acquisition of Mortgage Assets or its sale of such Mortgage Assets to the Trust.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Securities of any series.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

GENERAL

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the





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
cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Timeshare Units. Because timeshare interests are considered to be interests in real property, the manner and method of obtaining and enforcing a security interest in a timeshare estate is similar to the methods used in other real property lending transactions. The timeshare units comprising Mortgage Loans are either mortgages or deeds of trust or other instruments under applicable state law creating a first lien on the timeshare estate securing the related Mortgage Note, depending upon the prevailing practice in the state in which the timeshare estate is located. A mortgage creates a lien upon the timeshare estate, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office.

FORECLOSURE

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.





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         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustor is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor





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
fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first





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mortgage or deed of trust.  In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and





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limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the





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amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Securities.

THE CONTRACTS

         General. As a result of the Depositor's assignment of the Contracts, the Owners will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such lois. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or, if applicable, the Indenture Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts and, if applicable, the Indenture Trustee's security interest. The Contracts will not be stamped or marked otherwise to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment the Trustee's and, if applicable, the Indenture Trustee's and, if applicable, the Indenture Trustee's interest in Contracts could be defeated.





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         Security Interests in the Manufactured Homes.  The Manufactured Homes
securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real state records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Securities and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

         The Depositor will assign its security interest in the Manufactured Homes. Neither the Depositor nor the Trustee or, if applicable, Indenture Trustee will amend the certificates of title to identify a new secured party. Accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the rights of the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or the Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the certificate of title or delivery of the required documents and fees will be sufficient to protect against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying a new secured party on the certificate of title that, through fraud or negligence, the security interest could be released.

         Enforcement of Security Interests in Manufactured Homes. The Servicer, to the extent required by the related Agreement, may take action to enforce the security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that





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the debtor may redeem at or before such resale.  In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the security interest in such state, the security interest would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or, if applicable, the Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, notice of surrender would be given if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the there would be an opportunity to re-perfect the security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, possession of the certificate of title must be surrendered or notice will be received as a result of the lien noted thereon and accordingly there will be an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. Nevertheless, such liens could arise at any time during the term of a Contract. No notice will be given in the event such a lien arises.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without consent and permit the acceleration of the maturity of the Contracts upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.





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         In the case of a transfer of a Manufactured Home after which the
Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

THE TITLE I PROGRAM

         Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of Title I loans, legal requirements, payment terms, underwriting standards, eligibility requirements, insurance coverage and claims proceeds related thereto shall be set forth in the related Prospectus Supplement.

                            LEGAL INVESTMENT MATTERS

         Unless otherwise set forth in the related Prospectus Supplement, Securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings bank may invest in, sell or otherwise deal with mortgage- related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institution Examination Counsel has adopted the "Supervisory Policy Statement on Securities Activities" (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992, as revised April 15, 1994. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation





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
obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of the Securities of any series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statement have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans and Contracts may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.





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
         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee and, if applicable, the Indenture Trustee for any series of Securities will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Securities may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Securities.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Securities, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Arter & Hadden, special counsel to the Depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of Securities and is based upon the advice of Arter & Hadden, special counsel to the Depositor. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") promulgated on December 23, 1992, and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments promulgated on January 27, 1994 (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Securities offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Securities. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities. The Prospectus Supplement for each series of Securities will discuss any special tax consideration applicable to any class of Securities of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Securities, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.





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
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC SECURITIES

         General. With respect to a particular series of Securities, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code
Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more classes of "Regular Securities" and one class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Securities, Arter & Hadden, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that, if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Securities will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Securities. REMIC Securities held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Securities held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Securities, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis





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
requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR SECURITIES

         General. Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

         Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. While the Depositor anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed as described below, there can be no assurance that the rules described below will be applied to the Regular Securities in the manner described.

         Each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is





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unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Security is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Security was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Securities (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. For a Regular Security, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to





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
in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Securities are redetermined by treating the Regular Securities as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Securities. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         A purchaser of a Regular Security at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Security. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption.

         A Securityholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Security to be significantly less or more than





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
the overall expected return on the Regular Security is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Security and that is based on objective financial or economic information; however, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Securities having variable rates. In that event, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Securities. The application of these provisions to instruments such as variable rate Regular Securities is subject to varying interpretations. Prospective purchasers of variable rate Regular Securities are advised to consult their tax advisors concerning the tax treatment of such Regular Securities.

         Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceed by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus





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the remaining original issue discount as of the end of such period.  Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.
As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Securities. On June 22, 1996, the IRS published proposed regulations (the "Proposed Premium Regulations") covering the amortization of bond premiums. The Proposed Premium Regulations describe the constant yield method for amortizing premium and provide that the Regular Security holder may offset the premium against corresponding interest income only as that income is taken into account under the Regular Securityholder's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Securityholder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Securityholder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after 60 days after final regulations are issued. A Regular Securityholder may elect to amortize bond premium under the Proposed Premium Regulations for the taxable year containing the effective date, with the election applying to all the Regular Security holders' debt instruments held on the first day of the taxable year. The Proposed Premium Regulations are subject to further administrative action before becoming effective, if at all, and may be modified before their becoming effective. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated





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redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). The maximum tax rate for individuals on the excess of net long-term capital gain over net short-term capital loss is 28%.

TAXATION OF RESIDUAL SECURITIES

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

         The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal





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amount of such a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Securities, may have a significant adverse effect upon the Residual Securityholders after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. Residual Securityholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. Such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

         If a Residual Security has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Securities as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Securityholder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Securityholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Securities" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Security should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for





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investment.  The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Security acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities -- Original Issue Discount" and "Variable Rate Regular Securities," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities -- Market Discount." The rules of Code Section 1276 concerning market discount income will not, however, apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized with respect to Mortgage Assets originated after July 18, 1984. Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Securities allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities -- Premium," a person that holds Mortgage Assets as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985, under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Securities" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act")





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
eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative minimal taxable income ("AMTI") of a Residual Securityholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income . These new rules are effective for tax years ending beginning after December 31, 1986, unless a Residual Security holder elects to have the rules apply only to tax years after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Securities without "significant value," for any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Securityholder for that calendar quarter from its Residual Security over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purposes the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Security will be treated as an excess inclusion if the Residual Securities in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. The exception from the excess inclusion rules applicable to thrift institutions does not apply, however, if the Residual Securities do not have significant value. Under the REMIC Regulations, the Residual Securities will have significant value if: (i) the aggregate of the issue prices of the Residual Securities is at least two percent of the aggregate issue prices of all Regular Securities and Residual Securities in the REMIC and (ii) the anticipated weighted average life of the Residual Securities is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Security with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Security based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Security with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Security instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.





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
TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code
Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Security would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and
(ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false.
Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing
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compute an applicable excise tax must be furnished to the Internal Revenue
Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Securities are disregarded, in which case the transferor continues to be treated as the owner of the Residual Securities and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.





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SALE OR EXCHANGE OF A RESIDUAL SECURITY

         Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Securities -- Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to disposition of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,
(b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory





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property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC POOL

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

ADMINISTRATIVE MATTERS

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or other designated Residual Securityholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general,





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such allocable portion will be determined based on the ratio that a REMIC
Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

         Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984. and
(ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

         On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an affect on the United States taxation of foreign investors owning Regular Securities or Residual Securities. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Securities.





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BACKUP WITHHOLDING

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Securityholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must be furnished for calendar years beginning after 1990.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Securities," above."

FEDERAL INCOME TAX CONSEQUENCES FOR SECURITIES AS TO WHICH NO REMIC ELECTION IS MADE

         Arter & Hadden, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as discussed below.

STANDARD SECURITIES

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Securities as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Securities of a series, and where such Securities are not designated as Debt Securities, as described below under "Debt Securities," Stripped Securities, as described below under "Stripped Securities" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Security" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the





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discussion below under "Recharacterization of Servicing Fees." Accordingly, the
holder of a Security (a "Securityholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. Securityholders who are individuals, estates or trusts, however, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Securities with respect to interest at the pass-through rate on such Securities or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Arter & Hadden, special counsel to the Depositor, is of the opinion that:

                 (i). A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                 (ii). A Standard Security owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                 (iii). A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                 (iv). A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code
         Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code
         Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy- down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority





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supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

         Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Securities or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Security will be determined generally as described above under " -- Taxation of Regular Securities -- Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Securityholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. Code Section 1272 provides, however, for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under " -- Taxation of Regular Securities -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some of or all the interest payments on





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an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Securityholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Securityholder's basis in such undivided interests for purposes of determining whether the Security was acquired at a discount, at par, or at a premium. Under this alternative, Securityholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Securityholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Securities. Upon sale or exchange of a Security, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Security, increased by the amount of any income previously reported with respect to the Security and decreased by the amount of any losses previously reported with respect to the Security and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Security was held as a capital asset.

STRIPPED SECURITIES

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some of or all the principal payments on an obligation from ownership of the right to receive some of or all the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Securities -- Recharacterization of the Servicing Fees" above) and (iii) a class of Securities are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Security (a "Stripped Securityholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Securities -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Securities in proportion to the respective offering price of each class (or subclass) of Stripped Securities. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "

-- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made -- Standard Securities -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Securities arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Security as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis.
In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Security would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Security may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Security was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Assets. Stripped Securities owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See " -- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" and " -- Standard Securities -- Tax Status" above.

         Original Issue Discount. Except as described above under " -- General," each Stripped Security will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. The amount of original issue discount required to be included in the income of a Stripped Securityholder in any taxable year should be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and " -- Variable Rate Regular Securities." With the apparent exception of a Stripped Security issued with de minimis original issue discount, as described above under " -- General," however, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Stripped Securityholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Securities will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Security under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Security is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Security. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Security. Such payments of interest would be includible in the Stripped Securityholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Security is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Security, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Security, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equaled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt, uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Securities.

         Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Securityholder's adjusted basis in such Stripped Security, as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Securityholder other than by original Stripped Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Securities. Where an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes such classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Stripped Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder or Stripped Securityholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Securityholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under " -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Security evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty.
Accrued original issue discount or market discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984, will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under " -- Taxation of Certain Foreign Investors -- Regular Securities."

         Securityholders should be aware that the IRS issued proposed Regulations on April 22, 1996, which, if adopted in final form, could affect the United States taxation of foreign investors owning Securities. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Securities.

DEBT SECURITIES

         General. Certain Securities ("Debt Securities") may be issued either as (i) non-recourse debt of the Depositor secured by the related Mortgage Assets, in which case the related Trust will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust will constitute a partnership for federal income tax purposes. With respect to such Debt Securities, Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Debt Securities will be characterized as debt issued by, and not equity in, the Trust for federal income tax purposes.

         Original Issue Discount. It is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Code Section 1273(a) because interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered "qualified stated interest" payments.

         In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "-- Federal Income Tax Consequences for REMIC Certificates" and "Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." The Depositor intends to report any information required with respect to the Debt Securities based on the OID Regulations.

         Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "Federal Income Tax Consequences for REMIC Certificates" and " -- Taxation of Regular Certificates -- Market Discount."

         Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security who holds a Debt Security as a "capital asset" within the meaning of Code Section 1221 may elect under Code Section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities.The treatment of premium incurred upon the purchase of a Debt Security will be determined generally as described above under "Taxation of Regular Securities-Premium".

         Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, all net capital gains are currently subject to a maximum nominal rate of tax of 28%. However, Congress is currently considering proposed tax legislation which would reduce the tax rate on long-term capital gains.

TAXATION OF SECURITIES CLASSIFIED AS PARTNERSHIP INTERESTS

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Securities characterized as "Partnership Interests" as discussed in the related Prospectus Supplement which will also cover any material federal income tax consequences applicable to the Owners. With respect to such series of Partnership Interests, Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes.

                              PLAN OF DISTRIBUTION

         Securities are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Securities, including the public offering or purchase price of each class of Securities of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement

         In connection with the sale of the Securities, Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    RATINGS

         Each class of Securities of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.



                                 LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Securities will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. and by Keith Blackwell, General Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Securities will be passed upon for the Depositor by Arter & Hadden.


                             FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Securities. No Trust will have any assets or obligations prior to the issuance of the related series of Securities. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

                                   APPENDIX A

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                                                                     PAGE
1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Applicable Accounting Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Balloon Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Book Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Certificate Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Certificate Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Certificate Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Clearing Agency Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Companion Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Compound Interest Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Contract Loan Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Custodial Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Defective Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Delivery Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Deposit Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Disqualified Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Garn-St. Germain Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
GNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Monthly Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Mortgagors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Non-Priority Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Non-U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Noneconomic Residual Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Notional Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Original Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Pass-Through Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Pre-Funding Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Priority Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
REMIC Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Regular Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Regular Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Remittance Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Residual Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Retail Class Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Scheduled Amortization Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Special Allocation Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Special Hazard Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Special Hazard Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Standard Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Stripped Certificateholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Stripped Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Subordinated Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Thrift Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Title I Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
TMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
VA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

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         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN (INCLUDING INFORMATION INCORPORATED BY REFERENCE HEREIN) OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                  ----------

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
                                                  PROSPECTUS SUPPLEMENT
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
The Portfolio of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
The Mortgage Loan Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Prepayment and Yield Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
The Originators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
Formation of the Trust and Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
Description of the Offered Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
Other Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
The Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-98
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
Legal Investment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
Certain Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-106
Global Clearance, Settlement and Tax
         Documentation Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Annex I
Index to Location of Principal Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                                                        PROSPECTUS
Summary of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Description of the Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Servicing of the Mortgage Loans and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Certain Legal Aspects of the Mortgage Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Legal Investment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
Index to Location of Principal Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

================================================================================

================================================================================

                             AMRESCO RESIDENTIAL
                            SECURITIES CORPORATION
                          MORTGAGE LOAN TRUST 1997-3

                                  $950,000,000

             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 1997-3


                                  ----------

                   $31,500,000  6.75% CLASS A-1 CERTIFICATES
                   $36,000,000  6.61% CLASS A-2 CERTIFICATES
                   $41,800,000  6.60% CLASS A-3 CERTIFICATES
                   $29,100,000  6.68% CLASS A-4 CERTIFICATES
                   $14,600,000  6.88% CLASS A-5 CERTIFICATES
                   $14,200,000  6.98% CLASS A-6 CERTIFICATES
                   $15,300,000  7.14% CLASS A-7 CERTIFICATES
                   $19,790,000  7.68% CLASS A-8 CERTIFICATES
                   $22,480,000  6.96% CLASS A-9 CERTIFICATES
                     $554,040,000  CLASS A-10 CERTIFICATES
                   $14,630,000  7.24% CLASS M-1F CERTIFICATES
                      $54,720,000  CLASS M-1A CERTIFICATES
                   $11,970,000  7.47% CLASS M-2F CERTIFICATES
                      $41,040,000 CLASS M-2A CERTIFICATES
                   $10,640,000  7.77% CLASS B-1F CERTIFICATES
                      $34,200,000  CLASS B-1A CERTIFICATES


                                  ----------

                             PROSPECTUS SUPPLEMENT

                                --------------

                           Morgan Stanley Dean Witter
                           Credit Suisse First Boston
                                Lehman Brothers
                       Prudential Securities Incorporated
                               September 5, 1997



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